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INDEX TO FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on December 17, 2019

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Monitronics International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Employer Incorporation or Organization)	7380 (Primary Standard Industrial Classification Code Number)	74-2719343 (I.R.S. Identification Number)

1990 Wittington Place
Farmers Branch, Texas 75234
(972) 243-7443
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Fred A. Graffam III
Executive Vice President and Chief Financial Officer
1990 Wittington Place
Farmers Branch, Texas 75234
(972) 243-7443
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

David J. Miller
Jesse P. Myers
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Telephone: (713) 546-5400

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Shares of common stock, par value $0.01 per share	21,191,157	$9.30	$197,077,760.10	$25,580.69

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares of common stock being registered hereunder include an indeterminate number of shares of common stock that may be issued in connection with the anti-dilution provisions or stock splits, stock dividends, recapitalizations or similar events.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the bid and ask prices per share of the registrant's common stock on December 16, 2019, as reported on the OTCQX Best Market of the OTC Markets Group Inc.

           The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities described herein may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell such securities, and it is not soliciting an offer to buy such securities, in any state or jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated December 17, 2019

PROSPECTUS

Monitronics International, Inc.

Up to 21,191,157 Shares of

Common Stock

        This prospectus relates to the resale of an aggregate of up to 21,191,157 shares of our common stock which may be offered for sale from time to time by the selling stockholders named in this prospectus.

        The number of shares the selling stockholders may sell consists of 21,191,157 shares of common stock. We are registering the offer and sale of the shares of common stock to satisfy registration rights we have granted to the selling stockholders.

        We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of common stock by the selling stockholders. The shares of common stock to which this prospectus relates may be offered and sold from time to time directly by the selling stockholders or alternatively through underwriters, broker-dealers or agents. The shares of common stock may be sold in one or more transactions, at fixed prices, at prevailing market prices at the time of sale or at negotiated prices. The selling stockholders will be responsible for any underwriting fees, discounts and selling commissions due to underwriters, brokers-dealers or agents. Please see the section titled "Plan of Distribution" of this prospectus for a more complete description of how the offered common stock may be sold.

        You should carefully read this prospectus and any prospectus supplement before you invest. You also should read the documents we have referred you to in the "Where You Can Find More Information" section of this prospectus for information about us and our financial statements.

        Our common stock is quoted on the OTCQX Best Market of the OTC Markets Group Inc. under the symbol "SCTY". Although our common stock is quoted on the OTCQX, there is currently no active public trading market in our common stock as trading and quotations of our common stock have been limited and sporadic. On December 16, 2019, the closing price of our common stock on the OTCQX was $9.30 per share.

        Investing in our common stock involves risks. See "Risk Factors" on page 3 of this prospectus.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2019.

        Neither we nor the selling stockholders have authorized any dealer, salesman or other person to provide you with information other than the information contained in this prospectus. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of the prospectus, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

        This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements."

i

BASIS OF PRESENTATION

        On June 30, 2019, Monitronics International, Inc., (the "Company," the "Registrant," "we" or "us") and certain of the Company's domestic subsidiaries (collectively, the "Debtors") filed voluntary petitions seeking relief (collectively, the "Petitions" and, the cases commenced thereby, the "Chapter 11 Cases") under Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of Texas (the "Bankruptcy Court"). On August 30, 2019 (the "Effective Date"), the Company emerged from Chapter 11 after completing a series of transactions through which the Company and its former parent, Ascent Capital Group, Inc. ("Ascent") merged (the "Merger") in accordance with the terms of the Agreement and Plan of Merger, dated as of May 24, 2019 (the "Merger Agreement"). The Company was the surviving corporation and, immediately following the Merger, was redomiciled in Delaware in accordance with the terms of the Merger Agreement.

        Upon emergence from Chapter 11 on the Effective Date, the Company has applied Accounting Standards Codification ("ASC") 852, Reorganizations ("ASC 852"), in preparing its consolidated financial statements (see Note 2, Emergence from Bankruptcy and Note 3, Fresh Start Accounting). As a result of the application of fresh start accounting and the effects of the implementation of the Plan, a new entity for financial reporting purposes was created. The Company selected a convenience date of August 31, 2019 (the "Fresh Start Date"), for purposes of applying fresh start accounting as the activity between the convenience date and the Effective Date did not result in a material difference in the financial results. References to "Successor" or "Successor Company" relate to the balance sheet and results of operations of Monitronics on and subsequent to September 1, 2019. References to "Predecessor" or "Predecessor Company" refer to the balance sheet and results of operations of Monitronics prior to September 1, 2019. With the exception of interest and amortization expense, the Company's operating results and key operating performance measures on a consolidated basis were not materially impacted by the reorganization. As such, references to the "Company" could refer to either the Predecessor or Successor periods, as defined.

        Unless otherwise noted or suggested by context, all financial information and data and accompanying financial statements and corresponding notes, as contained in this prospectus, (i) on or prior to the Fresh Start Date, reflect the actual historical results of operations and financial condition of Monitronics for the periods presented and do not give effect to the Debtors' Joint Partial Prepackaged Plan of Reorganization (the "Plan") or any of the transactions contemplated thereby or the adoption of fresh-start accounting, and (ii) following the Fresh Start Date, reflect the actual historical results of operations and financial condition of Monitronics on a consolidated basis and give effect to the Plan and any of the transactions contemplated thereby and the adoption of fresh-start accounting. Thus, the financial information presented herein on or prior to the Fresh Start Date is not comparable to information about our performance or financial condition after the Fresh Start Date.

 TRADEMARKS AND TRADE NAMES

        We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties' trademarks, service marks, trade names or products in this prospectus is not intended to, and does not imply, a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management's current expectations and assumptions and involve known and unknown risks and uncertainties and projections of results of operations or of financial condition or forecasts of future events that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Words such as "could," "will," "may," "assume," "forecast," "position," "predict," "strategy," "expect," "intend," "plan," "estimate," "anticipate," "believe," "project," "budget," "potential" or "continue" and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this prospectus include statements regarding our business, marketing and operating strategies, new service offerings, the availability of capital, financial prospects, and anticipated sources and uses of capital. Forward-looking statements can be affected by assumptions used, known risks and unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed.

        A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. Monitronics believes that it has chosen these assumptions or bases in good faith and believes that they are reasonable. However, when considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus, including the specific factors mentioned below. Those risk factors and other factors noted throughout this prospectus could cause Monitronics' actual results to differ materially from those disclosed in any forward looking statement. You are cautioned not to place undue reliance on any forward-looking statements.

        Each forward-looking statement speaks only as of the date of the particular statement, and Monitronics undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

        Specific factors which could cause actual results to differ from those in the forward-looking statements include:

  •
  macroeconomic conditions and their effect on the general economy and on the U.S. housing market, in particular single family homes, which represent our largest demographic;

  •
  uncertainties in the development of our business strategies, including the rebranding to Brinks Home Security and market acceptance of new products and services;

  •
  the competitive environment in which we operate, in particular, increasing competition in the alarm monitoring industry from larger existing competitors and new market entrants, including well-financed technology, telecommunications and cable companies;

  •
  the development of new services or service innovations by competitors;

  •
  our ability to acquire and integrate additional accounts, including competition for dealers with other alarm monitoring companies which could cause an increase in expected costs of acquiring an account ("Subscriber Acquisition Costs");

  •
  technological changes which could result in the obsolescence of currently utilized technology with the need for significant upgrade expenditures, including the phase out of 2G, 3G and CDMA networks by cellular carriers;

  •
  the trend away from the use of public switched telephone network lines and the resultant increase in servicing costs associated with alternative methods of communication;

  •
  our high degree of leverage and the restrictive covenants governing its indebtedness;

  •
  the operating performance of our network, including the potential for service disruptions at both the main monitoring facility and back-up monitoring facility due to acts of nature or technology deficiencies, and the potential of security breaches related to network or customer information;

  •
  the outcome of any pending, threatened, or future litigation, including potential liability for failure to respond adequately to alarm activations;

  •
  the ability to continue to obtain insurance coverage sufficient to hedge our risk exposures, including as a result of acts of third parties and/or alleged regulatory violations;

  •
  changes in the nature of strategic relationships with original equipment manufacturers, dealers and other of our business partners;

  •
  the reliability and creditworthiness of our independent alarm systems dealers and subscribers;

  •
  changes in our expected rate of subscriber attrition;

  •
  availability of, and our ability to retain, qualified personnel;

  •
  integration of acquired assets and businesses;

  •
  the regulatory environment in which we operate, including the multiplicity of jurisdictions, state and federal consumer protection laws and licensing requirements to which we and/or our dealers are subject and the risk of new regulations, such as the increasing adoption of "false alarm" ordinances; and

  •
  general business conditions and industry trends.

v

PROSPECTUS SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements and notes thereto included elsewhere in this prospectus. Because it is abbreviated, this summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully before making an investment decision, including the information presented under the headings "Risk Factors," "Cautionary Statement Regarding Forward-Looking Statements," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the notes thereto included elsewhere in this prospectus.

        Unless the context requires otherwise, references in this prospectus to the "Company," "Monitronics," "we," "our" and "us" refer to Monitronics International, Inc. and its subsidiaries on a consolidated basis.

Our Company

        Monitronics International, Inc., a Delaware corporation, does business as Brinks Home Security and provides residential customers and commercial client accounts with monitored home and business security systems, as well as interactive and home automation services, in the United States, Canada and Puerto Rico.

Chapter 11 Plan of Reorganization

        On June 30, 2019, the Debtors filed voluntary petitions for relief in the Bankruptcy Court under the caption In re: Monitronics International, Inc., et al. seeking relief under the provisions of Chapter 11 of Title 11 of the Bankruptcy Code.

        On August 7, 2019, the Bankruptcy Court entered an order, Docket No. 199, confirming and approving the Plan that was previously filed with the Bankruptcy Court on June 30, 2019.

        On the Effective Date, August 30, 2019, the conditions to the effectiveness of the Plan were satisfied and the Company emerged from Chapter 11 after completing a series of transactions through which the Company and Ascent merged in accordance with the terms of the Merger Agreement. The Company was the surviving corporation and, immediately following the Merger, was redomiciled in Delaware in accordance with the terms of the Merger Agreement.

Principal Executive Offices

        Our principal executive office is located at 1990 Wittington Place, Farmers Branch, Texas, telephone number (972) 243-7443. Information contained on our website, www.brinkshome.com, does not constitute a part of this prospectus.

 The Offering

Common Stock Offered by the Selling Stockholders:	Up to 21,191,157 shares of our common stock
Common Stock Outstanding:	22,500,000 shares of common stock outstanding as of December 16, 2019
Use of Proceeds:	We will not receive any of the proceeds from the sale of any shares of common stock by the selling stockholders.
Dividend Policy

We do not currently anticipate paying any cash dividends on our common stock in the foreseeable future. We are also restricted in our ability to pay dividends under our Credit Facilities. Please read "Dividend Policy."

Listing and Trading Symbols:

Our common stock is quoted on the OTCQX Best Market of the OTC Markets Group Inc. under the symbol "SCTY". Due to its relatively small trading volume, it may be difficult for holders to resell their shares of common stock at prices they find attractive, or at all.

Risk Factors:	Investing in our common stock involves a high degree of risk. See "Risk Factors" for a discussion of factors you should carefully consider before deciding to invest in our common stock.

RISK FACTORS

        Investing in shares of our common stock involves a high degree of risk. You should carefully consider the risks described below with all of the other information included in this prospectus, including the matters addressed in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in evaluating an investment in our common stock. If any of the following risks were to occur, our business, financial condition, results of operations, and cash flows could be materially adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

Risks related to our business

We face risks in acquiring and integrating new subscribers.

        The acquisition of alarm monitoring agreements ("AMAs") involves a number of risks, including the risk that the AMAs acquired may not be profitable due to higher than expected account attrition, lower than expected revenues from the AMAs, higher than expected costs for the creation of new subscribers or monitoring accounts or, when applicable, lower than expected recoveries from dealers. The cost incurred to acquire an AMA is affected by the monthly recurring revenue generated by the AMA, as well as several other factors, including the level of competition, prior experience with AMAs acquired from the dealer, the number of AMAs acquired, the subscriber's credit score and the type of security equipment used by the subscriber. To the extent that the servicing costs or the attrition rates are higher than expected or the revenues from the AMAs or, when applicable, the recoveries from dealers are lower than expected, our business and results of operations could be adversely affected.

Our customer generation strategies and the competitive market for customer accounts may affect our future profitability.

        A significant element of our business strategy is the generation of new customer accounts through our exclusive authorized dealer network (the "Dealer Channel"), which accounted for a substantial portion of our new customer accounts. Our future operating results will depend in large part on our ability to manage our generation strategies effectively. Although we currently generate accounts through hundreds of authorized dealers, a significant portion of our accounts originate from a smaller number of dealers. We experience a loss of dealers from our dealer network due to various factors, such as dealers becoming inactive or discontinuing their alarm monitoring business and competition from other alarm monitoring companies. If we experience a loss of dealers representing a significant portion of our account generation engine or if we are unable to replace or recruit dealers in accordance with our business plans, our business, financial condition and results of operations could be materially and adversely affected.

        In recent years, our acquisition of new customer accounts through our Dealer Channel has declined due to the attrition of large dealers, efforts to acquire new accounts from dealers at lower purchase prices, consumer buying behaviors, including trends of buying security products through online sources and increased competition from technology, telecommunications and cable companies in the market. We are increasingly reliant on our direct-to-consumer sales channel (the "Direct to Consumer Channel") and strategic relationships with third parties, such as Nest Labs, Inc. ("Nest"), to counter-balance this declining account generation through our Dealer Channel. If we are unable to generate sufficient accounts through our Direct to Consumer Channel and strategic relationships to replace declining new accounts through dealers, our business, financial condition and results of operations could be materially and adversely affected.

We rely on a significant number of our subscribers remaining with us for an extended period of time.

        We incur significant upfront costs for each new subscriber. We require a substantial amount of time, typically exceeding the initial term of the related AMA, to receive cash payments (net of variable cash operating costs) from a particular subscriber that are sufficient to offset this upfront cost. Accordingly, our long-term performance is dependent on our subscribers remaining with us for as long as possible. This requires us to minimize our rate of subscriber cancellations, or attrition. Factors that can increase cancellations include subscribers who relocate and do not reconnect, prolonged downturns in the housing market, problems with service quality, competition from other alarm monitoring companies, equipment obsolescence, adverse economic conditions, conversion of wireless spectrums and the affordability of our service. If we fail to keep our subscribers for a sufficiently long period of time, attrition rates would be higher than expected and our financial position and results of operations could be materially and adversely affected. In addition, we may experience higher attrition rates with respect to subscribers acquired in bulk buys than subscribers acquired pursuant to our authorized dealer program.

We are subject to credit risk and other risks associated with our subscribers.

        Substantially all of our revenues are derived from the recurring monthly revenue due from subscribers under the AMAs. Therefore, we are dependent on the ability and willingness of subscribers to pay amounts due under the AMAs on a monthly basis in a timely manner. Although subscribers are contractually obligated to pay amounts due under an AMA and are generally prohibited from canceling the AMA for the initial term of the AMA, subscribers' payment obligations are unsecured, which could impair our ability to collect any unpaid amounts from our subscribers. To the extent payment defaults by subscribers under the AMAs are greater than anticipated, our business and results of operations could be materially and adversely affected.

        We are also exploring different pricing plans for our products and services, including larger up-front payments and consumer financing options for residential equipment purchases. We currently have arrangements with a third-party financing company to provide financing to customers who wish to finance their equipment purchases from us. These financing arrangements could increase the credit risks associated with our subscribers and any efforts to mitigate risk may not be sufficient to prevent our results of operations from being materially adversely affected.

We are subject to credit risk and other risks associated with our dealers.

        Under the standard alarm monitoring contract acquisition agreements that we enter into with our dealers, if a subscriber terminates the subscriber's service with us during the first twelve months after the AMA has been acquired, the dealer is typically required to elect between substituting another AMA for the terminating AMA or compensating us in an amount based on the original acquisition cost of the terminating AMA. We are subject to the risk that dealers will breach their obligation to provide a comparable substitute AMA for a terminating AMA. Although we withhold specified amounts from the acquisition cost paid to dealers for AMAs ("holdback"), which may be used to satisfy or offset these and other applicable dealer obligations under the alarm monitoring contract acquisition agreements, there can be no guarantee that these amounts will be sufficient to satisfy or offset the full extent of the default by a dealer of its obligations under its agreement. If the holdback does prove insufficient to cover dealer obligations, we are also subject to the credit risk that the dealers may not have sufficient funds to compensate us or that any such dealer will otherwise breach its obligation to compensate us for a terminating AMA. To the extent defaults by dealers of the obligations under their agreements are greater than anticipated, our financial condition and results of operations could be materially and adversely affected. In addition, a significant portion of our accounts originate from a small number of dealers. If any of these dealers discontinue their alarm monitoring business or cease operations altogether as a result of business conditions or due to increasingly burdensome regulatory compliance, the dealer may breach its obligations under the applicable alarm monitoring contract acquisition agreement and, to the extent such dealer has originated a significant portion of our accounts, our financial condition and results of operations could be materially and adversely affected to a greater degree than if the dealer had originated a smaller number of accounts.

An inability to provide the contracted monitoring service could adversely affect our business.

        A disruption to the main monitoring facility, the back-up monitoring facility and/or third party monitoring facility could affect our ability to provide alarm monitoring services to our subscribers. Our main monitoring facility holds Underwriter Laboratories listings as a protective signaling services station and maintains certain standards of building integrity, redundant computer and communications facilities and backup power, among other safeguards. However, no assurance can be given that our main monitoring facility will not be disrupted by a technical failure, including communication or hardware failures, catastrophic event or natural disaster, fire, weather, malicious acts or terrorism. Furthermore, no assurance can be given that our back-up or third party monitoring center will not be disrupted by the same or a simultaneous event or that it will be able to perform effectively in the event its main monitoring center is disrupted. Any such disruption, particularly one of a prolonged duration, could have a material adverse effect on our business.

Our reputation as a service provider of high quality security offerings may be adversely affected by product defects or shortfalls in customer service.

        Our business depends on our reputation and ability to maintain good relationships with our subscribers, dealers and local regulators, among others. Our reputation may be harmed either through product defects, such as the failure of one or more of our subscribers' alarm systems, or shortfalls in customer service. Subscribers generally judge our performance through their interactions with the staff at the monitoring and customer care centers, dealers and technicians who perform on-site maintenance services. Any failure to meet subscribers' expectations in such customer service areas could cause an increase in attrition rates or make it difficult to recruit new subscribers. Any harm to our reputation or subscriber relationships caused by the actions of our staff at the monitoring and customer care centers, dealers, personnel or third party service providers or any other factors could have a material adverse effect on our business, financial condition and results of operations.

Due to the ever-changing threat landscape, our products may be subject to potential vulnerabilities of wireless and Internet-of-things devices and our services may be subject to certain risks, including hacking or other unauthorized access to control or view systems and obtain private information.

        Companies that collect and retain sensitive and confidential information are under increasing attack by cyber-criminals around the world. While we implement security measures within our products, services, operations and systems, those measures may not prevent cybersecurity breaches, the access, capture or alteration of information by criminals, the exposure or exploitation of potential security vulnerabilities, distributed denial of service attacks, the installation of malware or ransomware, acts of vandalism, computer viruses, misplaced data or data loss that could be detrimental to our reputation, business, financial condition, and results of operations. Third parties, including our dealers, partners and vendors, could also be a source of security risk to us in the event of a failure of their own products, components, networks, security systems, and infrastructure. In addition, we cannot be certain that advances in criminal capabilities, new discoveries in the field of cryptography, or other developments will not compromise or breach the technology protecting the networks that access our products and services.

        A significant actual or perceived (whether or not valid) theft, loss, fraudulent use or misuse of customer, employee, or other personally identifiable data, whether by us, our partners and vendors, or other third parties, or as a result of employee error or malfeasance or otherwise, non-compliance with applicable industry standards or our contractual or other legal obligations regarding such data, or a violation of our privacy and information security policies with respect to such data, could result in costs, fines, litigation, or regulatory actions against us. Such an event could additionally result in unfavorable publicity and therefore materially and adversely affect the market's perception of the security and reliability of our services and our credibility and reputation with our customers, which may lead to customer dissatisfaction and could result in lost sales and increased customer revenue attrition.

        In addition, we depend on our information technology infrastructure for business-to-business and business-to-consumer electronic commerce. Security breaches of, or sustained attacks against, this infrastructure could create system disruptions and shutdowns that could negatively impact our operations. Increasingly, our products and services are accessed through the Internet, and security breaches in connection with the delivery of our services via the Internet may affect us and could be detrimental to our reputation, business, operating results, and financial condition. We continue to invest in new and emerging technology and other solutions to protect our network and information systems, but there can be no assurance that these investments and solutions will prevent any of the risks described above. While we maintain cyber liability insurance that provides both third-party liability and first-party insurance coverages, our insurance may not be sufficient to protect against all of our losses from any future disruptions or breaches of our systems or other event as described above.

Privacy concerns, such as consumer identity theft and security breaches, could hurt our reputation and revenues.

        As part of our operations, we collect a large amount of private information from our subscribers, including social security numbers, credit card information, images and voice recordings. Unauthorized parties may attempt to gain access to our systems or facilities by, among other things, hacking into our systems or facilities or those of our customers, partners or vendors, or through fraud or other means of deceiving our employees, partners or vendors. In addition, hardware, software or applications we develop or obtain from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. The techniques used to gain such access to our information technology systems, our data or customers' data, disable or degrade service, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized until launched against a target. We have implemented systems and processes intended to secure our information technology systems and prevent unauthorized access to or loss of sensitive data, but as with all companies, these security measures may not be sufficient for all eventualities and there is no guarantee that they will be adequate to safeguard against all data security breaches, system compromises or misuses of data. If we were to experience a breach of our data security, it may put private information of our subscribers at risk of exposure. To the extent that any such exposure leads to credit card fraud or identity theft, we may experience a general decline in consumer confidence in our business, which may lead to an increase in attrition rates or may make it more difficult to attract new subscribers. If consumers become reluctant to use our services because of concerns over data privacy or credit card fraud, our ability to generate revenues would be impaired. In addition, if technology upgrades or other expenditures are required to prevent security breaches of our network, boost general consumer confidence in our business, or prevent credit card fraud and identity theft, we may be required to make unplanned capital expenditures or expend other resources. Any such loss of confidence in our business or additional capital expenditure requirement could have a material adverse effect on our business, financial condition and results of operations.

Our independent, third-party authorized dealers may not be able to mitigate certain risks such as information technology breaches, data security breaches, product liability, errors and omissions, and marketing compliance.

        We generate a portion of our new customers through our authorized dealer network. We rely on independent, third-party authorized dealers to implement mitigation plans for certain risks they may experience, including but not limited to, information technology breaches, data security breaches, product liability, errors and omissions, and marketing compliance. If our authorized dealers experience any of these risks, or fail to implement mitigation plans for their risks, or if such implemented mitigation plans are inadequate or fail, we may be susceptible to risks associated with our authorized dealers on which we rely to generate customers. Any interruption or permanent disruption in the generation of customer accounts or services provided by our authorized dealers could materially adversely affect our business, financial condition, results of operations, and cash flows.

Our business is subject to technological innovation over time.

        Our monitoring services depend upon the technology (both hardware and software) of security alarm systems located at subscribers' premises as well as information technology networks and systems, including Internet and Internet-based or "cloud" computing services, to collect, process, transmit, and store electronic information. We may be required to implement new technology both to attract and retain subscribers or in response to changes in technology or other factors, which could require significant expenditures. Such changes could include making changes to legacy systems, replacing legacy systems with successor systems with new functionality, and implementing new systems. There are inherent costs and risks associated with replacing and changing these systems and implementing new systems, including potential disruption of our sales, operations and customer service functions, potential disruption of our internal control structure, substantial capital expenditures, additional administration and operating expenses, retention of sufficiently skilled personnel to implement and operate the new systems, demands on management time, and other risks and costs of delays or difficulties in transitioning to new systems or of integrating new systems into our current systems. In addition, our technology system implementations may not result in productivity improvements at a level that outweighs the costs of implementation, or at all. The implementation of new technology systems may also cause disruptions in our business operations and have a material adverse effect on our business, cash flows, and results of operations.

        Further, the availability of any new features developed for use in our industry (whether developed by us or otherwise) can have a significant impact on a subscriber's initial decision to choose our or our competitors' products and a subscriber's decision to renew with us or switch to one of our competitors. To the extent our competitors have greater capital and other resources to dedicate to responding to technological innovation over time, the products and services offered by us may become less attractive to current or future subscribers thereby reducing demand for such products and services and increasing attrition over time. Those competitors that benefit from more capital being available to them may be at a particular advantage to us in this respect. If we are unable to adapt in response to changing technologies, market conditions or customer requirements in a timely manner, such inability could adversely affect our business by increasing our rate of subscriber attrition. We also face potential competition from improvements in self-monitoring systems, which enable current or future subscribers to monitor their home environments without third-party involvement, which could further increase attrition rates over time and hinder the acquisition of new AMAs.

The high level of competition in our industry could adversely affect our business.

        The security alarm monitoring industry is highly competitive and fragmented. As of December 31, 2018, we were one of the largest alarm monitoring companies in the U.S. when measured by the total number of subscribers under contract. We face competition from other alarm monitoring companies, including companies that have more capital and that may offer higher prices and more favorable terms to dealers for AMAs or charge lower prices to customers for monitoring services. We also face competition from a significant number of small regional competitors that concentrate their capital and other resources in targeting local markets and forming new marketing channels that may displace the existing alarm system dealer channels for acquiring AMAs. Further, we are facing increasing competition from telecommunications, cable and technology companies who are expanding into alarm monitoring services and bundling their existing offerings with monitored security services. The existing access to and relationship with subscribers that these companies have could give them a substantial advantage over us, especially if they are able to offer subscribers a lower price by bundling these services. Any of these forms of competition could reduce the acquisition opportunities available to us, thus slowing our rate of growth, or requiring us to increase the price paid for subscriber accounts, thus reducing our return on investment and negatively impacting our revenues and results of operations.

Risks of liability from our business and operations may be significant.

        The nature of the services we provide potentially exposes us to greater risks of liability for employee acts or omissions or system failures than may be inherent in other businesses. If subscribers believe that they incurred losses as a result of an action or failure to act by us, the subscribers (or their insurers) could bring claims against us, and we have been subject to lawsuits of this type from time to time. Similarly, if dealers believe that they incurred losses or were denied rights under the alarm monitoring contract acquisition agreements as a result of an action or failure to act by us, the dealers could bring claims against us. Although substantially all of our AMAs and alarm monitoring contract acquisition agreements contain provisions limiting our liability to subscribers and dealers, respectively, in an attempt to reduce this risk, the AMAs or alarm monitoring contract acquisition agreements that do not contain such provisions expose us to risks of liability that could materially and adversely affect our business. Moreover, even when such provisions are included in an AMA or alarm monitoring contract acquisition agreement, in the event of any such litigation, no assurance can be given that these limitations will be enforced, and the costs of such litigation or the related settlements or judgments could have a material adverse effect on our financial condition. In addition, there can be no assurance that we are adequately insured for these risks. Certain of our insurance policies and the laws of some states may limit or prohibit insurance coverage for punitive or certain other types of damages or liability arising from gross negligence. If significant uninsured damages are assessed against us, the resulting liability could have a material adverse effect on our financial condition or results of operations.

Future litigation could result in reputational damage for us.

        In the ordinary course of business, from time to time, the Company and our subsidiaries are the subject of complaints or litigation from subscribers or inquiries or investigations from government officials, sometimes related to alleged violations of state or federal consumer protection statutes (including by our dealers), violations of "false alarm" ordinances or other regulations, negligent dealer installation or negligent service of alarm monitoring systems. We may also be subject to employee claims based on, among other things, alleged discrimination, harassment or wrongful termination claims. In addition to diverting management resources, damage resulting from such allegations may materially and adversely affect our reputation in the communities we service, regardless of whether such allegations are unfounded. Such reputational damage could result in higher attrition rates and greater difficulty in attracting new subscribers on terms that are attractive to us or at all.

The alarm monitoring business is subject to macroeconomic factors that may negatively impact our results of operations, including prolonged downturns in the economy.

        The alarm monitoring business is dependent in part on national, regional and local economic conditions. In particular, where disposable income available for discretionary spending is reduced (such as by higher housing, energy, interest or other costs or where the actual or perceived wealth of customers has decreased because of circumstances such as lower residential real estate values, increased foreclosure rates, inflation, increased tax rates or other economic disruptions), the alarm monitoring business could experience increased attrition rates and reduced consumer demand. In periods of economic downturn, no assurance can be given that we will be able to continue acquiring quality AMAs or that we will not experience higher attrition rates. In addition, any deterioration in new construction and sales of existing single family homes could reduce opportunities to grow our subscriber accounts from the sales of new security systems and services and the take-over of existing security systems that had previously been monitored by our competitors. If there are prolonged durations of general economic downturn, our results of operations and subscriber account growth could be materially and adversely affected.

Adverse economic conditions or natural disasters in states where our subscribers are more heavily concentrated may negatively impact our results of operations.

        Even as economic conditions may improve in the United States as a whole, this improvement may not occur or further deterioration may occur in the regions where our subscribers are more heavily concentrated such as, Texas, California, Florida and Arizona which, in the aggregate, comprise approximately 40% of our subscribers. Further, certain of these regions are more prone to natural disasters, such as hurricanes, floods or earthquakes. Although we have a geographically diverse subscriber base, adverse conditions in one or more states where our business is more heavily concentrated could have a significant adverse effect on our business, financial condition and results of operations.

If the insurance industry were to change its practice of providing incentives to homeowners for the use of alarm monitoring services, we may experience a reduction in new customer growth or an increase in our subscriber attrition rate.

        It has been common practice in the insurance industry to provide a reduction in rates for policies written on homes that have monitored alarm systems. There can be no assurance that insurance companies will continue to offer these rate reductions. If these incentives were reduced or eliminated, new homeowners who otherwise may not feel the need for alarm monitoring services would be removed from our potential customer pool, which could hinder the growth of our business, and existing subscribers may choose to disconnect or not renew their service contracts, which could increase our attrition rates. In either case our results of operations and growth prospects could be adversely affected.

Our acquisition strategy may not be successful.

        We may seek opportunities to grow free cash flow through strategic acquisitions, which may include leveraged acquisitions. However, there can be no assurance that we will be able to invest our capital in acquisitions that are accretive to free cash flow which could negatively impact our growth. Our ability to consummate such acquisitions may be negatively impacted by various factors, including among other things:

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  failure to identify attractive acquisition candidates on acceptable terms;

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  competition from other bidders;

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  inability to raise any required financing; and

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  antitrust or other regulatory restrictions, including any requirements that may be imposed by government agencies as a condition to any required regulatory approval.

        If we engage in any acquisition, we will incur a variety of costs, and may never realize the anticipated benefits of the acquisition. If we undertake any acquisition, the process of operating such acquired business may result in unforeseen operating difficulties and expenditures, including the assumption of the liabilities and exposure to unforeseen liabilities of such acquired business and the possibility of litigation or other claims in connection with, or as a result of, such an acquisition, including claims from terminated employees, customers, former stockholders or other third parties. Moreover, we may fail to realize the anticipated benefits of any acquisition as rapidly as expected or at all, and we may experience increased attrition in our subscriber base and/or a loss of dealer or other strategic relationships and difficulties integrating acquired businesses, technologies and personnel into our business or achieving anticipated operations efficiencies or cost savings. Future acquisitions could cause us to incur debt and expose us to liabilities. Further, we may incur significant expenditures and devote substantial management time and attention in anticipation of an acquisition that is never realized. Lastly, while we intend to implement appropriate controls and procedures as we integrate any acquired companies, we may not be able to certify as to the effectiveness of these companies' disclosure controls and procedures or internal control over financial reporting within the time periods required by U.S. federal securities laws and regulations.

We may pursue business opportunities that diverge from our current business model, which may cause our business to suffer.

        We may pursue business opportunities that diverge from our current business model, including expanding our products or service offerings, investing in new and unproven technologies, adding or modifying the focus of our customer acquisition channels and forming new alliances with companies to market our services. We can offer no assurance that any such business opportunities will prove to be successful. Among other negative effects, our pursuit of such business opportunities could cause our cost of investment in new customers to grow at a faster rate than our recurring revenue. Additionally, any new alliances or customer acquisition channels could have higher cost structures than our current arrangements, which could reduce operating margins and require more working capital. In the event that working capital requirements exceed operating cash flow, we might be required to draw on our Credit Facilities (defined below) or pursue other external financing, which may not be readily available. Further, new alliances or customer acquisition channels may also result in the cannibalization of our products, such as in the case of the alliance with Nest. Any of these factors could materially and adversely affect our business, financial condition, results of operations and cash flows.

Third party claims with respect to our intellectual property, if decided against us, may result in competing uses of our intellectual property or require the adoption of new, non-infringing intellectual property.

        We have received and may in the future receive notices claiming we committed intellectual property infringement, misappropriation or other intellectual property violations and third parties have claimed, and may, in the future, claim that we do not own or have rights to use all intellectual property rights used in the conduct of our business. While we do not believe that any of the claims we previously received are material, there can be no assurance that third parties will not assert future infringement claims against us or claim that our rights to our intellectual property are invalid or unenforceable, and we cannot guarantee that these claims will be unsuccessful. The "Brinks" and "Brinks Home Security" trademarks are licensed from The Brinks Company ("Brinks"). While Brinks is required to defend its intellectual property rights related to the "Brinks" or "Brinks Home Security" trademarks, any claims involving rights to use the "Brinks" or "Brinks Home Security" trademarks could have a material adverse effect on our business if such claims were decided against Brinks and Brinks was precluded from using or licensing the "Brinks" or "Brinks Home Security" trademarks or others were allowed to use such trademarks. If we were required to adopt a new name, it would entail marketing costs in connection with building up recognition and goodwill in such new name. In the event that we were enjoined from using any of our other intellectual property, there would be costs associated with the replacement of such intellectual property with developed, acquired or licensed intellectual property. There would also be costs associated with the defense and settlement of any infringement or misappropriation allegations and any damages that may be awarded.

We rely on third parties to transmit signals to our monitoring facilities and provide other services to our subscribers.

        We rely on various third party telecommunications providers and signal processing centers to transmit and communicate signals to our monitoring facilities in a timely and consistent manner. These telecommunications providers and signal processing centers could fail to transmit or communicate these signals to the monitoring facility for many reasons, including due to disruptions from fire, natural disasters, weather, transmission interruption, malicious acts or terrorism. The failure of one or more of these telecommunications providers or signal processing centers to transmit and communicate signals to the monitoring facility in a timely manner could affect our ability to provide alarm monitoring, home automation and interactive services to our subscribers. We also rely on third party technology companies to provide home automation and interactive services to our subscribers, including video surveillance services. These technology companies could fail to provide these services consistently, or at all, which could result in our inability to meet customer demand and damage our reputation. There can be no assurance that third-party telecommunications providers, signal processing centers and other technology companies will continue to transmit, communicate signals to the monitoring facilities or provide home automation and interactive services to subscribers without disruption. Any such disruption, particularly one of a prolonged duration, could have a material adverse effect on our business. See also "Shifts in customer choice of, or telecommunications providers' support for, telecommunications services and equipment will require significant capital expenditures and could adversely impact Monitronics' business" below with respect to risks associated with changes in signal transmissions.

In the absence of regulation, certain providers of Internet access may block Monitronics' services or charge their customers more for using Monitronics' services, or government regulations relating to the Internet could change, which could materially adversely affect Monitronics' revenue and growth.

        Monitronics' interactive and home automation services are primarily accessed through the Internet and Monitronics' security monitoring services are increasingly delivered using Internet technologies. Users who access Monitronics' services through mobile devices, such as smart phones, laptops, and tablet computers must have a high-speed Internet connection, such as Wi-Fi, 3G, or 4G, to use such services. Currently, this access is provided by telecommunications companies and Internet access service providers that have significant and increasing market power in the broadband and Internet access marketplace. In the absence of government regulation, these providers could take measures that affect their customers' ability to use Monitronics' products and services, such as degrading the quality of the data packets Monitronics transmits over their lines, giving Monitronics' packets low priority, giving other packets higher priority than Monitronics', blocking Monitronics' packets entirely, or attempting to charge their customers more for using Monitronics' products and services. To the extent that Internet service providers implement usage-based pricing, including meaningful bandwidth caps, or otherwise try to monetize access to their networks, Monitronics could incur greater operating expenses and customer acquisition and retention could be negatively impacted. Furthermore, to the extent network operators were to create tiers of Internet access service and either charge Monitronics for or prohibit Monitronics' services from being available to Monitronics' customers through these tiers, Monitronics' business could be negatively impacted. Some of these providers also offer products and services that directly compete with Monitronics' own offerings, which could potentially give them a competitive advantage.

        In addition, the elimination of net neutrality rules and any changes to the rules could affect the market for broadband Internet access service in a way that impacts our business, for example, if Internet access providers provide better Internet access for their own alarm monitoring or interactive services that compete with Monitronics' services or limit the bandwidth and speed for the transmission of data from Monitronics' equipment, thereby depressing demand for our services or increasing the costs of services we provide.

Monitronics may be in the future subject to litigation with respect to the Merger, which could be time consuming and divert the resources and attention of Monitronics' management.

        Monitronics and the individual members of its board of directors may be named in lawsuits relating to the Merger Agreement and the Merger, which could, among other things, seek monetary damages. The defense of any such lawsuits may be expensive and may divert management's attention and resources, which could adversely affect Monitronics' business results of operations and financial condition.

Shifts in customer choice of, or telecommunications providers' support for, telecommunications services and equipment will require significant capital expenditures and could adversely impact Monitronics' business.

        Substantially all of Monitronics' subscriber alarm systems use either cellular service or traditional land-lines to communicate alarm signals from the subscribers' locations to Monitronics' monitoring facilities. The number of land-line customers has continued to decline as fewer new customers utilize land-lines and consumers give up their land-line and exclusively use cellular and IP communication technology in their homes and businesses. As land-line and cellular network service is discontinued or disconnected, subscribers with alarm systems that communicate over these networks may need to have certain equipment in their security system replaced to maintain their monitoring service. The process of changing out this equipment may require Monitronics to subsidize the replacement of subscribers' outdated equipment and is likely to cause an increase in subscriber attrition. For example, certain cellular carriers recently announced that they plan to retire their 3G and CDMA networks by the end of 2022. As of September 30, 2019, Monitronics has approximately 450,000 subscribers with 3G or CDMA equipment which may have to be upgraded as a result of these retirements. Additionally, in the month of September of 2019, other certain cellular carriers of 2G cellular networks have announced that the 2G cellular networks will be sunsetting as of December 31, 2020. As of September 30, 2019, Monitronics has approximately 26,000 subscribers with 2G cellular equipment which may have to be upgraded as a result of this retirement. Monitronics is working on plans to identify and offer equipment upgrades to this population of subscribers. Monitronics does expect to incur significant incremental costs over the next three years related to the retirement of 3G and CDMA networks. While Monitronics is currently unable to provide a more precise estimate for such retirement costs, it currently estimates that it will incur between $70 million and $90 million to complete the retirement of these networks. Total costs for the conversion of such customers are subject to numerous variables, including Monitronics' ability to work with its partners and subscribers on cost sharing initiatives, and the costs that it actually incurs could be materially higher than its current estimates. If Monitronics is unable to adapt timely to changing technologies, market conditions, customer preferences, or convert a substantial portion of its current 3G and CDMA subscribers before the 2022 retirement of these networks, its business, financial condition, results of operations and cash flows could be materially and adversely affected.

Monitronics' certificate of incorporation has designated the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by Monitronics' stockholders, which could limit Monitronics' stockholders' ability to obtain a favorable judicial forum for disputes with Monitronics or its directors, officers, employees or agents.

        Monitronics' certificate of incorporation provides that, unless Monitronics consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any stockholder of Monitronics (including beneficial owners) to bring (i) any derivative action or proceeding brought on behalf of Monitronics, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of Monitronics' directors, officers, or other employees to Monitronics or its stockholders, (iii) any action asserting a claim against Monitronics, or its directors, officers or other employees arising pursuant to any provision of the General Corporation Law of the State of Delaware, Monitronics' certificate of incorporation or Monitronics' bylaws, or (iv) any action asserting a claim against Monitronics or any of its directors or officers or other employees that is governed by the internal affairs doctrine, except as to each of (i) through (iv) above, subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise holding any interest in shares of Monitronics' capital stock will be deemed to have notice of, and consented to, the provisions of Monitronics' certificate of incorporation described in the preceding sentence. This choice of forum provision may limit a stockholder's ability to bring a claim in a judicial forum that it finds favorable for disputes with Monitronics' directors, officers, employees or agents, which may discourage such lawsuits against Monitronics and such persons. Alternatively, if a court were to find these provisions of Monitronics' certificate of incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, Monitronics may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition or results of operations.

        Monitronics' certificate of incorporation provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, Monitronics' certificate of incorporation provides that the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act, the Securities Act, or any other claim for which the federal courts have exclusive jurisdiction.

Monitronics has a substantial amount of indebtedness and the costs of servicing that debt may materially affect its business.

        Monitronics has a significant amount of indebtedness. Monitronics' indebtedness includes a $145 million revolving credit facility (the "Successor Revolving Credit Facility"), a $150 million term loan facility (the "Successor Term Loan Facility") and a $822.5 million takeback term loan facility (the "Successor Takeback Loan Facility," and together with the Successor Term Loan Facility and Successor Revolving Credit Facility, the "Credit Facilities"). That substantial indebtedness, combined with its other financial obligations and contractual commitments, could have important consequences to us. For example, it could:

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  make it more difficult for Monitronics to satisfy its obligations with respect to its existing and future indebtedness, and any failure to comply with the obligations under any of the agreements governing its indebtedness could result in an event of default under such agreements;

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  require Monitronics to dedicate a substantial portion of any cash flow from operations (which also constitutes substantially all of our cash flow) to the payment of interest and principal due under its indebtedness, which will reduce funds available to fund future subscriber account acquisitions, working capital, capital expenditures and other general corporate requirements;

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  increase its vulnerability to general adverse economic and industry conditions;

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  limit its flexibility in planning for, or reacting to, changes in its business and the markets in which it operates;

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  limit Monitronics' ability to obtain additional financing required to fund future subscriber account acquisitions, working capital, capital expenditures and other general corporate requirements;

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  expose Monitronics to market fluctuations in interest rates;

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  place Monitronics at a competitive disadvantage compared to some of its competitors that are less leveraged;

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  reduce or delay investments and capital expenditures; and

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  cause any refinancing of Monitronics' indebtedness to be at higher interest rates and require Monitronics to comply with more onerous covenants, which could further restrict its business operations.

The agreements that govern Monitronics' various debt obligations impose restrictions on its business and the business of its subsidiaries and such restrictions could adversely affect Monitronics' ability to undertake certain corporate actions.

        The agreements that govern Monitronics' indebtedness restrict its ability to, among other things:

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  incur additional indebtedness;

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  make certain dividends or distributions with respect to any of its capital stock or repurchase any of its capital stock;

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  make certain loans and investments;

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  create liens;

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  enter into transactions with affiliates;

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  restrict subsidiary distributions;

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  dissolve, merge or consolidate;

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  make capital expenditures in excess of certain annual limits;

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  transfer, sell or dispose of assets;

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  enter into or acquire certain types of AMAs;

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  make certain amendments to its organizational documents;

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  make changes in the nature of its business;

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  enter into certain burdensome agreements;

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  make accounting changes; and

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  use proceeds of loans to purchase or carry margin stock.

        In addition, Monitronics is required to comply with certain financial covenants that will require it to, among other things, maintain to maintain (i) a maximum senior secured debt to Recurring Monthly Revenue ("RMR") ratio of 30.0:1.00, (ii) a maximum total debt to EBITDA ratio of 4.50:1.00 for each fiscal quarter ending on or prior to December 31, 2020, with a stepdown to 4.25:1.00 for the fiscal quarters ending on March 31, 2021, through December 31, 2021, and 4.00:1.00 beginning with the fiscal quarter ending on March 31, 2022, and for each fiscal quarter thereafter, and (iii) minimum liquidity of $25.0 million. If Monitronics fails to comply with any of the financial covenants, or if Monitronics or any of its subsidiaries fails to comply with the restrictions contained in the Credit Facilities, such failure could lead to an event of default and Monitronics may not be able to make additional drawdowns under the Successor Revolving Credit Facility, which would limit its ability to manage its working capital requirements, and could result in the acceleration of a substantial amount of Monitronics' indebtedness.

We may be unable to obtain future financing or refinance our existing indebtedness on terms acceptable to us or at all, which may hinder our ability to grow our business or satisfy our obligations and could adversely affect our ability to continue as a going concern.

        We intend to continue to pursue growth through the acquisition of subscriber accounts through our authorized dealer network, our strategic relationships and our Direct to Consumer Channel, among other means. To continue our growth strategy, we intend to make additional drawdowns under Successor Revolving Credit Facility and may seek financing through new credit arrangements or the possible sale of new securities, any of which may lead to higher leverage or result in higher borrowing costs. In addition, any future downgrade in our credit rating could also result in higher borrowing costs. An inability to obtain funding through external financing sources on favorable terms or at all is likely to adversely affect our ability to continue or accelerate our subscriber account acquisition activities.

We have a history of losses and may incur losses in the future.

        We have incurred losses in each of our last five fiscal years. In future periods, we may not be able to achieve or sustain profitability on a consistent quarterly or annual basis. Failure to maintain profitability in future periods may materially and adversely affect our ability to make payments on our outstanding debt obligations.

Risks Related to our emergence from Chapter 11 Bankruptcy

We recently emerged from bankruptcy, which could adversely affect our business and relationships.

        It is possible that our having filed for bankruptcy and our recent emergence from the Chapter 11 bankruptcy proceedings could adversely affect our business and relationships with customers, vendors, contractors, employees or suppliers. Due to uncertainties, many risks exist, including the following:

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  key suppliers could terminate their relationship or require financial assurances or enhanced performance;

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  the ability to renew existing contracts and compete for new business may be adversely affected;

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  the ability to attract, motivate and/or retain key executives and employees may be adversely affected;

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  employees may be distracted from performance of their duties or more easily attracted to other employment opportunities;

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  competitors may take business away from us, and our ability to attract and retain customers may be negatively impacted.

        The occurrence of one or more of these events could have a material and adverse effect on our operations, financial condition and reputation. We cannot assure you that having been subject to bankruptcy protection will not adversely affect our operations in the future.

Our actual financial results after emergence from bankruptcy may not be comparable to our historical financial information as a result of the implementation of the Plan and the transactions contemplated thereby and our adoption of fresh start accounting.

        In connection with the disclosure statement we filed with the Bankruptcy Court (the "Disclosure Statement"), and the hearing to consider confirmation of the Plan, we prepared projected financial information to demonstrate to the Bankruptcy Court the feasibility of the Plan and our ability to continue operations upon our emergence from bankruptcy. Those projections were prepared solely for the purpose of the bankruptcy proceedings and have not been, and will not be, updated on an ongoing basis and should not be relied upon by investors. Although the financial projections disclosed in our Disclosure Statement represent our view based on then current known facts and assumptions about the future operations of the Company there is no guarantee that the financial projections will be realized. We may not be able to meet the projected financial results or achieve projected revenues and cash flows assumed in projecting future business prospects. To the extent we do not meet the projected financial results or achieve projected revenues and cash flows, we may lack sufficient liquidity to continue operating as planned and may be unable to service our debt obligations as they come due or may not be able to meet our operational needs. Any one of these failures may preclude us from, among other things, taking advantage of future opportunities and growing our businesses.

        In addition, upon our emergence from bankruptcy, we adopted fresh start accounting, as a consequence of which we allocated the reorganization value to our individual assets based on their estimated fair values. Accordingly, our financial condition and results of operations from and after the Fresh Start Date are not comparable to the financial condition or results of operations reflected in our historical financial statements. Further, as a result of the implementation of the Plan and the transactions contemplated thereby, our historical financial information may not be indicative of our future financial performance.

Upon our emergence from bankruptcy, the composition of our board of directors changed significantly.

        Pursuant to the Plan, the composition of the board of directors changed significantly. Upon emergence, the board of directors is now made up of seven directors, of which six will not have previously served on the board of directors. The new directors have different backgrounds, experiences and perspectives from those individuals who previously served on the board of directors and, thus, may have different views on the issues that will determine the future of the Company. There is no guarantee that the new board will pursue, or will pursue in the same manner, our current strategic plans. As a result, the future strategy and plans of the Company may differ materially from those of the past.

The ability to attract and retain key personnel is critical to the success of our business and may be affected by our emergence from bankruptcy.

        The success of our business depends on key personnel. The ability to attract and retain these key personnel may be difficult in light of our emergence from bankruptcy, the uncertainties currently facing the business and changes we may make to the organizational structure to adjust to changing circumstances. We may need to enter into retention or other arrangements that could be costly to maintain. If executives, managers or other key personnel resign, retire or are terminated, or their service is otherwise interrupted, we may not be able to replace them in a timely manner and we could experience significant declines in productivity.

Our ability to utilize our net operating loss carryforwards ("NOLs") may be limited as a result of our emergence from bankruptcy.

        In general, Section 382 of the Internal Revenue Code ("the Code") of 1986, as amended, provides an annual limitation with respect to the ability of a corporation to utilize its tax attributes, as well as certain built-in-losses, against future taxable income in the event of a change in ownership. Our emergence from Chapter 11 bankruptcy proceedings resulted in a change in ownership for purposes of the Section 382 of the Code, which may limit our ability to utilize out NOLs to offset future taxable income.

        Limitations imposed on our ability to use NOLs to offset future taxable income may cause U.S. federal income taxes to be paid earlier than otherwise would be paid if such limitations were not in effect and could cause such NOLs to expire unused, in each case reducing or eliminating the benefit of such NOLs. Similar rules and limitations may apply for state income tax purposes. Furthermore, any available NOLs would have value only to the extent there is income in the future against which such NOLs may be offset. We have recorded a full valuation allowance related to our NOLs due to the uncertainty of the ultimate realization of the future benefits of those assets.

Risks Relating to Regulatory Matters

Our business operates in a regulated industry.

        Our business, operations and dealers are subject to various U.S. federal, state and local consumer protection laws, licensing regulation and other laws and regulations, and, to a lesser extent, similar Canadian laws and regulations. While there are no U.S. federal laws that directly regulate the security alarm monitoring industry, our advertising and sales practices and that of our dealer network are subject to regulation by the U.S. Federal Trade Commission (the "FTC") in addition to state consumer protection laws. The FTC and the Federal Communications Commission (the "FCC") have issued regulations that place restrictions on, among other things, unsolicited automated telephone calls to residential and wireless telephone subscribers by means of automatic telephone dialing systems and the use of prerecorded or artificial voice messages. If the Company (through our direct marketing efforts) or our dealers were to take actions in violation of these regulations, such as telemarketing to individuals on the "Do Not Call" registry, we could be subject to fines, penalties, private actions, investigations or enforcement actions by government regulators. We have been named, and may be named in the future, as a defendant in litigation arising from alleged violations of the Telephone Consumer Protection Act (the "TCPA"). While we endeavor to comply with the TCPA, no assurance can be given that we will not be exposed to liability as a result of our or our dealers' direct marketing efforts or debt collections. For example, we recognized a $28 million legal settlement reserve in the second quarter of 2017 related to a class action lawsuit based on alleged TCPA violations. In addition, although we have taken steps to insulate our Company from any such wrongful conduct by our dealers, and to require our dealers to comply with these laws and regulations, no assurance can be given that we will not be exposed to liability as result of our dealers' conduct. If the Company or any such dealers do not comply with applicable laws, we may be exposed to increased liability and penalties and there can be no assurance, in the event of such liability, that Brinks Home Security would be adequately covered, if at all, by its insurance policies. Further, to the extent that any changes in law or regulation further restrict the lead generation activity of the Company or our dealers, these restrictions could result in a material reduction in subscriber acquisition opportunities, reducing the growth prospects of our business and adversely affecting our financial condition and future cash flows. In addition, most states in which we operate have licensing laws directed specifically toward the monitored security services industry. Our business relies heavily upon wireline and cellular telephone service to communicate signals. Wireline and cellular telephone companies are currently regulated by both federal and state governments. Changes in laws or regulations could require us to change the way we operate, which could increase costs or otherwise disrupt operations. In addition, failure to comply with any such applicable laws or regulations could result in substantial fines or revocation of our operating permits and licenses, including in geographic areas where our services have substantial penetration, which could adversely affect our business and financial condition. Further, if these laws and regulations were to change or we failed to comply with such laws and regulations as they exist today or in the future, our business, financial condition and results of operations could be materially and adversely affected.

Increased adoption of statutes and governmental policies purporting to void automatic renewal provisions in AMAs, or purporting to characterize certain charges in the AMAs as unlawful, could adversely affect our business and operations.

        AMAs typically contain provisions automatically renewing the term of the contract at the end of the initial term, unless a cancellation notice is delivered in accordance with the terms of the contract. If the customer cancels prior to the end of the contract term, other than in accordance with the contract, we may charge the customer an early cancellation fee as specified in the contract, which typically allows us to charge 80% of the amounts that would have been paid over the remaining term of the contract. Several states have adopted, or are considering the adoption of, consumer protection policies or legal precedents which purport to void or substantially limit the automatic renewal provisions of contracts such as the AMAs, or otherwise restrict the charges that can be imposed upon contract cancellation. Such initiatives could negatively impact our business. Adverse judicial determinations regarding these matters could increase legal exposure to customers against whom such charges have been imposed, and the risk that certain customers may seek to recover such charges through litigation. In addition, the costs of defending such litigation and enforcement actions could have an adverse effect on our business and operations.

False alarm ordinances could adversely affect our business and operations.

        Significant concern has arisen in certain municipalities about the high incidence of false alarms. In some localities, this concern has resulted in local ordinances or policies that restrict police response to third-party monitored burglar alarms. In addition, an increasing number of local governmental authorities have considered or adopted various measures aimed at reducing the number of false alarms; measures include alarm fines to us and/or our customers, limits on number of police responses allowed, and requiring certain alarm conditions to exist before a response is granted. In extreme situations, authorities may not respond to an alarm unless a verified problem exists.

        Enactment of these measures could adversely affect our future operations and business. Alarm monitoring companies operating in areas impacted by government alarm ordinances may choose to hire third-party guard firms to respond to an alarm. If we need to hire third-party guard firms, it could have a material adverse effect on our business through either increased servicing costs, which could negatively affect the ability to properly fund our ongoing operations, or increased costs to our customers, which may limit our ability to attract new customers or increase our subscriber attrition rates. In addition, the perception that police departments will not respond to monitored burglar alarms may reduce customer satisfaction or customer demand for an alarm monitoring service. Although we currently have less than 80,000 subscribers in areas covered by these ordinances or policies, a more widespread adoption of policies of this nature could adversely affect our business.

Risks relating to an investment in our common stock

The market price of our common stock is volatile.

        The trading price of our common stock and the price at which we may sell common stock in the future are subject to large fluctuations in response to any of the following:

  •
  consequences of our reorganization under Chapter 11 of the Bankruptcy Code, from which we emerged on August 30, 2019;

  •
  limited trading volume in our common stock;

  •
  variations in operating results;

  •
  our involvement in litigation;

  •
  general U.S. or worldwide financial market conditions;

  •
  announcements by us and our competitors;

  •
  our liquidity and access to capital;

  •
  our ability to raise additional funds;

  •
  lack of trading market;

  •
  changes in government regulations; and

  •
  other events.

There may be circumstances in which the interests of our significant stockholders could be in conflict with the interests of our other stockholders.

        A large portion of our common stock is beneficially owned by a relatively small number of stockholders. Circumstances may arise in which these stockholders may have an interest in pursuing or preventing acquisitions, divestitures, hostile takeovers or other transactions, including the payment of dividends or the issuance of additional equity or debt, that, in their judgment, could enhance their investment in us or another company in which they invest. Such transactions might adversely affect us or other holders of our common stock. In addition, our significant concentration of share ownership may adversely affect the trading price of our common stock because investors may perceive disadvantages in owning shares in companies with significant stockholder concentrations.

We do not anticipate paying dividends on our common stock in the near future.

        We do not currently anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all future earnings to fund the development and growth of our business. Any future determination relating to our dividend policy will be at the discretion of our board of directors and will depend on our results of operations, financial condition, capital requirements and other factors deemed relevant by our board of directors. We are also restricted in our ability to pay dividends under our Credit Facilities.

Certain anti-takeover provisions may affect your rights as a stockholder.

        Our certificate of incorporation, which became effective upon our emergence from bankruptcy, authorizes our board of directors to set the terms of and issue preferred stock, subject to certain restrictions. Our board of directors could use the preferred stock as a means to delay, defer or prevent a takeover attempt that a stockholder might consider to be in our best interest. In addition, our Credit Facilities contain terms that may restrict our ability to enter into change of control transactions, including requirements to repay borrowings under our Credit Facilities on a change in control. These provisions, along with specified provisions of the Delaware General Corporation Law ("DGCL") and our certificate of incorporation and our bylaws, may discourage or impede transactions involving actual or potential changes in our control, including transactions that otherwise could involve payment of a premium over prevailing market prices to holders of our common stock.

We are not subject to compliance with rules requiring the adoption of certain corporate governance measures and as a result our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

        The Sarbanes-Oxley Act, as well as resulting rule changes enacted by the SEC, the New York Stock Exchange and the NASDAQ Stock Market, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges. Because we are not listed on the NASDAQ Stock Market or the New York Stock Exchange, we are not presently required to comply with many of the corporate governance provisions. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters.

We do not have a class of our securities registered under Section 12 of the Exchange Act. Until we do, we will not be required to provide certain reports to our stockholders.

        We do not have a class of our securities registered under Section 12 of the Exchange Act. Until we do, we will not be required to provide certain reports to our stockholders. We are currently required to file periodic reports with the SEC by virtue of Section 15(d) of the Exchange Act. However, until we register a class of our securities under Section 12 of the Exchange Act, we are not subject to the SEC's proxy rules, and large holders of our capital stock will not be subject to beneficial ownership reporting requirements under Sections 13 or 16 of the Exchange Act and their related rules. As a result, our stockholders and potential investors may not have available to them as much or as robust information as they may have if and when we become subject to those requirements.

Sales of our common stock could cause the price of our common stock to decrease.

        This prospectus covers the sale by selling stockholders of a substantial number of shares of our common stock. We may also sell additional shares of common stock in subsequent public offerings. The issuance of any securities for acquisitions, financing, upon conversion or exercise of convertible securities, or otherwise may result in a reduction of the book value and market price of our outstanding common stock. If we issue any such additional securities, the issuance will cause a reduction in the proportionate ownership and voting power of all current stockholders. We cannot predict the size of future issuances of our common stock or securities convertible into common stock or the effect, if any, that future issuances and sales of shares of our common stock will have on the market price of our common stock. Sales our common stock (including shares issued in connection with an acquisition), or the perception that sales could occur, may adversely affect prevailing market prices of our common stock.

There is a limited trading market for our securities and the market price of our securities is subject to volatility.

        Upon our emergence from bankruptcy, our old common stock was canceled and we issued new common stock. Our common stock is not listed on any national or regional securities exchange. The market price of our common stock could be subject to wide fluctuations in response to, and the level of trading that develops with our common stock may be affected by, numerous factors, many of which are beyond our control. These factors include, among other things, our new capital structure as a result of the transactions contemplated by the Plan, our limited trading history subsequent to our emergence from bankruptcy, our limited trading volume, the concentration of holdings of our common stock, the lack of comparable historical financial information due to our adoption of fresh start accounting, actual or anticipated variations in our operating results and cash flow, the nature and content of our earnings releases, announcements or events that impact our products, customers, competitors or markets, business conditions in our markets and the general state of the securities markets and the market for energy-related stocks, as well as general economic and market conditions and other factors that may affect our future results, including those described under this "Risk Factors" and elsewhere in this prospectus. No assurance can be given that an active market will develop for the common stock or as to the liquidity of the trading market for the common stock. The common stock may be traded only infrequently in transactions arranged through brokers or otherwise, and reliable market quotations may not be available. Holders of our common stock may experience difficulty in reselling, or an inability to sell, their shares. In addition, if an active trading market does not develop or is not maintained, significant sales of our common stock, or the expectation of these sales, could materially and adversely affect the market price of our common stock.

There is currently no active public trading market for our common stock. Therefore, you may be unable to liquidate your investment in our common stock.

        Our common stock is quoted on the OTCQX Best Market of the OTC Markets Group Inc. under the symbol "SCTY". Although our common stock is quoted on the OTCQX, there is currently no active public trading market of our common stock and the market price of our common stock may be difficult to ascertain. As a result, investors in our securities may not be able to resell their shares at or above the purchase price paid by them or may not be able to resell them at all.

USE OF PROCEEDS

        The common stock to be offered and sold using this prospectus will be offered and sold by the selling stockholders named in this prospectus. See "Selling Stockholders." Accordingly, we will not receive any proceeds from the sale of shares of our common stock in this offering.

 DETERMINATION OF OFFERING PRICE

        The selling stockholders will determine at what price they may sell the common stock offered by this prospectus, and such sales may be made at fixed prices, prevailing market prices at the time of the sale, varying prices determined at the time of sale or negotiated prices.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2019, on a historical basis. This offering will not affect our capitalization.

        This table is derived from, and should be read together with and is qualified in its entirety by reference to the historical consolidated financial statements and the accompanying notes included elsewhere in this prospectus. You should also read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

As of September 30, 2019 (in thousands)
Historical
Cash and cash equivalents	$28,589
Long-term debt	$985,775
Stockholders' equity:
Preferred stock, 5,000,000 shares authorized, none issued and outstanding as of December 16, 2019	$—
Common stock, par value $0.01 per share, 45,000,000 shares authorized and 22,500,000 shares issued and outstanding as of December 16, 2019	$225
Additional paid-in capital	$379,175
Accumulated deficit	$(10,807)

Total stockholders' equity	$368,593

Total capitalization	$1,457,388

 MARKET PRICE OF OUR COMMON STOCK

        In connection with the Restructuring Support Agreement, on August 30, 2019 (the "Restructuring Support Agreement"), all shares of Ascent's Series A common stock, par value $0.01 per share (the "Series A common stock") and all shares of Ascent's Series B common stock, par value $0.01 per share (the "Series B common stock" and, together with the Series A common stock, the "Ascent common stock"), in each case, issued and outstanding immediately prior to the effective time of the Merger, were converted into the right to receive 1,309,757 shares of our common stock. Simultaneously with the conversion of the Ascent common stock, we issued 21,190,243 additional shares of our common stock primarily to holders of certain classes of claims in the Chapter 11 Cases. Our common stock is quoted on the OTCQX Best Market of the OTC Markets Group Inc. under the symbol "SCTY". Our common stock began quoting on the OTCQX on September 5, 2019. No established public trading market existed for our common stock prior to that date. Although our common stock is quoted on the OTCQX, there is currently no active public trading market in our common stock have been limited and sporadic. Over-the-counter market quotations reflect interdealer prices, without retailer markup, markdown, or commission and may not necessarily represent actual transactions. The following table sets forth the high and low last reported sales prices per share of our common stock, as reported on the OTCQX, of which we are aware for the period indicated. Based on information available to us, we believe transactions in our common stock can be fairly summarized as follows for the periods indicated:

Quarter Ending:	High	Low
Common stock
September 30, 2019 (beginning September 5, 2019 and through September 30, 2019)	$9.50	$7.00
December 31, 2019 (through December 16, 2019)	$10.00	$7.50

        The closing sale price of our common stock on the OTCQX on December 16, 2019 was $9.30 per share. As of December 16, 2019, we had 154 holders of record of our common stock, based on information provided by our transfer agent. Such amounts do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder.

 DIVIDEND POLICY

        We do not currently anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all future earnings to fund the development and growth of our business. Any future determination relating to our dividend policy will be at the discretion of our board of directors and will depend on our results of operations, financial condition, capital requirements and other factors deemed relevant by our board. We are also restricted in our ability to pay dividends under our Credit Facilities.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following table presents selected historical consolidated financial data of Monitronics International, Inc. as of the dates and for the periods indicated. The selected historical consolidated financial data for the years ended December 31, 2018, 2017 and 2016, derived from the audited financial statements of our Predecessor included elsewhere in this prospectus. The selected historical consolidated financial data for the years ended December 31, 2015 and 2014, are derived from the audited financial statements of our Predecessor and are not included in this prospectus. The selected historical consolidated interim financial data for the period from July 1, 2019, through August 31, 2019, and as of and for the three months ended September 30, 2019, for the Predecessor are derived from the unaudited interim financial statements of our Predecessor included elsewhere in this prospectus. The unaudited condensed consolidated balance sheet as of September 30, 2019, and the unaudited condensed statements of operations and cash flows of the Successor for the period from September 1, 2019, through September 30, 2019, are derived from the unaudited interim condensed consolidated financial statements of the Successor included elsewhere in this prospectus.

        The unaudited interim condensed consolidated financial statements have been prepared on the same basis as our audited financial statements and, in our opinion, include all adjustments, consisting of normal recurring adjustments, which are considered necessary for a fair presentation of the financial position, results of operations and cash flows for such periods. Historical results are not necessarily indicative of future results.

        The financial information included in this prospectus may not be indicative of our future results of operations, financial position and cash flows. As a result of the application of the implementation of the Plan, the Predecessor and Successor periods may lack comparability. For more information on the comparability of our results, please read "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 29.

        You should read the following table in conjunction with "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical condensed consolidated financial statements included elsewhere in this prospectus. Among other things, those historical condensed consolidated financial statements include more detailed information regarding the basis of presentation for the following information.

	Successor	Predecessor
	Period from September 1 through September 30	Year Ended December 31,					Period from July 1, 2019 through August 31	Three Months Ended September 30,
	2019	2018	2017	2016	2015	2014	2019	2018
	(unaudited)	(audited)					(unaudited)
	(Amount in thousands, except for subscriber account data)
Results of Operations Data:
Net Revenue	$36,289	$540,358	$553,455	$570,372	$563,356	$539,449	$84,589	$137,156
Operating expenses:
Cost of services	8,976	128,939	119,193	115,236	110,246	93,600	19,986	35,059
Selling, general, and administrative, including stock-based and long-term incentive compensation	11,390	118,940	155,902	114,152	106,287	87,943	20,980	34,266
Radio Conversion Program costs	825	—	450	18,422	14,369	1,113	931	—
Amortization of subscriber accounts, deferred contract acquisition costs, dealer network and other intangible assets	17,302	211,639	236,788	246,753	258,668	253,403	32,508	52,671
Restructuring charges	—	—	—	—	—	952	—	—
Depreciation	925	11,434	8,818	8,160	10,066	9,019	1,073	2,880
Loss on goodwill impairment	—	563,549	—	—	—	—	—	—
Gain on disposal of operating assets, net	—	—	—	—	(5)	(71)	—	—

Total operating expenses	39,418	1,034,501	521,151	502,723	499,631	445,959	75,478	124,876

Operating (loss) income	$(3,129)	$(494,143)	$32,304	$67,649	$63,725	$93,490	$9,111	$12,280

Other (income) expense, net:
Gain on restructuring and reorganization, net	—	—	—	—	—	—	(702,824)	—
Interest expense	7,474	180,770	145,492	127,308	125,415	119,607	27,112	39,077
Unrealized loss on derivative financial instruments	—	3,151	—	—	—	—	—	—
Refinancing expense	—	12,238	—	9,500	4,468	—	—	5,697

Total other (income) expense, net	7,474	196,159	145,492	136,808	129,883	119,607	(675,712)	(44,774)

(Loss) income before income taxes	(10,603)	(690,302)	(113,188)	(69,159)	(66,158)	(26,117)	684,823	(32,494)
Income tax expense (benefit)	204	(11,552)	(1,893)	7,148	6,290	3,600	438	1,346

Net (loss) income	$(10,807)	$(678,750)	$(111,295)	$(76,307)	$(72,448)	$(29,717)	$684,385	$(33,840)

Other comprehensive income (loss):
Unrealized gain (loss) on derivative contracts, net	—	$14,378	$1,582	$4,589	$(8,741)	$(4,879)	—	$3,269

Total other comprehensive income (loss), net of tax	—	14,378	1,582	4,589	(8,741)	(4,879)	—	3,269

Comprehensive (loss) income	$(10,807)	$(664,372)	$(109,713)	$(71,718)	$(81,189)	$(34,596)	$684,385	$(30,571)

Other Operating and Financial Data:
Net cash provided by operating activities	13,170	104,503	150,204	190,527	209,162	234,282	15,243	6,961
Net cash provided by financing activities	—	49,925	7,223	20,574	127,255	39,418	20,621	62,221
Net cash used in investing activities	(9,135)	(155,353)	(157,302)	(210,559)	(335,790)	(276,102)	(22,812)	(44,421)
Adjusted EBITDA(1)	17,144	289,448	313,553	344,848	354,807	362,227	45,358	71,282
Gross expensed subscriber acquisition costs	2,958	47,874	40,312	29,367	18,298	—	6,752	14,098
Revenue associated with expensed subscriber acquisition costs	534	4,678	4,852	5,310	4,022	—	1,391	722
Net expensed subscriber acquisition costs	2,424	43,196	35,460	24,057	14,276	—	5,361	13,376
Balance Sheet Data (at period end):
Cash and cash equivalents	28,589	2,188	3,302	3,177	2,580	1,953	19,862	26,835
Total assets	1,457,388	1,305,768	1,941,315	2,033,717	2,070,267	1,997,162	1,281,958	1,705,269

Total liabilities	1,088,795	1,894,743	1,838,579	1,818,772	1,869,202	1,739,596	2,010,545	1,908,176
Total stockholder's (deficit) equity	$368,593	$(588,975)	$102,736	$214,945	$201,065	$257,566	$(728,587)	$(202,907)

(1)
See definition and reconciliation of Net income (loss) to Adjusted EBITDA for each of the periods presented in "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 29.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION

        The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements included elsewhere in this prospectus.

        In addition to historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements."

Overview

        Monitronics International, Inc. and its subsidiaries (collectively, "Monitronics" or the "Company", doing business as Brinks Home Security) provide residential customers and commercial client accounts with monitored home and business security systems, as well as interactive and home automation services, in the United States, Canada and Puerto Rico. Monitronics customers are obtained through our direct-to-consumer sales channel (the "Direct to Consumer Channel"), which offers both Do-It-Yourself and professional installation security solutions and our exclusive authorized dealer network (the "Dealer Channel"), which provides product and installation services, as well as support to customers.

        As previously disclosed, on June 30, 2019, Monitronics and certain of its domestic subsidiaries (collectively, the "Debtors"), filed voluntary petitions for relief (collectively, the "Petitions" and, the cases commenced thereby, the "Chapter 11 Cases") under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of Texas (the "Bankruptcy Court"). The Debtors' Chapter 11 Cases were jointly administered under the caption In re Monitronics International, Inc., et al., Case No. 19-33650. On August 7, 2019, the Bankruptcy Court entered an order, Docket No. 199 (the "Confirmation Order"), confirming and approving the Debtors' Joint Partial Prepackaged Plan of Reorganization (including all exhibits thereto, and a modified by the Confirmation Order, the "Plan") that was previously filed with the Bankruptcy Court on June 30, 2019. On August 30, 2019 (the "Effective Date"), the conditions to the effectiveness of the Plan were satisfied and the Company emerged from Chapter 11 after completing a series of transactions through which the Company and its former parent, Ascent Capital Group, Inc. ("Ascent") merged (the "Merger") in accordance with the terms of the Agreement and Plan of Merger, dated as of May 24, 2019 (the "Merger Agreement"). Monitronics was the surviving corporation and, immediately following the Merger, was redomiciled in Delaware in accordance with the terms of the Merger Agreement.

        Upon emergence from Chapter 11 on the Effective Date, the Company has applied Accounting Standards Codification ("ASC") 852, Reorganizations ("ASC 852"), in preparing its consolidated financial statements. As a result of the application of fresh start accounting and the effects of the implementation of the Plan, a new entity for financial reporting purposes was created. The Company selected a convenience date of August 31, 2019 for purposes of applying fresh start accounting as the activity between the convenience date and the Effective Date did not result in a material difference in the financial results. References to "Successor" or "Successor Company" relate to the balance sheet and results of operations of Monitronics on and subsequent to September 1, 2019. References to "Predecessor" or "Predecessor Company" refer to the balance sheet and results of operations of Monitronics prior to September 1, 2019. With the exception of interest and amortization expense, the Company's operating results and key operating performance measures on a consolidated basis were not materially impacted by the reorganization. As such, references to the "Company" could refer to either the Predecessor or Successor periods, as defined.

Strategic Initiatives

        In recent years, Monitronics has implemented several initiatives related to account growth, creation costs, attrition and margin improvements to combat decreases in the generation of new subscriber accounts and negative trends in subscriber attrition.

Account Growth

        We believe that generating account growth at a reasonable cost is essential to scaling our business and generating stakeholder value. The Company currently generates new accounts through both our Dealer and Direct to Consumer Channels. Our ability to grow new accounts in the future will be impacted by our ability to adjust to changes in consumer buying behavior and increased competition from technology, telecommunications and cable companies. The Company currently has several initiatives in place to drive profitable account growth, which include:

  •
  enhancing our brand recognition with consumers, which we believe is bolstered by the rebranding to Brinks Home Security,

  •
  differentiating and profitably growing our Direct to Consumer Channel under the Brinks Home Security brand,

  •
  recruiting and retaining high quality dealers into the Monitronics Authorized Dealer Program,

  •
  assisting new and existing dealers with training and marketing initiatives to increase productivity, and

  •
  offering third party equipment financing to consumers which is expected to assist in driving account growth at lower creation costs.

Creation Cost Efficiency

        We also consider the management of creation costs to be a key driver in improving the Company's financial results. Generating accounts at lower creation costs per account would improve the Company's profitability and cash flows. The initiatives related to managing creation costs include:

  •
  improving performance in our Direct to Consumer Channel including generating higher quality leads at favorable cost, increasing sales close rates and enhancing our customer activation process,

  •
  negotiating lower subscriber account purchase price multiples in our Dealer Channel, and

  •
  expanding the use and availability of third party financing, which will drive down net creation costs.

Attrition

        While we have also experienced higher subscriber attrition rates in the past few years, we have continued to develop our efforts to manage subscriber attrition, which we believe will help drive increases in our subscriber base and stakeholder value. The Company currently has several initiatives in place to reduce subscriber attrition, which include:

  •
  maintaining high customer service levels,

  •
  effectively managing the credit quality of new customers,

  •
  expanding our efforts to both retain customers who have indicated a desire to cancel service and win-back previous customers,

  •
  using predictive modeling to identify subscribers with a higher risk of cancellation and engaging with these subscribers to obtain contract extensions on terms favorable to the Company, and

  •
  implementing effective pricing strategies.

Margin Improvement

        We have also adopted initiatives to reduce expenses and improve our financial results, which include:

  •
  reducing our operating costs by right sizing the cost structure to the business and leveraging our scale,

  •
  increasing use of automation, and

  •
  implementing more sophisticated purchasing techniques.

        While there are uncertainties related to the successful implementation of the foregoing initiatives impacting the Company's ability to achieve net profitability and positive cash flows in the near term, we believe they will position the Company to improve its operating performance, increase cash flows and create stakeholder value over the long-term.

Accounts Acquired

For the Three Months Ended September 30, 2019

        During the three months ended September 30, 2019 and 2018, the Company acquired 21,228 and 33,065 subscriber accounts, respectively, through our Dealer and Direct to Consumer Channels. The decrease in accounts acquired for the three months ended September 30, 2019 is principally due to year over year decline in accounts acquired from bulk buys and fewer accounts generated in the Direct to Consumer Channel. During the three months ended September 30, 2019, Direct to Consumer accounts generated were impacted by the Company's decision to reduce equipment subsidies offered to new customers with the goal of reducing creation costs and improving credit quality. There were no bulk buys during the three months ended September 30, 2019 as compared to approximately 6,700 accounts in the prior year period.

        Recurring Monthly Revenue ("RMR") acquired during the three months ended September 30, 2019 and 2018 was $1,032,000 and $1,589,000, respectively.

For the Nine Months Ended September 30, 2019

        During the nine months ended September 30, 2019 and 2018, the Company acquired 63,974 and 91,995 subscriber accounts, respectively, through our Dealer and Direct to Consumer Channels. The decrease in accounts acquired for the nine months ended September 30, 2019 is due to year over decline in accounts generated in the Direct to Consumer Channel and fewer accounts acquired from bulk buys, partially offset by an increase in accounts acquired from the Dealer Channel. There were no bulk buys during the nine months ended September 30, 2019 as compared to approximately 17,600 accounts in the prior year period.

        RMR acquired during the nine months ended September 30, 2019 and 2018 was $3,098,000 and $4,335,000, respectively.

Attrition

        Account cancellations, otherwise referred to as subscriber attrition, has a direct impact on the number of subscribers that the Company services and on its financial results, including revenues, operating income and cash flow. A portion of the subscriber base can be expected to cancel their service every year. Subscribers may choose not to renew or to terminate their contract for a variety of reasons, including relocation, cost, switching to a competitor's service, limited use by the subscriber or low perceived value. The largest categories of cancelled accounts relate to subscriber relocation or those cancelled due to non-payment. The Company defines its attrition rate as the number of cancelled accounts in a given period divided by the weighted average number of subscribers for that period. The Company considers an account cancelled if payment from the subscriber is deemed uncollectible or if the subscriber cancels for various reasons. If a subscriber relocates but continues its service, it is not a cancellation. If the subscriber relocates, discontinues its service and a new subscriber assumes the original subscriber's service and continues the revenue stream, it is also not a cancellation. The Company adjusts the number of cancelled accounts by excluding those that are contractually guaranteed by its dealers. The typical dealer contract provides that if a subscriber cancels in the first year of its contract, the dealer must either replace the cancelled account with a new one or refund to the Company the cost paid to acquire the contract. To help ensure the dealer's obligation to the Company, the Company typically maintains a dealer funded holdback reserve ranging from 5-8% of subscriber accounts in the guarantee period. In some cases, the amount of the holdback liability is less than actual attrition experience.

        The table below presents subscriber data for the twelve months ended September 30, 2019 and 2018:

	Twelve Months Ended September 30,
	2019	2018
Beginning balance of accounts	942,157	998,087
Accounts acquired	84,899	110,358
Accounts cancelled	(156,047)	(161,657)
Cancelled accounts guaranteed by dealer and other adjustments(a)	(5,161)	(4,631)

Ending balance of accounts	865,848	942,157

Monthly weighted average accounts	903,424	965,026

Attrition rate—Unit	17.3%	16.8%

Attrition rate—RMR(b)	17.6%	14.1%

(a)
Includes cancelled accounts that are contractually guaranteed to be refunded from holdback.

(b)
The RMR of cancelled accounts follows the same definition as subscriber unit attrition as noted above. RMR attrition is defined as the RMR of cancelled accounts in a given period, adjusted for the impact of price increases or decreases in that period, divided by the weighted average of RMR for that period.

        The unit attrition rate for the twelve months ended September 30, 2019 and 2018 was 17.3% and 16.8%, respectively. The RMR attrition rate for the twelve months ended September 30, 2019 and 2018 was 17.6% and 14.1%, respectively. Contributing to the increase in unit and RMR attrition were fewer customers under contract or in the dealer guarantee period for the twelve months ended September 30, 2019, as compared to the prior period, as well as some impact from competition, including new market entrants. The increase in the RMR attrition rate for the twelve months ended September 30, 2019 was also impacted by price guarantees and a less aggressive price increase strategy in the first nine months of 2019.

        We analyze our attrition by classifying accounts into annual pools based on the year of acquisition. We then track the number of cancelled accounts as a percentage of the initial number of accounts acquired for each pool for each year subsequent to its acquisition. Based on the average cancellation rate across the pools, the Company's attrition rate is generally very low within the initial 12 month period after considering the accounts which were replaced or refunded by the dealers at no additional cost to the Company. Over the next few years of the subscriber account life, the number of subscribers that cancel as a percentage of the initial number of subscribers in that pool gradually increases and historically has peaked following the end of the initial contract term, which is typically three to five years. Subsequent to the peak following the end of the initial contract term, the number of subscribers that cancel as a percentage of the initial number of subscribers in that pool normalizes.

Adjusted EBITDA

        We evaluate the performance of our operations based on financial measures such as revenue and "Adjusted EBITDA." Adjusted EBITDA is a non-GAAP measure and is defined as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization (including the amortization of subscriber accounts, dealer network and other intangible assets), restructuring charges, stock-based compensation, and other non-cash or non-recurring charges. We believe that Adjusted EBITDA is an important indicator of the operational strength and performance of our business. In addition, this measure is used by management to evaluate operating results and perform analytical comparisons and identify strategies to improve performance. Adjusted EBITDA is also a measure that is customarily used by financial analysts to evaluate the financial performance of companies in the security alarm monitoring industry and is one of the financial measures, subject to certain adjustments, by which our covenants are calculated under the agreements governing our debt obligations. Adjusted EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles in the United States ("GAAP"), should not be construed as an alternative to net income or loss and is indicative neither of our results of operations nor of cash flows available to fund all of our cash needs. It is, however, a measurement that we believe is useful to investors in analyzing our operating performance. Accordingly, Adjusted EBITDA should be considered in addition to, but not as a substitute for, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. Adjusted EBITDA is a non-GAAP financial measure. As companies often define non-GAAP financial measures differently, Adjusted EBITDA as calculated by Monitronics should not be compared to any similarly titled measures reported by other companies.

Results of Operations

Three Months Ended September 30, 2019, Compared to Three Months Ended September 30, 2018

        The following table sets forth selected data from the accompanying condensed consolidated statements of operations and comprehensive income (loss) for the periods indicated (dollar amounts in thousands).

        Fresh Start Accounting Adjustments.    With the exception of interest and amortization expense, the Company's operating results and key operating performance measures on a consolidated basis were not materially impacted by the reorganization. We believe that certain of our consolidated operating results for the period from July 1, 2019, through August 31, 2019 when combined with our consolidated operating results for the period from September 1, 2019, through September 30, 2019 is comparable to certain operating results from the comparable prior year period. Accordingly, we believe that discussing the non-GAAP combined results of operations and cash flows of the Predecessor Company and the

Successor Company for the three month period ended September 30, 2019 is useful when analyzing certain performance measures.

		Successor Company	Predecessor Company
	Non-GAAP Combined Three Months Ended September 30,	Period from September 1, 2019 through September 30,	Period from July 1, 2019 through August 31,	Three Months Ended September 30,
	2019	2019	2019	2018
Net revenue	$120,878	$36,289	$84,589	$137,156
Cost of services	28,962	8,976	19,986	35,059
Selling, general and administrative, including stock-based and long-term incentive compensation	32,370	11,390	20,980	34,266
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	49,810	17,302	32,508	52,671
Interest expense	34,586	7,474	27,112	39,077
Income (loss) before income taxes	674,220	(10,603)	684,823	(32,494)
Income tax expense	642	204	438	1,346
Net income (loss)	673,578	(10,807)	684,385	(33,840)
Adjusted EBITDA(a)	62,502	17,144	45,358	71,282
Adjusted EBITDA as a percentage of Net revenue	51.7%	47.2%	53.6%	52.0%
Expensed subscriber acquisition costs, net
Gross subscriber acquisition costs	$9,710	$2,958	$6,752	$14,098
Revenue associated with subscriber acquisition costs	(1,925)	(534)	(1,391)	(722)

Expensed subscriber acquisition costs, net	$7,785	$2,424	$5,361	$13,376

(a)
See reconciliation of Net income (loss) to Adjusted EBITDA below.

        The following table provides a reconciliation of Net income (loss) to total Adjusted EBITDA for the periods indicated (amounts in thousands):

		Successor Company	Predecessor Company
	Non-GAAP Combined Three Months Ended September 30,	Period from September 1, 2019 through September 30,	Period from July 1, 2019 through August 31,	Three Months Ended September 30,
	2019	2019	2019	2018
Net income (loss)	$673,578	$(10,807)	$684,385	$(33,840)
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	49,810	17,302	32,508	52,671
Depreciation	1,998	925	1,073	2,880
Radio conversion costs	1,756	825	931	—
Stock-based compensation	266	—	266	373
Long-term incentive compensation	107	67	40	—
LiveWatch acquisition contingent bonus charges	—	—	—	63
Rebranding marketing program	—	—	—	3,060
Integration / implementation of company initiatives	2,583	1,154	1,429	195
Gain on revaluation of acquisition dealer liabilities	—	—	—	(240)
Gain on restructuring and reorganization, net	(702,824)	—	(702,824)	—
Interest expense	34,586	7,474	27,112	39,077
Refinancing expense	—	—	—	5,697
Income tax expense	642	204	438	1,346

Adjusted EBITDA	$62,502	$17,144	$45,358	$71,282

        Net revenue.    Net revenue decreased $16,278,000, or 11.9%, for the three months ended September 30, 2019, as compared to the corresponding prior year period. The decrease in net revenue is attributable to the lower average number of subscribers in the third quarter of 2019 as compared to the corresponding prior year period. Net revenue also reflects the negative impact of a $5,277,000 fair value adjustment that reduced deferred revenue upon the Company's emergence from bankruptcy in accordance with ASC 852. Due to recent strategy changes in our product pricing, these decreases were partially offset by increases in product sales revenue to both our new customers in our Direct to Consumer Channel and to our existing customers as part of upgrade retention offers. Furthermore, revenue was favorably impacted by increases in average RMR per subscriber for the third quarter of 2019, as compared to the corresponding prior year period.

        Cost of services.    Cost of services decreased $6,097,000, or 17.4%, for the three months ended September 30, 2019, as compared to the corresponding prior year period. The decrease for the three months ended September 30, 2019 is primarily attributable to the impact of lower product sales volume (subscriber acquisition costs) seen in the Company's Direct to Consumer Channel, as discussed "Accounts Acquired" above. Subscriber acquisition costs, which include expensed equipment and labor costs associated with the creation of new subscribers, decreased to $2,241,000 for the three months ended September 30, 2019 as compared to $4,591,000 for the three months ended September 30, 2018. Also contributing to the decrease are lower field service costs and decreased headcount. Cost of services as a percentage of net revenue, excluding the effect of the fair value adjustment, decreased from 25.6% for the three months ended September 30, 2018 to 23.0% for the three months ended September 30, 2019.

        Selling, general and administrative.    Selling, general and administrative costs ("SG&A") decreased $1,896,000, or 5.5%, for the three months ended September 30, 2019, as compared to the corresponding prior year period. The decrease is attributable to reduced subscriber acquisition selling and marketing costs associated with the creation of new subscribers and $3,060,000 of the Company's rebranding expense recognized in the three months ended September 30, 2018 that was not incurred in the current period. Subscriber acquisition costs included in SG&A decreased to $7,469,000 for the three months ended September 30, 2019 as compared to $9,507,000 for the three months ended September 30, 2018. These decreases are partially offset by increased consulting fees relating to integration and implementation of various company initiatives and increased Topic 606 contract asset impairment costs incurred during the three months ended September 30, 2019. SG&A as a percentage of net revenue, excluding the effect of the fair value adjustment, increased from 25.0% for the three months ended September 30, 2018 to 25.7% for the three months ended September 30, 2019.

        Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets.    Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets decreased $2,861,000, or 5.4%, for the three months ended September 30, 2019, as compared to the corresponding prior year period. The decrease is related to a lower number of subscriber accounts purchased in the last twelve months ended September 30, 2019 compared to the prior corresponding period. This decrease is being offset by the impact of the fresh start adjustments, in which the existing subscriber accounts as of August 31, 2019 were stated at fair value and set up on the 14-year 235% double-declining curve. This curve is shorter than the methodology utilized on newly generated subscriber accounts, due to the various aged vintages of the Company's subscriber base at August 31, 2019. The shorter amortization curve results in higher amortization expense per period. Additionally contributing to the offset is amortization on the newly established Dealer Network asset recognized upon the Company's emergence from bankruptcy.

        Interest expense.    Interest expense decreased $4,491,000, or 11.5%, for the three months ended September 30, 2019, as compared to the corresponding prior year period. The decrease in interest expense is attributable to the Company's decreased outstanding debt balances upon the reorganization, primarily related to the retirement of the Predecessor's Company's 9.125% Senior Notes ("Senior Notes").

        Income tax expense.    The Company had pre-tax income of $674,220,000 and income tax expense of $642,000 for the three months ended September 30, 2019. The driver behind the pre-tax income for the three months ended September 30, 2019 is the gain on restructuring and reorganization of $702,824,000 recognized during the three months ended September 30, 2019, primarily due to gains recognized on the conversion from debt to equity and discounted cash settlement of the Senior Notes in accordance with the Company's bankruptcy Plan. There are no income tax impacts from this gain due to net operating loss carryforwards available for the 2019 tax year. Income tax expense for the three months ended September 30, 2019 is attributable to the Company's state tax expense incurred from Texas margin tax. The Company had pre-tax loss of $32,494,000 and income tax expense of $1,346,000 for the three months ended September 30, 2018. Income tax expense for the three months ended September 30, 2018 is attributable to the Company's state tax expense incurred from Texas margin tax and the deferred tax impact from amortization of deductible goodwill related to the Company's business acquisitions.

        Net income (loss).    The Company had net income of $673,578,000 for the three months ended September 30, 2019, as compared to a net loss of $33,840,000 for the three months ended September 30, 2018. The driver behind the net income for the three months ended September 30, 2019 is the gain on restructuring and reorganization of $702,824,000 recognized during the three months ended September 30, 2019, primarily due to gains recognized on the conversion from debt to equity and discounted cash settlement of the Senior Notes in accordance with the Company's bankruptcy plan.

        Adjusted EBITDA.    Adjusted EBITDA decreased $8,780,000, or 12.3%, for the three months ended September 30, 2019, as compared to the corresponding prior year period. The decrease for the three months ended September 30, 2019 is primarily the result of decreases in net revenue, including the effect of the $5,277,000 fair value adjustment, offset by favorable decreases in cost of services and SG&A, including subscriber acquisition costs.

        Expensed subscriber acquisition costs, net.    Subscriber acquisition costs, net decreased to $7,785,000 for the three months ended September 30, 2019 as compared to $13,376,000 for the three months ended September 30, 2018. The decrease in subscriber acquisition costs, net is primarily attributable to decreased production volume in the Company's Direct to Consumer Channel year over year.

Nine Months Ended September 30, 2019, Compared to Nine Months Ended September 30, 2018

        The following table sets forth selected data from the accompanying condensed consolidated statements of operations and comprehensive income (loss) for the periods indicated (dollar amounts in thousands).

        Fresh Start Accounting Adjustments.    With the exception of interest and amortization expense, the Company's operating results and key operating performance measures on a consolidated basis were not materially impacted by the reorganization. We believe that certain of our consolidated operating results for the period from January 1, 2019, through August 31, 2019 when combined with our consolidated operating results for the period from September 1, 2019 through September 30, 2019 is comparable to certain operating results from the comparable prior year period. Accordingly, we believe that discussing the non-GAAP combined results of operations and cash flows of the Predecessor Company and the Successor Company for the nine month period ended September 30, 2019 is useful when analyzing certain performance measures.

		Successor Company	Predecessor Company
	Non-GAAP Combined Nine Months Ended September 30,	Period from September 1, 2019 through September 30,	Period from January 1, 2019 through August 31,	Nine Months Ended September 30,
	2019	2019	2019	2018
Net revenue	$378,575	$36,289	$342,286	$405,922
Cost of services	84,262	8,976	75,286	100,807
Selling, general, and administrative, including stock-based and long-term incentive compensation	91,755	11,390	80,365	98,935
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	148,093	17,302	130,791	160,973
Interest expense	112,555	7,474	105,081	114,550
Income (loss) before income taxes	589,585	(10,603)	600,188	(297,800)
Income tax expense	1,979	204	1,775	4,039
Net income (loss)	587,606	(10,807)	598,413	(301,839)
Adjusted EBITDA(a)	$204,517	$17,144	$187,373	$213,480
Adjusted EBITDA as a percentage of Net revenue	54.0%	47.2%	54.7%	52.6%
Expensed subscriber acquisition costs, net
Gross subscriber acquisition costs	$27,902	$2,958	$24,944	$38,923
Revenue associated with subscriber acquisition costs	(6,021)	(534)	(5,487)	(3,489)

Expensed subscriber acquisition costs, net	$21,881	$2,424	$19,457	$35,434

(a)
See reconciliation of Net income (loss) to Adjusted EBITDA below.

        The following table provides a reconciliation of Net income (loss) to total Adjusted EBITDA for the periods indicated (amounts in thousands):

		Successor Company	Predecessor Company
	Non-GAAP Combined Nine Months Ended September 30,	Period from September 1, 2019 through September 30,	Period from January 1, 2019 through August 31,	Nine Months Ended September 30,
	2019	2019	2019	2018
Net income (loss)	$587,606	$(10,807)	$598,413	$(301,839)
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	148,093	17,302	130,791	160,973
Depreciation	8,273	925	7,348	8,360
Radio conversion costs	1,756	825	931	—-
Stock-based compensation	42	—	42	803
Long-term incentive compensation	657	67	590	—
LiveWatch acquisition contingent bonus charges	63	—	63	187
Legal settlement reserve (related insurance recovery)	(4,800)	—	(4,800)	—
Rebranding marketing program	—	—	—	6,355
Integration / implementation of company initiatives	5,997	1,154	4,843	195
Gain on revaluation of acquisition dealer liabilities	—	—	—	(240)
Loss on goodwill impairment	—	—	—	214,400
Gain on restructuring and reorganization, net	(669,722)	—	(669,722)	—
Interest expense	112,555	7,474	105,081	114,550
Realized and unrealized (gain) loss, net on derivative financial instruments	6,804	—	6,804	—
Refinancing expense	5,214	—	5,214	5,697
Income tax expense	1,979	204	1,775	4,039

Adjusted EBITDA	$204,517	$17,144	$187,373	$213,480

        Net revenue.    Net revenue decreased $27,347,000, or 6.7%, for the nine months ended September 30, 2019, as compared to the corresponding prior year period. The decrease in net revenue is attributable to the lower average number of subscribers in 2019. Net revenue also reflects the negative impact of a $5,277,000 fair value adjustment that reduced deferred revenue upon the Company's emergence from bankruptcy in accordance with ASC 852. In addition, the Company recognized a decrease in revenue of $4,503,000 for the nine months ended September 30, 2019 as compared to an increase in revenue of $6,986,000 for the nine months ended September 30, 2018, related to changes in Topic 606 contract assets. These decreases were partially offset by an increase in average RMR per subscriber due to certain price increases enacted during the past twelve months and increased product sales revenue to both our new customers in our Direct to Consumer Channel and to our existing customers as part of upgrade retention offers. Average RMR per subscriber increased from $45.12 as of September 30, 2018 to $45.29 as of September 30, 2019.

        Cost of services.    Cost of services decreased $16,545,000, or 16.4%, for the nine months ended September 30, 2019, as compared to the corresponding prior year period. The decrease for the nine months ended September 30, 2019 is primarily attributable to decreased field service costs and a decrease in expensed subscriber acquisition costs. Subscriber acquisition costs, which include expensed equipment and labor costs associated with the creation of new subscribers, decreased to $7,085,000 for the nine months ended September 30, 2019, as compared to $12,521,000 for the nine months ended September 30, 2018 due to lower product sales volume in the Company's Direct to Consumer Channel as discussed above. Cost of services as a percentage of net revenue, excluding the effect of the fair value adjustment, decreased from 24.8% for the nine months ended September 30, 2018 to 22.0% for the nine months ended September 30, 2019.

        Selling, general and administrative.    Selling, general and administrative costs ("SG&A") decreased $7,180,000, or 7.3%, for the nine months ended September 30, 2019 as compared to the corresponding prior year period. Subscriber acquisition costs included in SG&A decreased to $20,817,000 for the nine months ended September 30, 2019, as compared to $26,402,000 for the nine months ended September 30, 2018 due to reduced subscriber acquisition selling and marketing costs associated with the creation of new subscribers. Also contributing to the year to date decreases in SG&A was the Company receiving a $4,800,000 insurance receivable settlement in April 2019 from an insurance carrier that provided coverage related to the 2017 class action litigation of alleged violation of telemarketing laws and rebrand expenses recognized in the nine months ended September 30, 2018 of $6,355,000. These decreases are partially offset by a legal settlement received in the second quarter of 2018 for $983,000, increased consulting fees on integration and implementation of various company initiatives and increased Topic 606 contract asset impairment costs incurred during the nine months ended September 30, 2019. SG&A as a percentage of net revenue, excluding the effect of the fair value adjustment, decreased from 24.4% for the nine months ended September 30, 2018 to 23.9% for the nine months ended September 30, 2019.

        Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets.    Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets decreased $12,880,000, or 8.0%, for the nine months ended September 30, 2019, as compared to the corresponding prior year period. The decrease is related to a lower number of subscriber accounts purchased in the last twelve months ended September 30, 2019, compared to the prior corresponding period. This decrease is being offset by the impact of the fresh start adjustments, in which the existing subscriber accounts as of August 31, 2019, were stated at fair value and set up on the 14-year 235% double-declining curve. This curve is shorter than the methodology utilized on newly generated subscriber accounts, due to the various aged vintages of the Company's subscriber base at August 31, 2019. The shorter amortization curve results in higher amortization expense per period. Additionally contributing to the offset is amortization on the newly established Dealer Network asset recognized upon the Company's emergence from bankruptcy.

        Interest expense.    Interest expense decreased $1,995,000, or 1.7%, for the nine months ended September 30, 2019, as compared to the corresponding prior year period. The decrease in interest expense is attributable to the Company's decreased outstanding debt balances upon the reorganization, primarily related to the retirement of the Senior Notes. Offsetting the decreases seen in the third quarter of 2019, were increases in interest expense prior to and in the bankruptcy, due to higher debt outstanding and higher interest rates.

        Income tax expense.    The Company had pre-tax income of $589,585,000 and income tax expense of $1,979,000 for the nine months ended September 30, 2019. The driver behind the pre-tax income for the nine months ended September 30, 2019 is the gain on restructuring and reorganization of $669,722,000 recognized during the nine months ended September 30, 2019, primarily due to gains recognized on the conversion from debt to equity and discounted cash settlement of the Senior Notes in accordance with the Company's bankruptcy Plan. There are no income tax impacts from this gain due to net operating loss carryforwards available for the 2019 tax year. Income tax expense for the nine months ended September 30, 2019 is attributable to the Company's state tax expense incurred from Texas margin tax. The Company had pre-tax loss of $297,800,000 and income tax expense of $4,039,000 for the nine months ended September 30, 2018. Income tax expense for the nine months ended September 30, 2018 is attributable to the Company's state tax expense incurred from Texas margin tax and the deferred tax impact from amortization of deductible goodwill related to the Company's business acquisitions.

        Net income (loss).    The Company had net income of $587,606,000 for the nine months ended September 30, 2019, as compared to a net loss of $301,839,000 for the nine months ended September 30, 2018. The driver behind the net income for the nine months ended September 30, 2019 is the gain on restructuring and reorganization of $669,722,000 recognized during the nine months ended September 30, 2019, primarily due to gains recognized on the conversion from debt to equity and discounted cash settlement of the Senior Notes in accordance with the Company's bankruptcy Plan. This gain was offset by net loss generated from normal operations as discussed above. The net loss for the nine months ended September 30, 2018 was caused largely by the goodwill impairment of $214,400,000 recognized in the second quarter of 2018 and net losses generated from normal operations.

        Adjusted EBITDA.    Adjusted EBITDA decreased $8,963,000, or 4.2%, for the nine months ended September 30, 2019, as compared to the corresponding prior year period. The decrease for the nine months ended September 30, 2019 is primarily the result of decreases in net revenue, including the effect of the $5,277,000 fair value adjustment, offset by favorable decreases in cost of services and SG&A, including subscriber acquisition costs.

        Expensed subscriber acquisition costs, net.    Subscriber acquisition costs, net decreased to $21,881,000 for the nine months ended September 30, 2019 as compared to $35,434,000 for the nine months ended September 30, 2018. The decrease in subscriber acquisition costs, net is primarily attributable to decreased production volume in the Company's Direct to Consumer Channel year over year.

Twelve Months Ended December 31, 2018, Compared to Twelve Months Ended December 31, 2017

        The following table sets forth selected data from the accompanying condensed consolidated statements of operations and comprehensive income (loss) for the periods indicated (dollar amounts in thousands).

	Year Ended December 31,
	2018	2017
Net revenue	$540,358	$553,455
Cost of services	128,939	119,193
Selling, general and administrative, including stock-based and long-term incentive compensation	118,940	155,902
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	211,639	236,788
Interest expense	180,770	145,492
Income tax benefit	(11,552)	(1,893)
Net loss(b)	(678,750)	(111,295)
Adjusted EBITDA(a)	$289,448	$313,553
Adjusted EBITDA as a percentage of Net revenue	53.6%	56.7%
Expensed subscriber acquisition costs, net
Gross subscriber acquisition costs	$47,874	$40,312
Revenue associated with subscriber acquisition costs	(4,678)	(4,852)

Expensed subscriber acquisition costs, net	$43,196	$35,460

(a)
See reconciliation of Net loss to Adjusted EBITDA below.

(b)
Included in net loss for the year ended December 31, 2018, is a goodwill impairment of $563,549,000. Refer to Note 7, Goodwill, of our consolidated financial statements for the year ended December 31, 2018, for further information.

        The following table provides a reconciliation of Net loss to total Adjusted EBITDA for the periods indicated (amounts in thousands):

	Year Ended December 31,
	2018	2017
Net loss	$(678,750)	$(111,295)
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	211,639	236,788
Depreciation	11,434	8,818
Radio conversion costs	—	450
Stock-based compensation	474	2,981
Legal settlement reserve (related insurance recovery)	(12,500)	28,000
Severance expense(a)	1,059	1,363
LiveWatch acquisition contingent bonus charges	250	189
Rebranding marketing program	7,410	880
Integration / implementation of company initiatives	516	2,425
Gain on revaluation of acquisition dealer liabilities	(240)	(1,358)
Impairment of capitalized software	—	713
Loss on goodwill impairment	563,549	—
Interest expense	180,770	145,492
Unrealized loss on derivative financial instruments	3,151	—
Refinancing expense	12,238	—
Income tax benefit	(11,552)	(1,893)

Adjusted EBITDA	$289,448	$313,553

(a)
Severance expense for the year ended December 31, 2018, related to a reduction in headcount event. Severance expense for the year ended December 31, 2017, related to transitioning executive leadership and a reduction in headcount event.

        Net revenue.    Revenue decreased $13,097,000, or 2.4%, for the year ended December 31, 2018 as compared to the corresponding prior year. The decrease in net revenue is attributable to the lower average number of subscribers in 2018. This decrease was partially offset by an increase in average RMR per subscriber due to certain price increases enacted during the past twelve months. Average RMR per subscriber increased from $44.04 as of December 31, 2017 to $45.27 as of December 31, 2018. In addition, the Company recognized a $8,149,000 increase in revenue for the year ended December 31, 2018 from the favorable impact of the new revenue recognition guidance, Topic 606, adopted effective January 1, 2018.

        Cost of services.    Cost of services increased $9,746,000, or 8.2%, for the year ended December 31, 2018 as compared to the corresponding prior year. The increase is primarily due to expensing certain direct and incremental field service costs on new contracts obtained in connection with a subscriber move ("Moves Costs") of $8,646,000 for the year ended December 31, 2018. Upon adoption of Topic 606, all Moves Costs are expensed, whereas prior to adoption, certain Moves Costs were capitalized on the balance sheet. For comparative purposes, Moves Costs capitalized as Subscriber accounts, net for the year ended December 31, 2017 were $14,366,000. Furthermore, subscriber acquisition costs, which include expensed equipment and labor costs associated with the creation of new subscribers, increased to $14,722,000 for the year ended December 31, 2018 as compared to

$12,158,000 for the year ended December 31, 2017. The increase is attributable to increased production volume in the Company's Direct to Consumer Channel. These increases were partially offset by reduced salary and wage expense due to lower headcount. Cost of services as a percent of net revenue increased from 21.5% for the year ended December 31, 2017 to 23.9% for the year ended December 31, 2018.

        Selling, general and administrative.    Selling, general and administrative costs ("SG&A") decreased $36,962,000, or 23.7%, for the year ended December 31, 2018 as compared to the corresponding prior year. The decrease is primarily attributable to a $28,000,000 legal settlement recognized in the second quarter of 2017 for class action litigation of alleged violation of telemarketing laws and the 2018 recognition of an aggregate of $12,500,000 in related insurance receivable settlements reached with multiple carriers that provided coverage on the matter. Also contributing to the decrease in 2018 were decreases in stock-based compensation expense, consulting fees related to company cost reduction initiatives and general and administrative headcount. These decreases were offset by increases in rebranding expense and SG&A subscriber acquisition costs associated with the creation of new subscribers. Subscriber acquisition costs included in SG&A increased to $33,152,000 for the year ended December 31, 2018 as compared to $28,154,000 for the year ended December 31, 2017. SG&A as a percent of net revenue decreased from 28.2% for the year ended December 31, 2017 to 22.0% for the year ended December 31, 2018.

        Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets.    Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets decreased $25,149,000, or 10.6%, for the year ended December 31, 2018 as compared to the corresponding prior year. The decrease is related to a lower number of subscriber accounts purchased in the last year ended December 31, 2018 compared to the corresponding prior year as well as the timing of amortization of subscriber accounts acquired prior to 2018, which have a lower rate of amortization in 2018 based on the applicable double declining balance amortization method. Additionally, as discussed above, Moves Costs are expensed under Topic 606, whereas prior to adoption, these Moves Costs were capitalized on the balance sheet and amortized. This change resulted in a $7,487,000 decrease in amortization expense for the year ended December 31, 2018. The decrease is partially offset by increased amortization related to accounts acquired subsequent to December 31, 2017.

        Interest expense.    Interest expense increased $35,278,000, or 24.2%, for the year ended December 31, 2018 as compared to the corresponding prior year. The increase in interest expense is attributable to increases in the Company's revolving credit facility activity, higher interest rates from increasing LIBOR rates and increased amortization of debt discount and deferred debt costs under the effective interest rate method. Amortization of debt discount and deferred debt costs included in interest expense for the years ended December 31, 2018 and 2017 was $33,452,000 and $6,819,000, respectively. Included in the Amortization of debt discount and deferred debt costs in interest expense for the year ended December 31, 2018 is $2,870,000 of accelerated amortization related to the Senior Notes debt premium and deferred debt costs and $23,215,000 of accelerated amortization related to the Company's credit facility debt discount and deferred debt costs.

        Income tax benefit.    The Company had pre-tax loss of $690,302,000 and income tax benefit of $11,552,000 for the year ended December 31, 2018. The Company had pre-tax loss of $113,188,000 and income tax benefit of $1,893,000 for the year ended December 31, 2017. The income tax benefit for the year ended December 31, 2018 is attributable to the deferred tax impact of the full impairment of the Company's goodwill, partially offset by the Company's state tax expense incurred from Texas margin tax. The income tax benefit for the year ended December 31, 2017 is primarily attributable to the United States federal tax reform legislation that was enacted on December 22, 2017, which lowered the federal corporate income tax rate from 35% to 21% beginning in fiscal year 2018.

        Net loss.    The Company had net loss of $678,750,000 for the year ended December 31, 2018, as compared to $111,295,000 for the year ended December 31, 2017. The increase in net loss is primarily related to the $563,549,000 goodwill impairment recognized in 2018 and reductions in net revenue offset by the $28,000,000 legal settlement reserve recognized in the second quarter of 2017 as discussed above.

        Adjusted EBITDA.    Adjusted EBITDA decreased $24,105,000, or 7.7%, for the year ended December 31, 2018 as compared to the corresponding prior year. The decrease is primarily the result of lower revenues, the expensing of subscriber moves in 2018 and an increase in subscriber acquisition costs as discussed above.

        Expensed subscriber acquisition costs, net.    Subscriber acquisition costs, net increased to $43,196,000 for the year ended December 31, 2018 as compared to $35,460,000 for the year ended December 31, 2017. The increase in subscriber acquisition costs, net is primarily attributable to the increase in volume of direct sales subscriber acquisitions year over year.

Twelve Months Ended December 31, 2017, Compared to Twelve Months Ended December 31, 2016

        The following table sets forth selected data from the accompanying condensed consolidated statements of operations and comprehensive income (loss) for the periods indicated (dollar amounts in thousands).

	Year Ended December 31,
	2017	2016
Net revenue	$553,455	$570,372
Cost of services	119,193	115,236
Selling, general and administrative, including stock-based and long-term incentive compensation	155,902	114,152
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	236,788	246,753
Interest expense	145,492	127,308
Income tax expense (benefit)	(1,893)	7,148
Net loss	(111,295)	(76,307)
Adjusted EBITDA(a)	$313,553	$344,848
Adjusted EBITDA as a percentage of Net revenue	56.7%	60.5%
Expensed subscriber acquisition costs(b)
Gross subscriber acquisition costs	$40,312	$29,367
Revenue associated with subscriber acquisition costs	(4,852)	(5,310)

Expensed subscriber acquisition costs, net	$35,460	$24,057

(a)
See reconciliation of Net loss to Adjusted EBITDA below

(b)
Gross subscriber acquisition costs and Revenue associated with subscriber acquisition costs for the year ended December 31, 2016, has been restated to include $3,241,000 of costs and $817,000 of revenue related to Monitronics' direct-to-consumer sales channel activities for the period.

        The following table provides a reconciliation of net loss to total Adjusted EBITDA for the periods indicated (amounts in thousands):

	Year Ended December 31,
	2017	2016
Net loss	$(111,295)	$(76,307)
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	236,788	246,753
Depreciation	8,818	8,160
Radio conversion costs	450	18,422
Stock-based compensation	2,981	2,598
Legal settlement reserve	28,000	—
Severance expense(a)	1,363	730
LiveWatch acquisition contingent bonus charges	189	3,944
Rebranding marketing program	880	2,991
Software implementation/integration	—	511
Integration / implementation of company initiatives	2,425	250
Gain on revaluation of acquisition dealer liabilities	(1,358)	(7,160)
Impairment of capitalized software	713	—
Interest expense	145,492	127,308
Refinancing expense	—	9,500
Income tax expense (benefit)	(1,893)	7,148

Adjusted EBITDA	$313,553	$344,848

(a)
Severance expense related to a reduction in headcount event and transitioning executive leadership at Monitronics.

        Net revenue.    Revenue decreased $16,917,000, or 3.0%, for the year ended December 31, 2017 as compared to the corresponding prior year. The decrease in net revenue is attributable to the lower average number of subscribers in 2017 as a result of the softness in the Dealer Channel and increased attrition as discussed in more detail above. This decrease was partially offset by an increase in average RMR per subscriber due to certain price increases enacted during the past twelve months and an increase in average RMR per new subscriber acquired. Average RMR per subscriber increased from $43.10 as of December 31, 2016 to $44.04 as of December 31, 2017.

        Cost of services.    Cost of services increased $3,957,000, or 3.4%, for the year ended December 31, 2017 as compared to the corresponding prior year. The increase is primarily attributable to increased field service costs due to a higher volume of retention jobs being completed and an increase in expensed subscriber acquisition costs attributable to Monitronics, as a result of the initiation of the Monitronics Direct installation sales channel. Subscriber acquisition costs included in cost of services, which include expensed equipment and labor costs associated with the creation of new subscribers for Monitronics and LiveWatch Security, LLC ("LiveWatch"), increased to $12,158,000 for the year ended December 31, 2017 as compared to $8,928,000 for the year ended December 31, 2016. Cost of services as a percent of net revenue increased from 20.2% for the year ended December 31, 2016 to 21.5% for the year ended December 31, 2017.

        Selling, general and administrative.    Selling, general and administrative costs ("SG&A") increased $41,750,000, or 36.6%, for the year ended December 31, 2017 as compared to the corresponding prior year. The increase is primarily attributable to a $28,000,000 legal settlement recognized in the second quarter of 2017 in relation to putative class action litigation that alleged violation of telemarketing laws. Subscriber acquisition costs included in SG&A increased to $28,154,000 for the year ended

December 31, 2017 as compared to $20,439,000 for the year ended December 31, 2016. Contributing to the increase in SG&A costs in 2017 is a $7,160,000 gain on the revaluation of a dealer liability related to the acquisition of Security Networks, LLC ("Security Networks") that was recorded in 2016 with only a similar gain of $1,358,000 recorded in 2017. Other increases are attributed to consulting fees incurred on strategic company initiatives as well as the severance event and transitioning executive leadership at Monitronics' Dallas, Texas headquarters. These increases were offset by decreases to the LiveWatch acquisition contingent bonus expense as the Company settled the retention portion of the bonus earlier in 2017 when it became due and payable and negotiated a lesser buy out of the earnout portion of the bonus in the fourth quarter of 2017. SG&A as a percent of net revenue increased from 20.0% for the year ended December 31, 2016 to 28.2% for the year ended December 31, 2017.

        Amortization of subscriber accounts, dealer network and other intangible assets.    Amortization of subscriber accounts, dealer network and other intangible assets decreased $9,965,000 and $11,915,000 for the years ended December 31, 2017 and December 31, 2016, respectively, as compared to the corresponding prior years. The decreases are attributable to the timing of amortization of subscriber accounts acquired prior to each of the preceding years ended which have a lower rate of amortization in 2016 and 2017 and are not offset by amortization on subsequent subscriber accounts acquired due to decreased purchases occurring in 2016 and 2017.

        Interest expense.    Interest expense increased $18,184,000 and $1,893,000 for the years ended December 31, 2017 and 2016, respectively, as compared to the corresponding prior years. The increase in interest expense is attributable to increases in the Company's consolidated debt balance and higher applicable margins on credit facility borrowings as a result of the refinancing of our credit facility in September 2016. The increase includes the impact of the amortization of the debt discount and deferred financing costs related to the Company's outstanding debt. Amortization of debt discount and deferred debt costs included in interest expense for the years ended December 31, 2017 and 2016, was $6,819,000 and $6,936,000, respectively. These increases were offset by decreased interest expense on the Ascent intercompany loan, as Ascent effectively retired $88,000,000 of the loan through a capital contribution in February of 2016.

        Income tax expense (benefit).    For the year ended December 31, 2017, we had a pre-tax loss of $113,188,000 and an income tax benefit of $1,893,000. For the year ended December 31, 2016, we had a pre-tax loss of $69,159,000 and income tax expense of $7,148,000. The income tax benefit for the year ended December 31, 2017, is primarily attributable to the enactment of tax reform legislation, which lowered the federal corporate income tax rate from 35% to 21% beginning in fiscal year 2018. This reduction required the Company to revalue its net deferred tax liabilities to the lower rate which resulted in an income tax benefit of approximately $9,000,000. This benefit was offset by the deferred tax impact from 2017 amortization of deductible goodwill related to the Company's business acquisitions and the Company's state tax expense. Income tax expense for the years ended December 31, 2017 and 2016, is attributable to the Company's state tax expense and the deferred tax impact from amortization of deductible goodwill attributable to Company's business acquisitions.

        Net loss.    For the year ended December 31, 2017, net loss increased to $111,295,000 from $76,307,000 for the year ended December 31, 2016. The increase in net loss is primarily related to the $28,000,000 legal settlement recognized in the second quarter of 2017, as well as other decreases in operating income through the changes in Net revenue, Cost of services and SG&A discussed above. These changes were offset by a reduction in costs incurred in 2017 under our program to upgrade subscribers' alarm monitoring systems that communicated across the AT&T 2G network, as the Company has substantially completed its radio conversion program in 2016.

        Adjusted EBITDA.    Adjusted EBITDA decreased $31,295,000, or 9.1%, for the year ended December 31, 2017 and $9,959,000, or 2.8%, for the year ended December 31, 2016, as compared to the corresponding prior years. The decrease is primarily the result of lower revenues, as discussed above, and an increase in subscriber acquisition costs, net of related revenue, which is primarily associated with an increase in Monitronics' direct-to-consumer sales activities. Subscriber acquisition costs, net of related revenue, were $35,460,000 and $24,057,000 for the years ended December 31, 2017 and 2016, respectively.

        Expensed subscriber acquisition costs.    Subscriber acquisition costs increased $11,403,000 and $9,781,000 for the years ended December 31, 2017 and 2016, respectively, as compared to the corresponding prior years. The increase in subscriber acquisition costs for the year ended December 31, 2017 is primarily attributable to the initiation of the Monitronics Direct installation sales channel and an increase in new accounts generated in LiveWatch's direct-to-consumer sales channel. The increase in subscriber acquisition costs for the year ended December 31, 2016, is related to increased account production from LiveWatch and the inclusion of only a portion of the first quarter production for LiveWatch in 2015, as it was acquired in late February 2015.

Liquidity and Capital Resources

        At September 30, 2019, we had $28,589,000 of cash and cash equivalents. Our primary sources of funds is our cash flows from operating activities which are generated from alarm monitoring and related service revenues. During the nine months ended September 30, 2019 and 2018, our cash flow from operating activities was $128,785,000 and $74,458,000, respectively. The primary drivers of our cash flow from operating activities are the fluctuations in revenues and operating expenses as discussed in "Results of Operations" above. In addition, our cash flow from operating activities may be significantly impacted by changes in working capital.

        During the nine months ended September 30, 2019 and 2018, we used cash of $91,826,000 and $111,531,000, respectively, to fund subscriber account acquisitions, net of holdback and guarantee obligations. In addition, during the nine months ended September 30, 2019 and 2018, we used cash of $8,223,000 and $11,513,000, respectively, to fund our capital expenditures.

        Our existing long-term debt at September 30, 2019 includes the aggregate principal balance of $994,000,000 under the Successor Takeback Loan Facility, Successor Term Loan Facility and the Successor Revolving Credit Facility. The Successor Takeback Loan Facility has an outstanding principal balance of $822,500,000 as of September 30, 2019 and requires principal payments of $2,056,250 per quarter, beginning December 31, 2019, with the remaining amount becoming due on March 29, 2024. The Successor Term Loan Facility has an outstanding principal balance of $150,000,000 as of September 30, 2019 and becomes due on July 3, 2024. The Successor Revolving Credit Facility has an outstanding balance of $21,500,000 as of September 30, 2019 and becomes due on July 3, 2024.

Radio Conversion Costs

        Certain cellular carriers of 3G and CDMA cellular networks have announced that they will be retiring these networks by the end of 2022. As of September 30, 2019, we have approximately 450,000 subscribers with 3G or CDMA equipment which may have to be upgraded as a result of these retirements. Additionally, in the month of September of 2019, other certain cellular carriers of 2G cellular networks have announced that the 2G cellular networks will be sunsetting as of December 31, 2020. As of September 30, 2019, we have approximately 26,000 subscribers with 2G cellular equipment which may have to be upgraded as a result of this retirement. We currently expect that we will incur between $70,000,000 to $90,000,000 during the remainder of 2019 until the second half of 2022 to complete the required upgrades. For the three and nine months ended September 30, 2019, the Company incurred radio conversion costs of $1,756,000. Total costs for the conversion of such customers are subject to numerous variables, including our ability to work with our partners and subscribers on cost sharing initiatives, and the costs that we actually incur could be materially higher than our current estimates.

Liquidity Outlook

        In considering our liquidity requirements for the next twelve months, we evaluated our known future commitments and obligations. We will require the availability of funds to finance our strategy to grow through the acquisition of subscriber accounts. We considered our expected operating cash flows as well as the borrowing capacity of our Successor Revolving Credit Facility, under which we could borrow an additional $123,500,000 as of September 30, 2019. Based on this analysis, we expect that cash on hand, cash flow generated from operations and available borrowings under the Successor Revolving Credit Facility will provide sufficient liquidity for the next twelve months, given our anticipated current and future requirements.

        Subject to our credit agreements, we may seek debt financing in the event of any new investment opportunities, additional capital expenditures or our operations requiring additional funds, but there can be no assurance that we will be able to obtain debt financing on terms that would be acceptable to us or at all. Our ability to seek additional sources of funding depends on our future financial position and results of operations, which are subject to general conditions in or affecting our industry and our customers and to general economic, political, financial, competitive, legislative and regulatory factors beyond our control.

Off-Balance Sheet Arrangements

        We do not have any off-balance sheet arrangements, as defined by applicable regulations of the SEC, that are reasonably likely to have a current or future material effect on our financial condition, results of operations, liquidity, capital expenditures or capital resources.

BUSINESS

Overview

        Monitronics International, Inc. and its subsidiaries provide residential customers and commercial client accounts with monitored home and business security systems, as well as interactive and home automation services, in the United States, Canada and Puerto Rico. Monitronics customers are obtained through our direct-to-consumer sales channel (the "Direct to Consumer Channel"), which offers both Do-It-Yourself and professional installation security solutions and our exclusive authorized dealer network (the "Dealer Channel"), which provides product and installation services, as well as support to customers.

Chapter 11 Reorganization and Merger

        On June 30, 2019, the Debtors filed the Chapter 11 Cases under the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas. The Debtors' Chapter 11 Cases were jointly administered under the caption In re Monitronics International, Inc., et al., Case No. 19-33650. On August 7, 2019, the Bankruptcy Court entered an order, Docket No. 199, confirming and approving the Debtors' Plan that was previously filed with the Bankruptcy Court on June 30, 2019. On August 30, 2019, the conditions to the effectiveness of the Plan were satisfied and the Company emerged from Chapter 11 after completing a series of transactions through which the Company and its former parent, Ascent Capital Group, Inc. merged in accordance with the terms of the Agreement and Plan of Merger, dated as of May 24, 2019. Monitronics was the surviving corporation and, immediately following the Merger, was redomiciled in Delaware in accordance with the terms of the Merger Agreement.

        Upon emergence from Chapter 11 on the Effective Date, the Company has applied ASC 852 in preparing its consolidated financial statements (see Note 2, Emergence from Bankruptcy and Note 3, Fresh Start Accounting). As a result of the application of fresh start accounting and the effects of the implementation of the Plan, a new entity for financial reporting purposes was created. The Company selected a convenience date of August 31, 2019, for purposes of applying fresh start accounting as the activity between the convenience date and the Effective Date did not result in a material difference in the financial results. References to "Successor" or "Successor Company" relate to the balance sheet and results of operations of Monitronics on and subsequent to September 1, 2019. References to "Predecessor" or "Predecessor Company" refer to the balance sheet and results of operations of Monitronics prior to September 1, 2019. With the exception of interest and amortization expense, the Company's operating results and key operating performance measures on a consolidated basis were not materially impacted by the reorganization. As such, references to the "Company" could refer to either the Predecessor or Successor periods, as defined.

General Development of Business

        Monitronics International, Inc. and its consolidated subsidiaries were wholly-owned subsidiaries of Ascent until August 30, 2019. On December 17, 2010, Ascent acquired 100% of the outstanding capital stock of Monitronics through the merger of Mono Lake Merger Sub, Inc., a direct wholly-owned subsidiary of Ascent that was established to consummate the merger, with and into Monitronics, with Monitronics as the surviving corporation in the merger. We were incorporated in the state of Texas on August 31, 1994.

        On August 16, 2013, we acquired all of the equity interests of Security Networks and certain affiliated entities (the "Security Networks Acquisition"). On February 23, 2015, we acquired LiveWatch Security, LLC, a DIY home security firm, offering professionally monitored security services through a direct-to-customer sales channel (the "LiveWatch Acquisition").

        On February 26, 2018, we entered into an exclusive, long-term, trademark licensing agreement with The Brinks Company which resulted in a complete rebranding of Monitronics and its subsidiary, LiveWatch, as Brinks Home Security (the "Brinks License Agreement"). The rollout of the Brinks Home Security brand in the second quarter of 2018 included the integration of our business model under a single brand. As part of the integration, we reorganized our business from two reportable segments, "MONI" and "LiveWatch," to one reportable segment, Brinks Home Security.

        Brinks Home Security provides residential customers and commercial client accounts with monitored home and business security systems, as well as interactive and home automation services, in the United States, Canada and Puerto Rico. Brinks Home Security customers are obtained through our Direct to Consumer Channel, which offers both Do-It-Yourself and professional installation security solutions and our Dealer Channel, which provides product and installation services, as well as support to customers.

Description of Business

        Monitronics International, Inc., a Delaware corporation, does business as Brinks Home Security and provides residential customers and commercial client accounts with monitored home and business security systems, as well as interactive and home automation services, in the United States, Canada and Puerto Rico. Our principal executive office is located at 1990 Wittington Place, Farmers Branch, Texas, telephone number (972) 243-7443.

Brinks Home Security

        We are one of the largest security alarm monitoring companies in North America, with customers under contract in all 50 states, the District of Columbia, Puerto Rico and Canada. We offer:

  •
  monitoring services for alarm signals arising from burglaries, fires, medical alerts and other events through security systems at our customers' premises;

  •
  a comprehensive platform of home automation services, including, among other things, remote activation and control of security systems, support for video monitoring, flood sensors, automated garage door and door lock capabilities and thermostat integration, with mobile device accessibility provided through our proprietary mobile notification system;

  •
  hands-free two-way interactive voice communication between our monitoring center and our customers; and

  •
  customer service and technical support related to home monitoring systems and home automation services.

        Our business model consists of two principal sales channels consisting of customers sourced through our Dealer Channel and our Direct to Consumer Channel, which sources customers through direct-to-consumer advertising primarily through internet, print and partnership program marketing activities. In May 2018, both the Dealer Channel and Direct to Consumer Channels began to go to market under the Brinks Home Security brand.

        Our Dealer Channel, which we consider exclusive based on our right of first refusal with respect to any accounts generated by such dealers, is our largest source of customers, representing 66% of gross additional customers during the year ended December 31, 2018, when excluding bulk account purchases in the period. By outsourcing the low margin, high fixed-cost elements of our business to a large network of dealers, it has significant flexibility in managing our asset-light cost structure across business cycles. Accordingly, we are able to allocate capital to growing our revenue-generating customer base rather than to local offices or depreciating hard assets and, we believe, derive higher cash flow generation.

        Our Direct to Consumer Channel is an important addition to our channel diversity. Our Direct to Consumer Channel accounted for 34% of our gross additional customers during the year ended December 31, 2018, when excluding bulk account purchases in the period. Our Direct to Consumer Channel provides customers with a DIY home security product and a professional installation option. Our DIY offering provides an asset-light, geographically unconstrained product. In contrast to our Dealer Channel with local market presence, our Direct to Consumer Channel generates accounts through leads from direct response marketing. The Direct to Consumer Channel, including DIY, is expected to lower creation costs per account acquired.

        We generate nearly all of our revenue from fees charged to customers under AMAs, which include access to interactive and automation features at a higher fee. Additional revenue is also generated as our customers bundle other interactive services with their traditional monitoring services. During the year ended December 31, 2018, 94% of new customers purchased at least one of our interactive services alongside traditional security monitoring services. As of December 31, 2018, we had 921,750 subscribers generating $41,700,000 of RMR. During the nine months ended September 30, 2019, the company acquired 63,974 additional subscriber accounts for a total of 865,848 subscribers at the end of the period, generating RMR of $39,200,000.

        We generate incremental revenue through product and installation sales or by providing additional services, such as maintenance and wholesale contract monitoring. Contract monitoring includes fees charged to other security alarm companies for monitoring their accounts on a wholesale basis. As of December 31, 2018, we provided wholesale monitoring services for approximately 56,000 accounts. The incremental revenue streams do not represent a significant portion of our overall revenue.

Sales and Marketing

        In June 2018, management began marketing the Brinks Home Security brand directly to consumers through internet and print national advertising campaigns and partnerships with other subscription- or member-based organizations and businesses. This, coupled with our authorized dealer nationwide network, is an effective way for us to market alarm systems. Locally-based dealers are often an integral part of the communities they serve and understand the local market and how best to satisfy local needs. By combining the dealer's local presence and reputation with the nationally marketed Brinks Home Security brand, accompanied with its high quality service and support, we are able to cost-effectively provide local services and take advantage of economies of scale where appropriate. We also offer a differentiated go-to-market strategy through direct response TV, internet and radio advertising.

Dealer Channel

        Our Dealer Channel consists of approximately 300 independent dealers who are typically small businesses that sell and install alarm systems. These dealers generally do not retain the AMAs due to the scale and large upfront investment required to build and efficiently operate monitoring stations and related infrastructure. These dealers typically sell the AMAs to third parties and outsource the monitoring function for any AMAs they retain. The initial contract term for contracts generated by the dealers are typically three years, with automatic renewals annually or on a month-to-month basis depending on state and local regulations. We have the ability to monitor signals from nearly all types of residential security systems.

        We generally enter into exclusive contracts with dealers that typically have initial terms ranging between two to five years, with renewal terms thereafter. In order to maximize revenue and geographic diversification, we partner with dealers from throughout the U.S. We believe our ability to maximize return on invested capital is largely dependent on the quality of our dealers and the accounts acquired. In addition, rigorous underwriting standards are applied to, and a detailed review is conducted of, each AMA to be acquired.

        We generally acquire each new AMA at a cost based on a multiple of the account's RMR. The dealer contracts generally provide that if an acquired AMA is terminated within the first 12 months, the dealer must replace the AMA or refund the AMA purchase price. To secure the dealer's obligation, we typically retain a percentage of the AMA purchase price.

Customer Integration and Marketing

        Dealers in our Dealer Channel typically introduce customers to us when describing our central monitoring station. Following the acquisition of an AMA from a dealer, the customer is notified that we are responsible for all their monitoring and customer service needs. The customer's awareness and identification of our brand as the monitoring service provider is further supported by the distribution of branded materials by the dealer to the customer at the point of sale. Such materials may include the promotional items listed below. All materials provided in the dealer model focus on the Brinks Home Security brand and our role as the single source of support for the customer.

Dealer Network Development

        We remain focused on expanding our network of independent authorized dealers. To do so, we have established a dealer program that provides participating dealers with a variety of support services to assist them as they grow their businesses. Authorized dealers may use the Brinks Home Security brand name in their sales and marketing activities and on the products they sell and install. Authorized dealers benefit from their affiliation with us and our national reputation for high customer satisfaction, as well as the support they receive from us. Authorized dealers also have the opportunity to obtain discounts on alarm systems and other equipment purchased by such dealers from original equipment manufacturers. We also make available sales, business and technical training, sales literature, co-branded marketing materials, sales leads and management support to our authorized dealers. In most cases, these services and cost savings would not be available to security alarm dealers on an individual basis.

        Currently, we employ sales representatives to promote our authorized dealer program, find account acquisition opportunities and sell our monitoring services. We target independent alarm dealers across the U.S. that can benefit from our dealer program services and can generate high quality monitoring customers for us. We use a variety of marketing techniques to promote the dealer program and related services. These activities include direct mail, trade magazine advertising, trade shows, internet web site marketing, publicity and telemarketing.

Dealer Marketing Support

        We offer our authorized dealers an extensive marketing support program that is focused on developing professionally designed sales and marketing materials that will help dealers market alarm systems and monitoring services with maximum effectiveness. Materials offered to authorized dealers include:

  •
  sales brochures and flyers;

  •
  yard signs;

  •
  window decals;

  •
  customer forms and agreements;

  •
  sales presentation binders;

  •
  door hangers;

  •
  vehicle graphics;

  •
  trade show booths; and

  •
  clothing bearing the Brinks Home Security brand name.

        These materials are made available to dealers at prices that our management believes would not be available to dealers on an individual basis.

        Sales materials used by authorized dealers promote both the Brinks Home Security brand and the dealer's status as a Brinks Home Security authorized dealer. Dealers often sell and install alarm systems which display the Brinks Home Security logo and telephone number, which further strengthens consumer recognition of their status as Brinks Home Security authorized dealers. Management believes that the dealers' use of our brand to promote their affiliation with one of the nation's largest alarm monitoring companies boosts the dealers' credibility and reputation in their local markets and also assists in supporting their sales success.

Negotiated Account Acquisitions

        In addition to the development of our Dealer Channel, we periodically acquire alarm monitoring accounts from other alarm companies in bulk on a negotiated basis. Our management has extensive experience in identifying potential opportunities, negotiating account acquisitions and performing thorough due diligence, which helps facilitate execution of new acquisitions in a timely manner.

Direct to Consumer Channel

        We are also a leading DIY home security provider offering professionally monitored security services through the Direct to Consumer Channel. The Direct to Consumer Channel obtains subscribers through e-commerce online sales and through a trained inside sales phone operation. Historically, this channel offered substantial equipment subsidies to initiate, renew or upgrade AMAs. However, we have recently changed our approach on the initial sale and are now charging and collecting full sales price on most of our equipment offerings. For certain qualified customers, third party financing is available for customers to pay for their equipment. We receive the cash for these sales from the third party financing company, and we pay a contractual financing fee per transaction. Contract terms for AMAs originated through the Direct to Consumer Channel can vary depending on packages selected, with the current standard offering being a three year contract. The Company is recently exploring no contract options for certain security offerings. The Direct to Consumer Channel is currently the primary channel to market and acquire customers subscribing to alarm monitoring and other interactive services provided in our Nest partnership.

        When a customer initiates and completes the sales process to obtain alarm monitoring services, including signing an AMA, we pre-configure the alarm monitoring system based on the customer's specifications, then package and ship the equipment directly to the customer. The customer can either self-install the equipment or we can provide an installation technician to perform the installation on-site. The customer or installation technician activates the monitoring service with our central station over the phone.

Customer Operations

        Once a customer has contracted for services, we provide 24-hour monitoring services through our alarm monitoring center as well as billing and 24-hour technical support through our customer care center, located in Farmers Branch, Texas. Our alarm monitoring center has received the Monitoring Association's prestigious Five Diamond certification. Five Diamond certification is achieved by having all alarm monitoring operators complete special industry training and pass an exam.

        We have a back-up facility in Dallas, Texas that is capable of supporting monitoring and certain customer service operations in the event of a disruption at our primary alarm monitoring and customer care center.

        Our telephone systems utilize high-capacity, high-quality, digital circuits backed up by conventional telephone lines. When an alarm signal is received at the monitoring facility, it is routed to an operator. At the same time, information concerning the subscriber whose alarm has been activated and the nature and location of the alarm signal is delivered to the operator's computer terminal. The operator is then responsible for following standard procedures to contact the subscriber or take other appropriate action, including, if the situation requires, contacting local emergency service providers. We never dispatch our own personnel to the subscriber's premises in response to an alarm event. If a subscriber lives in an area where the emergency service provider will not respond without verification of an actual emergency, we will contract with an independent third party responder if available in that area.

        Security system interactive and home automation services are contracted with and provided by various third party technology companies to the subscriber.

        We seek to increase subscriber satisfaction and retention by carefully managing customer and technical service. The customer care center handles all general inquiries from all subscribers, including those related to subscriber information changes, basic alarm troubleshooting, alarm verification, technical service requests and requests to enhance existing services. We have a proprietary centralized information system that enables us to satisfy a substantial amount of subscriber technical inquiries over the telephone, without dispatching a service technician. If the customer requires field service, we rely on our nationwide network of independent service dealers and over 85 employee field service technicians to provide such service. We closely monitor service dealer performance with customer satisfaction forms, follow-up quality assurance calls and other performance metrics. In 2018, we dispatched approximately 255 independent service dealers around the country to handle our field service.

Customers

        We believe that our subscriber acquisition process, which includes both clearly defined customer account standards and a comprehensive due diligence process focusing on both the dealers and the AMAs to be acquired, contributes significantly to the high quality of our subscriber base. For each of the last five calendar years, the average credit score associated with AMAs that were acquired was 710 or higher on the FICO scale.

        Approximately 94% of our subscribers are residential homeowners and the remainder are small commercial accounts. We believe that by focusing on residential homeowners, rather than renters, we can reduce attrition, because homeowners relocate less frequently than renters.

Intellectual Property

        Pursuant to the terms of the Brinks License Agreement, Monitronics has exclusive use of the Brinks and Brinks Home Security trademarks related to the residential smart home and home security categories in the U.S. and Canada. The Brinks License Agreement provides for an initial term of seven years and, subject to certain conditions, allows for subsequent renewal periods whereby Monitronics can extend the agreement beyond 20 years. We also own certain proprietary software applications that are used to provide services to our dealers and subscribers, including various trademarks, patents and patents pending related to our "ASAPer" system, which causes a predetermined group of recipients to receive a text message automatically once an alarm is triggered. Other than as mentioned above, we and our subsidiaries do not hold any patents or other intellectual property rights on our proprietary software applications.

Strategy

        Our goal is to maximize return on invested capital, which we believe may be achieved by pursuing the following strategies:

  Capitalize on Limited Market Penetration

        We seek to capitalize on what we view as the current limited market penetration in security services and grow our existing customer base through the following initiatives:

  •
  continue to develop our leading dealer position in the market to drive acquisitions of high quality AMAs;

  •
  leverage our Direct to Consumer Channel to competitively secure new customers without significantly altering our existing asset-light business model;

  •
  increase home integration, automation and ancillary product offerings; and

  •
  continue to monitor potential accretive merger and acquisition opportunities and further industry contraction.

  Proactively Manage Customer Attrition

        Customer attrition has historically been reasonably predictable, and we regularly identify and monitor the principal drivers thereof, including our customers' credit scores, which we believe are the strongest predictors of retention. We seek to maximize customer retention by consistently offering high quality automated home monitoring services and increasing the average life of acquired AMAs through the following initiatives:

  •
  maintain the high quality of our customer base by continuing to implement our highly disciplined AMA acquisition program;

  •
  continue to motivate our dealers to obtain only high-quality accounts through incentives built into purchase multiples and by having a performance guarantee on substantially all dealer originated accounts;

  •
  prioritize the inclusion of interactive and home automation services in the AMAs we purchase, which we believe increases customer retention;

  •
  proactively identifying customers "at-risk" for attrition through new technology initiatives;

  •
  improve customer care and first call resolution;

  •
  continue to implement initiatives to reduce core attrition, which include more effective initial on-boarding of customers, conducting customer surveys at key touchpoints and competitive retention offers for departing customers; and

  •
  utilize available customer data to actively identify customers who are relocating and target retention of such customers.

  Maximize Economics of Business Model

        Due to the scalability of our operations and the low fixed and variable costs inherent in our cost structure, we believe we will continue to experience Adjusted EBITDA margins as costs are spread over our recurring revenue streams. In addition, we seek to optimize the rate of return on investment by managing subscriber acquisition costs. Subscriber acquisition costs, whether capitalized or expensed, include the direct costs related to the Direct to Consumer Channel, the acquisition costs to acquire AMAs from the Dealer Channel and certain sales and marketing costs. We consistently offer what we view as competitive rates for account acquisition. We believe our cash flows may also benefit from our continued efforts to decrease our cost to serve by investing in customer service automation and targeting cost saving initiatives. For a discussion of Adjusted EBITDA, see "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Grow Dealer Channel

        We plan to expand AMA acquisitions by targeting new dealers from whom we expect to generate high quality customers. We believe that by providing dealers with a full range of services designed to assist them in all aspects of their business, including sales leads, sales training, technical training, comprehensive on-line account access, detailed weekly account summaries, sales support materials and discounts on security system hardware purchased through our strategic alliances with security system manufacturers, we are able to attract and partner with dealers that will succeed in our existing dealer network.

        For a description of the risks associated with the foregoing strategies, and with the Company's business in general, see "Risk Factors."

Seasonality

        Our business experiences a certain level of seasonality. Because more household moves take place during the second and third calendar quarters of each year, our disconnect rate and new customer additions may be higher in those quarters than in the first and fourth calendar quarters. In addition, we may see increased servicing costs related to higher alarm signals and customer service requests as a result of customer power outages and other issues due to weather-related incidents.

Industry; Competition

        The security alarm industry is highly competitive and fragmented. Our competitors include other major security alarm companies with nationwide coverage, numerous smaller providers with regional or local coverage and certain large multi-service organizations that operate in multiple industries, including the technology, telecommunications and cable businesses. Our significant competitors for obtaining subscriber AMAs include:

  •
  ADT, Inc. ("ADT");

  •
  Vivint, Inc.;

  •
  Guardian Protection Services, Inc.;

  •
  Vector Security, Inc.;

  •
  Comcast Corporation;

  •
  SimpliSafe, Inc.; and

  •
  Ring LLC.

        Competition in the security alarm industry is based primarily on reputation for quality of service, market visibility, services offered, price and the ability to identify and obtain customer accounts. Competition for customers has also increased in recent years with the emergence of DIY home security providers and other technology companies expanding into the security alarm industry. We believe we compete effectively with our competitors due to our reputation for reliable monitoring, customer and technical services, the quality of our services and our relatively lower cost structure. We believe the dynamics of the security alarm industry favor larger alarm monitoring companies, such as Brinks Home Security, with a nationwide focus that have greater resources and benefit from economies of scale in technology, advertising and other expenditures.

        Some of these security alarm companies have also adopted, in whole or in part, a dealer program similar to ours. In these instances, we must also compete with these programs in recruiting dealers. We believe we compete effectively with other dealer programs due to the quality of our dealer support services and our competitive acquisition terms. Our significant competitors for recruiting dealers include:

  •
  ADT;

  •
  Central Security Group, Inc.;

  •
  Guardian Protection Services, Inc.; and

  •
  Vector Security, Inc.

Regulatory Matters

        Our operations are subject to a variety of laws, regulations and licensing requirements of federal, state and local authorities including federal and state customer protection laws. In certain jurisdictions, we are required to obtain licenses or permits to comply with standards governing employee selection and training and to meet certain standards in the conduct of our business. The security industry is also subject to requirements imposed by various insurance, approval, listing and standards organizations. Depending upon the type of subscriber served, the type of security service provided and the requirements of the applicable local governmental jurisdiction, adherence to the requirements and standards of such organizations is mandatory in some instances and voluntary in others.

        Although local governments routinely respond to panic and smoke/fire alarms, there are an increasing number of local governmental authorities that have adopted or are considering various measures aimed at reducing the number of false burglar alarms. Such measures include:

  •
  subjecting alarm monitoring companies to fines or penalties for false alarms;

  •
  imposing fines on alarm subscribers for false alarms;

  •
  imposing limitations on the number of times the police will respond to false alarms at a particular location;

  •
  requiring additional verification of intrusion alarms by calling two different phone numbers prior to dispatch ("Enhanced Call Verification"); and

  •
  requiring visual verification of an actual emergency at the premises before the police will respond to an alarm signal.

        Enhanced Call Verification has been implemented as standard policy by us.

        Security alarm systems monitored by us utilize telephone lines, internet connections, cellular networks and radio frequencies to transmit alarm signals. The cost of telephone lines and the type of equipment that may be used in telephone line transmissions are currently regulated by both federal and state governments. The operation and utilization of cellular and radio frequencies are regulated by the FCC and state public utility commissions. For additional information on the regulatory framework in which we operate, please see "Risk Factors—Risks Relating to Regulatory Matters."

Employees

        As of December 31, 2018, we had over 1,190 full-time employees and over 40 part-time employees, all of which are located in the U.S.

Legal Proceedings

        In the ordinary course of business, from time to time, the Company and its subsidiaries are the subject of complaints or litigation from subscribers or inquiries or investigations from government officials, sometimes related to alleged violations of state or federal consumer protection statutes. The Company and its subsidiaries may also be subject to employee claims based on, among other things, alleged discrimination, harassment or wrongful termination claims. Although no assurances can be given, in the opinion of management, none of the pending actions are likely to have a material adverse impact on the Company's financial position or results of operations, either individually or in the aggregate.

Quantitative and Qualitative Disclosure of Market Risks

        We have exposure to changes in interest rates related to the terms of our debt obligations. The table below provides information about our outstanding debt obligations that are sensitive to changes in interest rates. Debt amounts represent principal payments by maturity date as of September 30, 2019.

Year	Amount (in thousands)
Remainder of 2019	$2,056
2020	8,225
2021	8,225
2022	8,225
2023	8,225
2024	959,044
Thereafter	—

Total	$994,000

MANAGEMENT

Directors and Executive Officers of Monitronics International, Inc.

        The following table provides information regarding our current executive officers and directors.

Name	Age	Position
Jeffery R. Gardner	59	Chief Executive Officer and Director
Fred A. Graffam III	53	Chief Financial Officer and Executive Vice President
William E. Niles	56	General Counsel and Executive Vice President
Patrick J. Bartels, Jr	43	Director
Stephen Escudier	37	Director
Mitchell Grossinger Etess	61	Director
Michael Kneeland	65	Director
Michael Meyers	62	Director
Dick Seger	66	Director

        Jeffrey R. Gardner serves as a Director and as the Chief Executive Officer and President of Monitronics and has served as a Director of Ascent since November 2016. Mr. Gardner has more than 25 years of expertise in the telecommunications industry and has specific expertise in the areas of operations management, strategic development, finance, accounting and financial reporting. Mr. Gardner was the President and CEO of Windstream, a Fortune 500 communications and services provider. Before that, he was Executive Vice President and Chief Financial Officer of Alltel Corporation, and served in various executive positions at 360 Communications. Mr. Gardner also currently serves on the board of directors for CalAmp Corporation and the Qorvo Corporation, where he is also Chair of the audit committee. From 2006 to 2015, Mr. Gardner served on the board of directors for Windstream Corporation. From 2012 to 2013, Mr. Gardner served as Chair of the United States Telecom Association. Mr. Gardner earned a B.A. in finance and accounting from Purdue University and holds an MBA from the College of William & Mary. We believe Mr. Gardner is qualified to serve on our board of directors due to his extensive executive leadership experience and board experience, including experience with subscription-based businesses.

        Fred A. Graffam III has served as Chief Financial Officer and Executive Vice President of Monitronics since October 2017. Before joining the Company, Mr. Graffam had served as Senior Vice President of Finance, Investor Relations & Corporate Development of DigitalGlobe, Inc. since April 2015, as its Interim Chief Financial Officer from September 2014 to March 2015 and as Vice President Financial Planning and Analysis from July 2013 to August 2014. From April 2012 to July 2013, Mr. Graffam was Senior Vice President and Chief Financial Officer—North America/APAC Region at Level 3 Communications, Inc. (Level 3). Before joining Level 3, he spent 17 years with Comcast Corporation, serving as Senior Vice President of its Beltway Region from 2008 to 2011 and as Senior Vice President-Finance, West Division from 2002 to 2008.

        William E. Niles has served as General Counsel and Executive Vice President of Monitronics since September 2019, prior to which he served as Executive Vice President and Secretary. Mr. Niles previously served as Chief Executive Officer of Ascent from March 2018 to August 2019 and as General Counsel and Secretary of Ascent from September 2008 to August 2019. He also served as Executive Vice President of Ascent from September 2008 through March 2018 and as Executive Vice President and General Counsel of Ascent Media Group, LLC ("AMG") from January 2002 until the sale of AMG in December 2010. From August 2006 through February 2008, Mr. Niles was a member of AMG's executive committee. Prior to 2002, Mr. Niles was a senior executive handling legal and business affairs within AMG and its predecessor companies.

        Patrick J. Bartels, Jr. is a senior investment professional with 20 years of experience and currently serves as the Managing Member of Redan Advisors, LLC. His professional experience includes investing in complex financial restructurings and process intensive situations in North America, Asia and Europe in a broad universe of industries. Mr. Bartels has led creditors' committees and served as a director on numerous public and private boards of directors where has had experience with corporate governance, capital markets transactions and mergers and acquisitions. Mr. Bartels currently serves on the board of directors of B. Riley Principal Merger Corp., Parker Drilling Company, Vanguard Natural Resources, Inc., and Arch Coal, Inc. Mr. Bartels also served on the board of directors of WCI Communities, Inc. Mr. Bartels was previously a Managing Principal of Monarch Alternative Capital LP in New York, a private investment firm that focuses primarily on distressed companies. Prior to joining Monarch Alternative Capital LP, Mr. Bartels was a high-yield investments analyst at Invesco Ltd. He began his career at PricewaterhouseCoopers LLP, where he was a Certified Public Accountant. Mr. Bartels received a Bachelor of Science in Accounting with a concentration in Finance from Bucknell University. He also holds the Chartered Financial Analyst designation. We believe Mr. Bartels is qualified to serve on our board of directors due to his extensive financial and accounting experience and public company board experience.

        Stephen Escudier is a Partner with the Credit Platform at EQT Partners ("EQT") based in New York. Mr. Escudier joined EQT in 2010 in London and in 2017, moved to New York to establish EQT's credit business in North America focusing on the special situations strategy. From 2006 to 2009, prior to joining EQT, Mr. Escudier worked for Apollo Management, a private equity investment firm focusing on leveraged buyouts and the purchase of distressed securities. Before this, he was involved in structuring and negotiating financing for leveraged buyouts and corporate acquisitions in the Morgan Stanley Leveraged and Acquisition Finance team in London from 2004 to 2006. Mr. Escudier graduated from Imperial College of Science, Technology and Medicine in 2004 with a first class honours Master's degree in Mechanical Engineering. We believe Mr. Escudier is qualified to serve on our board of directors due to his extensive financial and accounting experience.

        Mitchell Grossinger Etess served as Chief Executive Officer of Mohegan Gaming & Entertainment ("Mohegan") from May 2006 to September 2015. He also served as President and Chief Executive Officer of the Mohegan Sun, a gaming and entertainment complex owned by Mohegan, from August 2004 to December 2010. Mr. Etess previously served as Mohegan's Executive Vice President of Marketing from October 1999 to August 2004 and Senior Vice President of Marketing from November 1995 to October 1999. Prior to his employment with Mohegan and Mohegan Sun, Mr. Etess served as Vice President of Marketing at Players Island and Senior Vice President of Marketing and Hotel Operations at Trump Plaza Hotel and Casino. He also held various management positions in the hospitality and advertising industries. We believe Mr. Etess is qualified to serve on our board of directors due to his extensive management experience.

        Michael Kneeland has more than 35 years of management experience in the equipment rental industry, including key positions in sales and operations with private, public and investor-owned companies, including United Rentals, Inc., Free State Industries, Inc. and Equipment Supply Company. Mr. Kneeland has been non-executive Chair of the board of directors of United Rentals since May 2019, following his retirement as chief executive officer, a position he had held since 2008. He has also served as a member of the board since 2008 and, from 2008 until March 2018, he served as president of United Rentals. Previously, he served as interim chief executive officer of United Rentals from 2007 to 2008. Mr. Kneeland joined United Rentals in 1998 as district manager upon its acquisition of Equipment Supply Company and held a variety of management roles from 1998 to 2007, including being named as Executive Vice President—Operations in 2003. Mr. Kneeland also serves on the board of directors of Anticimex Group, a private pest-control company with headquarters in Stockholm, Sweden. From 2011 until June 2019, he also served on the board of directors of YRC Worldwide, Inc., a leading provider of transportation and global logistics services, and he served as the Chair of the Compensation Committee from July 2011 until May 2017. In 2015, Mr. Kneeland was designated Co-Chair, Transportation Stakeholder Alliance (The Business Council of Fairfield County) and was also appointed to the National Advisory Board for the Johns Hopkins Berman Institute of Bioethics. We believe Mr. Kneeland is qualified to serve on our board of directors due to his extensive management experience and previous public company board experience.

        Michael Meyers currently serves as an adjunct professor at Texas Christian University, where he teaches an MBA case study course at the Neeley School of Business that focuses on how capital structure enhances shareholder value. Mr. Meyers has held this position since January 2018. He also currently serves as the Manager of Mike R. Meyers LLC, a consulting and advisory services firm. Mr. Meyers previously served as Senior Vice President and Chief Financial Officer of Ascent from 2011 until October 2017. Mr. Meyers also served as the Chief Financial Officer of Monitronics International, Inc., from July 1996 to October 2017. Prior to joining Monitronics, Mr. Meyers had over 15 years of accounting, finance, and operations experience, including working in public accounting firms as a certified public accountant. He has worked with a variety of businesses, including Fortune 500, medium and small companies. We believe Mr. Meyer is qualified to serve on our board of directors due to his experience in the home security industry and his understanding of our business and the history of our organization.

        Dick Seger founded the residential home security company Securitas Direct Verisure in Sweden in 1988 as a division of Securitas AB, a global guarding and security services company. He was appointed President and Chief Executive Officer of Securitas Direct Verisure in 2006 after it was spun-off from Securitas AB and listed at the Nasdaq OMX Stockholm Exchange. Mr. Seger served in this role until 2016. He has also has served as a board member of Anticimex AB, a global pest control company, since 2018 and as a board member of Securitas AB since 2017. Mr. Seger serves as an industrial adviser to EQT, a private equity firm, as well as to small technology start-ups. Mr. Seger holds a Master of Science from the Linköping University in Sweden. We believe Mr. Seger is qualified to serve on our board of directors due to his extensive management experience in the home security industry.

Board of Directors

        The board of directors of Monitronics consists of seven members and the current chair of the board of directors is Michael J. Kneeland. The board of directors is divided into three classes, with two directors in each of Class I and Class II and three directors in Class III. Our certificate of incorporation provides that each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected; provided that each director appointed on the Effective Date (an "Initial Director") to the first class of directors will serve for an initial term expiring at the first annual meeting of stockholders following the Effective Date (which will occur no earlier than the date that is 12 months after the Effective Date), each Initial Director appointed to the second class of directors will serve for an initial term expiring at the second annual meeting of stockholders following the Effective Date, and each Initial Director appointed to the third class of directors will serve for an initial term expiring at the third annual meeting of stockholders following the Effective Date. The Class I directors are Mitchell G. Etess and Jeffery R. Gardner; the Class II directors are Patrick J. Bartels, Jr. and Michael R. Meyers; and the Class III directors are Stephen Escudier, Dick Seger and Michael J. Kneeland. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change in control of our company. Our directors may be removed only for cause except (i) until the date of the first annual meeting of stockholders to occur after the second anniversary of the Effective Date, with the prior written consent of the stockholder(s) who designated such director an Initial Director pursuant to the Plan and (ii) a director designated or nominated by a stockholder which, together with its affiliates, beneficially owns at least ten percent of the outstanding common stock of the corporation as of the Effective Date (a "Significant Stockholder") may be removed with the prior written consent of such Significant Stockholder.

        In connection with our emergence from Chapter 11, we entered into director nominating agreements that provide affiliates of EQT the right to nominate: (i) three Class III directors so long as EQT and its affiliates own at least 27.5% of the total voting power of the Company; (ii) two Class III directors so long as EQT and its affiliates own at least 17.5% of the total voting power of the Company and (iii) one Class III director so long as EQT and its affiliates own at least 10% of the total voting power of the Company, and provide affiliates of Brigade Capital Management, LP ("Brigade") the right to nominate (i) one Class I directors so long as Brigade and its affiliates own at least 17.5% of the total voting power of the Company and (ii) one Class II directors so long as Brigade and its affiliates own at least 10% of the total voting power of the Company. See "Certain Relationships and Related Party Transactions—Director Nominating Agreement." In connection with our emergence, Stephen Escudier, Andrew Konopelski and Michael J. Kneeland were nominated as directors by EQT and Michael R. Meyers and Mitchell Etess were nominated as directors by Brigade.

        Our certificate of incorporation provides that the authorized number of directors will initially be fixed at seven directors and the total number of directors may be increased or decreased (but to no less than five or no more than nine directors) from time to time only pursuant to a resolution adopted by directors representing at least three-fourths of the whole board of directors. In addition, our certificate of incorporation and our bylaws provide that, in general, vacancies on the board of directors may be filled by a majority of directors remaining in office, even if less than a quorum.

Board Committees

        Shortly after the appointment of the current board of directors on the Effective Date, three standing committees of the board of directors were established: an Audit Committee, a Compensation Committee and a Strategy Committee. Each of these committees is governed by a charter adopted by the board. These charters establish the purposes of the respective committees as well as committee membership guidelines. They also define the authority, responsibilities and procedures of each committee in relation to each committee's role in supporting the board and assisting the board in discharging its duties in supervising and governing the Company. Each charter is available on our website at www.brinkshome.com. Information contained on or available through our website is not part of or incorporated by reference into this prospectus or any other report we may file with the SEC.

        The Audit Committee consists of Michael Meyers, Patrick J. Bartels, Jr. and Stephen Escudier, each of whom is independent under Rule 10A-3 of the Exchange Act and the applicable rules of the OTC Markets Group Inc. (the "OTC Group") (as described below). The board has determined that Mr. Bartels satisfies the definition of "audit committee financial expert" under applicable SEC rules. The chair of the Audit Committee is Michael Meyers.

        The Audit Committee oversees, reviews, acts on and reports on various auditing and accounting matters to the board, including the appointment, compensation and retention of the independent auditor, the scope of our annual audits, fees to be paid to the independent registered public accounting firm, the performance of our independent registered public accounting firm and our accounting practices. In addition, the Audit Committee oversees our compliance programs relating to legal and regulatory requirements.

        The Compensation Committee currently consists of Stephen Escudier, Patrick J. Bartels, Jr. and Mitchell G. Etess. The chair of the Compensation Committee is Stephen Escudier. The Compensation Committee approves salaries, incentives and other forms of compensation for officers and other employees. The Compensation Committee also administers any incentive compensation and benefit plans. The Compensation Committee also develops qualification criteria for selecting director candidates, identifies individuals qualified to become board members for recommendation to the board, reviews the board committee structure and recommends directors to serve as members of each committee to the board for its approval.

        The Strategy Committee consists of Dick Seger, Stephen Escudier, Michael Kneeland, Mitchell G. Etess, and Jeffery R. Gardner. The Strategy Committee assists and advises management and the board with respect to forming and evaluating our long-term plans, strategies and goals and assisting management and the board in executing such plans and strategies. The chair of the Strategy Committee is Dick Seger.

Director Independence

        Our board of directors uses the independence standards under the rules of the OTC Group applicable to issuers listed on the OTCQX Best Market. The OTC Group's definition of independence requires that the director is not an executive officer or employee of the Company and does not have any relationship, in the opinion of the Company's board, which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The board has determined that Dick Seger, Michael Kneeland, Michael Meyers, Mitchell G. Etess and Patrick J. Bartels, Jr. are independent under the OTC Group rules for purposes of service on the board of directors. There are no family relationships among any of our directors or executive officers.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serve on the board of directors or compensation committee of a company that has an executive officer who serves on our board or Compensation Committee. No member of our board is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.

Risk Oversight

        One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire board of directors is regularly informed through committee reports about such risks.

Code of Ethics and Corporate Governance Guidelines

        We have adopted a Code of Business Conduct and Ethics that is applicable to all employees, officers and members of our board of directors and Corporate Governance Guidelines applicable to our board of directors, each of which are available on our website at www.brinkshome.com. Information contained on or available through our website is not part of or incorporated by reference into this prospectus or any other report we may file with the SEC.

EXECUTIVE COMPENSATION

        This section sets forth information relating to, and an analysis and discussion of, compensation paid by our Company to:

  •
  William E. Niles;

  •
  Jeffery R. Gardner;

  •
  Fred A. Graffam III; and

  •
  William R. Fitzgerald.

        Prior to the Merger with Ascent, certain of our named executive officers received compensation from Ascent. The following disclosure describes the compensation paid to our named executive officers in 2018 by Monitronics and by Ascent (which we refer to collectively in this section as the "Company"). We refer to Messrs. Fitzgerald, Gardner, Graffam and Niles in this prospectus, collectively, as our named executive officers.

Compensation Discussion and Analysis

  Overview

        Prior to the Merger, the compensation committee of Ascent's board of directors had responsibility for overseeing the compensation of our named executive officers and ensuring that their compensation packages are consistent with our compensation objectives. In furtherance of this purpose, the compensation committee considered and approved all components of the named executive officers' compensation packages, including periodic corporate goals and objectives upon which compensation decisions are made. The compensation committee also administered Ascent's equity incentive plans and had the authority to make and modify grants under, and to approve or disapprove participation in, such plans (in each case, other than with respect to awards granted to nonemployee directors). Since the Merger, our board of directors has had responsibility for overseeing the compensation of our named executive officers.

  Objectives

        The compensation program for our named executive officers in 2018 was designed to meet the following objectives that align with and support our strategic business goals:

  •
  attracting and retaining executive managers with the industry knowledge, skills, experience and talent to help our Company attain its strategic objectives and build long-term company value;

  •
  emphasizing variable performance-based compensation components, which include equity-based compensation, by linking individual compensation with corporate operating metrics as well as individual professional achievements; and

  •
  aligning the interests of management of our Company with the interests of stockholders.

  Principles

        The following principles were used to guide the design of our executive compensation program in 2018 and to ensure that the program is consistent with the objectives described above:

        Competitive Positioning.    We believe that our executive compensation program must provide compensation to our named executive officers that is both reasonable in relation to, and competitive with, the compensation paid to similarly situated employees of companies in our similar industries and companies with which we compete for talent, taking into account many factors, including cost-of-living considerations. See "Setting Executive Compensation" below.

        "Pay for Performance" Philosophy.    We believe our compensation program should align the interests of our named executive officers with the interests of our Company and our stockholders by strengthening the link between pay and Company and individual performance. Accordingly, the compensation committee believed variable compensation, including plan-based awards, should represent a significant portion of the total compensation mix for our named executive officers.

        At Ascent's 2017 annual stockholders meeting, Ascent's stockholders representing 97.5% of its aggregate voting power present and entitled to vote on our say-on-pay proposal approved, on an advisory basis, Ascent's executive compensation, as disclosed in Ascent's proxy statement for its 2017 annual meeting of stockholders. Ascent's compensation committee did not implement any material changes in 2018 to the executive compensation program as a result of that vote.

  Role of Chief Executive Officer in Compensation Decisions

        As a general matter, our Chief Executive Officer provided recommendations to the compensation committee with respect to all elements of compensation proposed to be paid to the other named executive officers in conjunction with his evaluation of their performance. Mr. Fitzgerald participated in the compensation committee's discussions with respect to the compensation of Messrs. Gardner, Graffam and Niles, and Messrs. Gardner, Graffam and Niles provided recommendations to the compensation committee with respect to the design of our Company's 2018 cash and equity incentive awards. For additional information regarding our named executive officers' compensation packages, see "Equity Incentive Compensation" and "Employment Agreements" below.

  Setting Executive Compensation

        Consistent with the principles outlined above, the compensation committee considered compensation data relating to other companies in reviewing and approving the compensation packages of our named executive officers. Historically, the compensation committee had focused on a select group of peer companies that operated in various markets within the technology, media, communications and entertainment industries. However, in connection with the transition out of the media and entertainment business, the compensation committee hired Compensia, Inc., a compensation consultant ("Compensia"), in May 2011 to assist the compensation committee in identifying a new peer group of companies, gathering market data on competitive market practices with respect to cash and equity-based compensation and developing an updated compensation framework, including with respect to equity awards (such as award types, vesting parameters and individual allocations).

        Along with Compensia, the compensation committee developed a peer group list taking into account our focus on the alarm monitoring and security business (a technology business supported by subscription-based revenue), our range of financial performance metrics and our aggregate market capitalization. Compensia advised the compensation committee that our peer group of companies should be comprised of those in the technology space and those with a subscription/service-based business model, which together most closely correlate to our current business and operations. The compensation committee then further updated the peer group in September 2017 as set forth below:

8x8, Inc.	Control4 Corporation
Alarm.com Holdings, Inc.	CSG Systems International, Inc.
ATN International, Inc.	Cumulus Media, Inc.
Barracuda Networks, Inc.	DigitalGlobe, Inc.
BroadSoft, Inc.	Gigamon Inc.
Cardtronics Inc.	National CineMedia, Inc.
Consolidated Communications Holdings, Inc.	RingCentral, Inc.
Vonage Holdings Corporation

        The compensation committee did not apply specific benchmarking parameters that formed the basis for any of the named executive officers' employment agreements. Rather, the compensation committee incorporated the competitive market data received from Compensia, including as to the compensation paid by the peer groups described above, into the compensation committee's total mix of information (including its members' general business and industry knowledge and experience and its evaluation of each named executive officer's job performance) in establishing what the compensation committee believed to be reasonable and competitive variable elements of each named executive officer's compensation package.

Elements of 2018 Executive Compensation

        For 2018, the principal components of compensation for our named executive officers were:

  •
  base salary;

  •
  discretionary and performance-based cash bonuses;

  •
  equity incentive compensation;

  •
  severance payments to Mr. Fitzgerald; and

  •
  limited perquisites and personal benefits.

        A summary of each element of our 2018 compensation program is set forth below. We believe that each element complements the others and that together they serve to achieve our compensation objectives.

  Base Salary

        We provide competitive base salaries to attract and retain high-performing executive talent. We believe that a competitive base salary is an important component of compensation, as it provides a degree of financial stability for executives. The base salary level of each named executive officer is generally determined based on the responsibilities performed by such officer, his or her experience, overall effectiveness and demonstrated leadership ability, the performance expectations set for such officer, and competitive market factors. Messrs. Gardner and Graffam did not receive a base salary increase with respect to 2018. In recognition of the favorable 2018 performance of Mr. Niles of his duties as General Counsel of Ascent and taking into account cost-of-living adjustments, with respect to 2018, Mr. Niles received a $10,000 increase in his base salary to $460,000 for 2018. The compensation committee later increased Mr. Niles' 2018 base salary to $500,000, effective April 1, 2018, in connection with his appointment as Chief Executive Officer of Ascent. Mr. Fitzgerald received a base salary of $825,000 under his former employment agreement, which established his compensation as our Chairman of the Board and Chief Executive Officer prior to its expiration on March 31, 2018. In connection with the expiration of his employment agreement, the Ascent board of directors appointed Mr. Fitzgerald non-executive Chairman of the Board and approved an annual cash retainer of $282,500 (annualized) and certain performance equity awards his continued service on our Board.

        Bonuses: Performance-Based and Other.    The compensation committee adopted performance-based bonus programs for 2018 for Messrs. Niles, Gardner and Graffam. Mr. Niles' performance-based bonus would be determined based on an evaluation of his performance against certain key performance indicators ("KPIs") below. Mr. Gardner's employment agreement provides that 80% of his performance-based bonus was subject to achieving quantitative financial objectives, which were as follows for 2018: (i) Pre-SAC Adjusted EBITDA (which is Adjusted EBITDA as defined in our Annual Report on Form 10-K for the year ended December 31, 2017 (the "2017 Form 10-K"), including moves costs and licensing fees but excluding subscriber acquisition costs and the related revenue of LiveWatch Security, LLC ("LiveWatch") and bonus accruals), for 2018 of approximately $331.358 million

(weighted 25%), (ii) recurring monthly revenue ("RMR") created of approximately $6.843 million for 2018 (weighted 25%), (iii) account creation cost multiple at or below 33.3x for 2018 (weighted 25%) and (iv) RMR attrition for 2018 at or below 12.0% (weighted 25.0%) (collectively, the "Quantitative Objectives"). The remaining 20% of Mr. Gardner's performance-based bonus would be determined based on an evaluation of his performance against certain KPIs below. For Mr. Graffam, 90% of his performance-based bonus was subject to achieving the Quantitative Objectives and the remaining 10% would be determined based on an evaluation of his performance against certain KPIs below.

        Messrs. Niles, Gardner and Graffam's target and maximum bonus amount for 2018 was determined by the committee taking into account each named executive officer's applicable employment agreement and was as follows: Mr. Niles: $375,000, Mr. Gardner: $945,000 and Mr. Graffam $219,000. Only the Pre-SAC Adjusted EBITDA Quantitative Objective was met with respect to the awards of Mr. Gardner and Mr. Graffam. In January 2019, the compensation committee determined, in its sole discretion, the actual portion of Messrs. Niles, Gardner and Graffam's target (which was his maximum) bonus amount that was payable under the program, after taking into account each individual's personal performance over the year based on a set of KPIs adopted for Messrs. Niles,

Gardner and Graffam with respect to 2018. The KPIs considered for Messrs. Niles, Gardner and Graffam were as follows:

Name	KPIs
William E. Niles	• Provide sound and prudent advice to the Chairman of the Board, the Board and its constituent committees on all legal and material business matters
• Pursue objectives, strategies and opportunities consistent with improving our near-term and long-term financial performance which serves to enhance shareholder value

•

Participate in all material corporate development activities including leading the negotiation of the Monitronics licensing agreement and working with constituent parties in identifying, evaluating and executing other strategic transactions, to enhance shareholder value

• Support the Monitronics Chief Executive Officer and management team in their efforts to drive improvements in the key financial performance metrics of Monitronics
• Manage Ascent and Monitronics' litigation portfolio and corporate secretarial function
• Collaborate with Ascent's Chief Financial Officer regarding SEC reporting compliance, debt covenant compliance and refinancing solutions for Monitronics
Jeffery R. Gardner	• Deliver solid gross customer gains across all channels, consistent with the 2018 budget plan
• Manage consolidation of LiveWatch and Monitronics' direct sales platforms and drive efficient unit growth consistent with 2018 budget
• Stabilize dealer channel through new customer gains
• Effectively manage Monitronics' rebranding efforts and develop a transformative marketing and sales plan to drive revenue growth
• Collaborate with Chief Financial Officer in the execution of GreenSky consumer financing initiative
• Create and implement customer retention strategy to improve RMR attrition and unit attrition
• Support Chief Financial Officer in refinancing of Monitronics' debt; with primarily focus on managing operational performance and positioning the business to show improvements to performance metrics
Fred A. Graffam III	• Partner with Ascent's Chief Executive Officer in executing the refinancing strategy
• Successfully execute on delivering accurate and timely SEC filings
• Lead setting cost control goals for the team
• Act as a strategic leader in the execution of GreenSky consumer financing initiative
• Lead investor relations messaging, strategy and execution through a challenging financial year

        After evaluating Messrs. Niles, Gardner and Graffam's performance, including Mr. Niles' performance as both General Counsel and Chief Executive Officer, over the year and taking into account the aggregate amount of his respective compensation outside of the program, the compensation committee determined the appropriate blend of compensation components for each of these named executive officers and exercised its discretionary authority to determine the amount payable to each named executive officer who participated in the program for 2018. The compensation committee also exercised its discretionary authority to pay the bonus amount payable to each such named executive officer in cash. The bonus for each named executive officer was paid as follows:

Name	Target/ Maximum Bonus	Percentage of Target/Maximum Bonus Payable	Total Discretionary Bonus	Cash Portion of Total Bonus
William E. Niles	$375,000	100%	$25,000	$400,000
Jeffery R. Gardner	$945,000	13.86%	$—	$131,000
Fred A. Graffam III	$219,000	41.96%	$—	$91,884
William R. Fitzgerald(1)	$—	—%	$—	$—

(1)
Mr. Fitzgerald did not receive any bonus payment for 2018. For more information on these awards, see "Summary Compensation Table" and "Grant of Plan-Based Awards" below.

        Monitronics Plan Awards.    In 2017, Monitronics adopted the Monitronics International, Inc. 2017 Cash Incentive Plan (the "Monitronics Plan") to encourage key employees to stay with the Company and to increase their personal interest in the continued success and progress of the Company. The Monitronics Plan provides for the grant of phantom units that are valued based on our Series A common stock and are payable in cash on each vesting date. Consistent with the Monitronics Plan's purpose, in March 2018, the compensation committee granted an additional incentive award to Mr. Graffam in the form of 61,141 phantom units with an aggregate value of $225,000 (the "CFO performance award") under the Monitronics Plan, with each unit equal to the value of one share of Ascent's Series A common stock. On the settlement date, which will be no later than fifteen days following the 20th trading day following the filing date of Ascent's Annual Report on Form 10-K in each relevant calendar year, the fair market value of the phantom units that are earned by Mr. Graffam, as determined by the compensation committee, shall be paid to Mr. Graffam in cash. The CFO performance award was divided into three tranches, with each tranche subject to the satisfaction of annual performance measures to be established by the compensation committee annually. In order for Mr. Graffam to earn any of the first tranche of the CFO performance award, Monitronics had to achieve Pre-SAC Adjusted EBITDA (as defined above) of at least 98.5% of $331.358 million, or $326.388 million, during 2018. In January 2019, the compensation committee determined that 15,285 phantom units from the first tranche of the CFO performance award had been earned by Mr. Graffam, that will be paid in cash on the settlement date. The unearned portion of the first tranche of CFO performance award was forfeited.

        Consistent with the terms of his employment agreement, in March 2018, Mr. Graffam received an additional award under the Monitronics Plan of 61,242 phantom units with an aggregate value of $225,000 (the "CFO service award"). The CFO service award is payable in cash and vests in three equal annual installments beginning on March 29, 2019, subject to his employment with the Company on each vesting date. On the settlement date, the fair market value of the phantom units that vest shall be paid to Mr. Graffam in cash. In connection with the Merger, the phantom units were adjusted to cover the value of our (post-Merger) common stock.

        Equity Incentive Compensation.    Consistent with our compensation philosophy, we seek to align the interests of our named executive officers with those of our stockholders by awarding equity-based incentive compensation, ensuring that our executives have a continuing stake in the long-term success of our Company and our subsidiaries. Accordingly, the compensation committee believes that an executive's overall mix of compensation should be weighted more heavily toward equity-based incentives.

        In 2018, Ascent maintained the Ascent Capital Group, Inc. 2015 Omnibus Incentive Plan (the "Ascent Incentive Plan"), which provided for the grant of a variety of incentive awards, including non-qualified stock options, SARs, restricted shares, restricted stock units, cash awards and performance awards and are administered by Ascent's compensation committee (other than with respect to awards made to nonemployee directors under the Ascent Incentive Plan, which are administered by the full Ascent board of directors). Our executives historically were granted stock options and awards of restricted stock in preference to other awards because of Ascent's belief that options and restricted shares better promote retention of key employees through the continuing, long-term nature of an equity investment. It was the policy of the compensation committee that stock options be awarded with an exercise price equal to fair market value on the date of grant, measured by reference to the closing sale price on the grant date.

        In 2015, the compensation committee began granting awards of performance-based restricted stock units ("performance RSUs" or "PRSUs") under the Ascent Incentive Plan that may be earned based on our achievement of KPIs selected by the committee. If the performance RSUs are not earned after the first performance period prescribed in the applicable award agreement, the applicable award agreement may provide that such unearned performance RSUs will be available to be earned in one or more subsequent years subject to the applicable performance criteria selected by the compensation committee. To the extent earned, the performance RSUs would have been subject to a back-loaded time-vesting condition over a three-year period and could have been settled in cash, shares of Ascent's Series A common stock or a combination of the foregoing. These awards are meant to encourage executives to remain with our Company over the long-term and to better align their interests with those of our stockholders.

        In March 2018, the compensation committee approved the following performance RSU awards: for Mr. Niles, the 50,000 performance RSUs with a grant date fair value of $184,000 (the "CEO PRSUs"); and for Mr. Gardner, (i) the 271,739 performance RSUs with a grant date fair value of $1.0 million (the "2018 Gardner PRSUs") and (ii) the 135,870 performance RSUs with a grant date fair value of $500,000 (the "2018-2020 Gardner PRSUs"), which in each case was the maximum number of performance RSUs that could be earned under the award. Mr. Niles received the CEO PRSUs pursuant to his appointment as our Chief Executive Officer. Mr. Gardner received his 2018 Gardner PRSUs and 2018-2020 Gardner PRSUs pursuant to his employment agreement. See "Employment Agreements." In March 2018, the compensation committee also approved, for Mr. Fitzgerald, the Chairman PRSUs (as defined below) in connection with his continued service as non-executive Chairman of the Board. See "Compensation of Directors."

        The CEO PRSUs were divided between (i) 25,000 PRSUs with a performance condition related to the capital structure of the Company and (ii) 25,000 additional PRSUs contingent upon the successful completion of a material transaction that enhances stockholder value, as determined by the compensation committee.

        In order for Mr. Gardner to earn any of the 2018 Gardner PRSUs, our Company had to achieve the Quantitative Objectives described in "Performance Based Bonuses." In April 2019, the compensation committee determined that 25% of the 2018 Gardner PRSUs had been earned by Mr. Gardner. The earned performance RSUs accelerated and vested in connection with the Merger. In order for Mr. Gardner to earn all of the 2018-2020 Gardner RSUs, our Company has to achieve Pre-SAC Adjusted EBITDA, net of subscriber acquisition costs and related revenues, of at least 95% of $375.39 million, or $356.62 million, during the three year period that commenced on January 1, 2018 and ends on December 31, 2020.

        In connection with the Merger, the compensation committee determined that the applicable performance conditions were not met, thus resulting in the forfeiture of the CEO PRSUs and the 2018-2020 Gardner PRSUs.

        Other Stock Awards.    In March 2018, the compensation committee approved an award of 50,000 restricted stock units, with a grant date fair value of $184,000, for Mr. Niles that vest ratably over four quarters commencing April 1, 2018 in connection with his appointment as our Chief Executive Officer (the "CEO RSUs"). In March 2018, the compensation committee also approved, for Mr. Fitzgerald, the Chairman RSA (as defined below) in connection with his continued service as non-executive Chairman of the Board. See "Compensation of Directors." The CEO RSUs and Chairman RSA accelerated and vested in full in connection with the Merger.

        Severance Benefits.    Effective April 1, 2018, Mr. Fitzgerald's employment agreement pursuant to which, among other things, he served as Ascent's Chairman of the Board and Chief Executive Officer, expired in accordance with its terms, and Ascent entered into a severance agreement and general release. Mr. Fitzgerald received the following payments and benefits pursuant to his severance agreement: (i) a $2,887,500 lump sum severance payment, (ii) a payment of $5,000 with respect to a tax preparation assistance, (iii) reimbursement for continued health care coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") ending on the earlier of the 24-month anniversary of March 31, 2018 and the expiration of the coverage period specified in COBRA, and (iv) a payment of $95,194 with respect to accrued but unused vacation and personal holidays.

        Perquisites and Personal Benefits.    For the year ended December 31, 2018, the limited perquisites and personal benefits provided to our named executive officers consisted generally of term life and accidental death & dismemberment insurance premiums, 401(k) matching contributions and a reimbursement from our Company relating to health insurance premiums paid by each such individual. We offer our named executive officers other benefits that are also available on the same basis to all of our salaried employees, such as medical and disability insurance premiums.

 SUMMARY COMPENSATION TABLE

Summary Compensation Table

        The following table sets forth information regarding the compensation paid to our named executive officers during the years ended December 31, 2018, 2017 and 2016 for services to us and Ascent.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
William E. Niles	2018	486,923	(2)	25,000	(3)	368,000	—	375,000	14,421	(4)(5)(6)	1,269,344
Chief Executive Officer,	2017	449,616		270,000	(7)	—	—	—	13,265	(4)(5)(6)	732,881
General Counsel and	2016	439,994		—		—	—	235,000	12,842	(4)(5)(6)	687,836
Secretary
Jeffery R. Gardner	2018	540,000		—		1,500,000	—	131,000	11,022	(4)(6)	2,182,022
Executive Vice President	2017	540,000		—		1,500,000	—	—	10,139	(4)(6)	2,050,139
	2016	525,388		—		1,500,000	—	400,000	9,735	(4)(6)	2,435,123
Fred A. Graffam III	2018	365,000		—		450,000	—	91,884	5,581	(4)(6)	912,465
Senior Vice President and	2017	84,231	(8)	50,538	(9)	150,000	—	—	37,959	(4)(10)	322,728
Chief Financial Officer
William R. Fitzgerald	2018	237,981	(11)	—		—	—	—	3,692,718	(5)(6)(12)	3,930,699
Chairman and former	2017	825,000		—		—	—	—	18,062	(4)(5)(6)	843,062
Chief Executive Officer	2016	825,379		—		—	—	425,000	18,898	(4)(5)(6)	1,269,277

(1)
The aggregate grant date fair value of Ascent restricted share awards and performance-based restricted stock unit awards and Monitronics phantom unit awards has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 14 to our consolidated financial statements for the year ended December 31, 2018 (which are included in Ascent's Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the "2018 Form 10-K")). With respect to Messrs. Gardner and Niles' performance RSU awards and Mr. Graffam's CFO performance award, the amounts included in the Stock Awards column reflect the grant date fair value of the maximum number of performance RSUs or, in Mr. Graffam's case, phantom units that may be earned.

(2)
Reflects Mr. Niles' base salary as our General Counsel and Secretary through March 31, 2018 and his base salary as our Chief Executive Officer, General Counsel and Secretary on and after April 1, 2018.

(3)
Represents a discretionary bonus in the amount of $25,000 for Mr. Niles.

(4)
Includes the following term life and AD&D insurance premiums:

	Amounts ($)
Name	2018	2017	2016
William E. Niles	1,005	771	754
Jeffery R. Gardner	45	45	45
Fred A. Graffam III	45	11	N/A
William R. Fitzgerald	—	1,116	1,116
(5)
Includes the following matching contributions to the applicable named executive officer's 401(k) account:

	Amounts ($)
Name	2018	2017	2016
William E. Niles	2,438	2,400	2,650
William R. Fitzgerald	2,650	2,650	2,650
(6)
Includes a reimbursement paid to Messrs. Niles, Gardner and Graffam with respect to health insurance premiums paid by Messrs. Niles and Gardner for 2016 and 2017 and by Mr. Graffam for 2018 and a reimbursement paid to Mr. Fitzgerald for continued health care coverage pursuant to COBRA.

(7)
Represents a discretionary bonus in the amount of $270,000 for Mr. Niles.

(8)
Prorated for Mr. Graffam based on length of employment in 2017.

(9)
Represents a one-time bonus amount paid to Mr. Graffam pursuant to his employment agreement. See "Employment Agreements" below.

(10)
Includes $37,948 in relocation expenses reimbursed to Mr. Graffam.

(11)
Prorated for Mr. Fitzgerald based on length of employment in 2018. Mr. Fitzgerald received an annual cash retainer for his service as non-executive Chairman of the Board, as disclosed under "All Other Compensation."

(12)
Includes a $2,887,500 lump sum severance payment, a payment of $5,000 with respect to tax preparation assistance, and a payment of $95,194 with respect to accrued but unused vacation and personal holidays pursuant to the severance agreement and general release entered into between Mr. Fitzgerald and Ascent. Also includes, with respect to Mr. Fitzgerald's service as non-executive Chairman of the Board, aggregate payments of (i) $211,875, with respect to the prorated portion of his annual cash retainer fee, (ii) $88,125, representing the grant date fair value of the Chairman RSA, and (iii) $400,000, representing the grant date fair value of the Chairman PRSUs. The aggregate grant date fair value of Mr. Fitzgerald's Chairman RSA and Chairman PRSUs has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 14 to Ascent's consolidated financial statements for the year ended December 31, 2018 (which are included in Ascent's 2018 Form 10-K).

Employment Agreements

  Named Executive Officers

        Each of Messrs. Niles, Gardner, Graffam and Fitzgerald entered into an employment agreement with Ascent, which agreement, in each case, sets forth the respective terms and conditions of the applicable named executive officer's employment. In April 2018, Ascent entered into an amended and restated employment agreement with Mr. Niles in connection with his employment as Chief Executive Officer, General Counsel and Secretary. Mr. Fitzgerald's employment agreement expired in March 2018 in accordance with its terms, and Ascent entered into a severance agreement and general release and director compensation arrangements with him in connection with his continued service as non-executive Chairman of the Board. See "Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Severance Benefits" and "Compensation of Directors."

        The material terms of the employment agreements of Messrs. Niles, Gardner, Graffam and Fitzgerald in effect during 2018 are described below.

        Term.    The term of Mr. Niles' former employment agreement was nine years, commencing effective as of March 1, 2011 and ending on March 1, 2020. The term of Mr. Niles' amended and restated employment agreement is approximately two years, commencing effective as of April 1, 2018 and ending on February 28, 2020. The term of Mr. Gardner's employment agreement is five years, commencing effective as of September 10, 2015 and ending on September 9, 2020. The term of Mr. Graffam's employment is three years, commencing effective as of October 9, 2017 and ending on October 9, 2020. The term of Mr. Fitzgerald's employment agreement was five years, commencing effective as of January 1, 2013 and ending on December 31, 2017, which agreement was extended through March 31, 2018 and expired in accordance with its terms.

        Base Salary.    Pursuant to their respective employment agreements, each of our named executive officers receives (or in Mr. Fitzgerald's case, received) a base salary that is (or was) subject to an annual review for increase by the compensation committee. The 2018 base salaries for each of our named executive officers are set forth in the "Summary Compensation Table" above. For 2018, Mr. Niles' base salary $460,000 until he was appointed Chief Executive Officer, effective April 1, 2018, at which time his base salary increased to $500,000 under his amended and restated employment agreement. Mr. Fitzgerald received a base salary of $825,000 under his former employment agreement, which established his compensation as Ascent's Chairman of the Board and Chief Executive Officer prior to its expiration on March 31, 2018. In connection with the expiration of his employment agreement, Ascent's Board appointed Mr. Fitzgerald non-executive Chairman of the Board and approved an annual cash retainer of $282,500 (annualized). See "Compensation of Directors."

        Bonus.    Each of our named executive officers other than Mr. Fitzgerald is eligible to receive a bonus in a certain range based on percentages of the applicable named executive officer's base salary (75% in the case of Mr. Niles, 75% to 175% in the case of Mr. Gardner and 60% in the case of Mr. Graffam). Each named executive officer's entitlement to receive such bonus, and the actual amount thereof, is determined by the compensation committee in its sole discretion based on the applicable named executive officer's achievement of certain performance criteria as the compensation committee may establish in its sole discretion.

        Monitronics Plan Awards.    Commencing with the 2018 fiscal year, Mr. Graffam is eligible to receive an annual incentive award of equity or cash with a fair value of $450,000 under the Ascent Incentive Plan or the Monitronics Plan, in our sole discretion. A portion of Mr. Graffam's annual incentive award is subject to the satisfaction of performance criteria to be determined by the compensation committee. For 2018, Mr. Graffam's annual incentive award consisted of the CFO performance award and the CFO service award that each had an aggregate value of $225,000. See "Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Monitronics Plan Awards."

        Equity Incentive Awards.    Mr. Niles' prior employment agreement as Executive Vice President, General Counsel and Secretary provided for equity grants made in prior years in connection with his entrance into his original employment agreement in 2011. As part of the consideration for Mr. Niles' entry into an amended employment agreement in July 2015 as Executive Vice President, General Counsel and Secretary, the compensation committee granted Mr. Niles an award of 57,485 performance RSUs with respect to shares of Ascent's Series A common stock under the Ascent Incentive Plan. In March 2016, the compensation committee determined that Mr. Niles' performance RSUs were earned after the 2015 performance period and, as a result, would vest in 20%, 30% and 50% tranches on a quarterly basis during the one-year periods beginning on March 1, 2017, 2018 and 2019, respectively. As part of the consideration for Mr. Niles' entry into his amended and restated employment agreement in April 2018 as Chief Executive Officer, General Counsel and Secretary, the compensation committee granted Mr. Niles 50,000 restricted stock units and the CEO PRSUs. Under his employment agreement, Mr. Gardner will be eligible to receive an annual $1.5 million grant of performance RSUs under the Ascent Incentive Plan. One-third of Mr. Gardner's annual performance RSU award, or $500,000, may be earned based on satisfaction, as determined by the compensation committee, of certain quantitative performance criteria for a 36-month performance period, and if earned, such performance RSUs will vest immediately. Two-thirds of Mr. Gardner's annual performance RSU award, or $1 million, may be earned based on satisfaction, as determined by the compensation committee, of certain quantitative performance criteria for a 12-month performance period, and if earned, such earned performance RSUs will vest on a quarterly basis during the two year period beginning on January 1 of the year following the expiration of the respective performance period.

        Mr. Graffam's employment agreement provided for an initial $150,000 grant of restricted shares of Ascent's Series A common stock that will vest in 33%, 33% and 34% tranches under the Ascent Incentive Plan on each of the first three anniversaries of the commencement date of his employment.

        See "Compensation Discussion and Analysis—Elements of 2018 Executive Compensation-Equity Incentive Compensation," "Grants of Plan-based Awards" and "Outstanding Equity Awards at Fiscal Year-End."

        Termination.    The terms and conditions of compensation payable upon termination of the employment of each named executive officer (excluding Mr. Fitzgerald) are summarized in "Potential Payments Upon Termination or Change in Control" below.

        2019 Niles Agreement.    On February 1, 2019, Mr. Niles entered into an amended and restated employment agreement (the "2019 Niles Agreement") with the Company, effective as of January 1,

2019, which (i) increases his annual base salary from $500,000 to $600,000, (ii) increases his target bonus from 75% to 100% of his annual base salary and (iii) clarifies that a termination after a Change in Control (as defined in the 2019 Niles Agreement) is treated as a Termination Without Cause (as defined in the 2019 Niles Agreement). In addition, if any payments or benefits that Mr. Niles has the right to receive in connection with a change in control would constitute a "parachute payment" under Section 280G of the Code that would be subject to excise tax under Section 4999 of the Code, then the 2019 Niles Agreement provides that such payments and benefits will either be reduced to avoid the excise tax or paid in full, whichever produces the better net after-tax result. All of the other terms of Mr. Niles' employment agreement, as described herein, remain in effect.

  Pay Ratio Information

        As required under and calculated in accordance with Item 402(u) of Regulation S-K (the "Pay Ratio Rule"), we have determined a reasonable estimate of the pay ratio for 2018 of our CEO and the median of the annual total compensation of all of our employees was 41:1. This ratio was calculated as described below using annual total compensation of Mr. Niles, our Chief Executive Officer on December 31, 2018, as reported in the Total column of our 2018 Summary Compensation Table, of $1,269,344 compared to the median of the annual total compensation of all employees excluding Mr. Niles for 2018 of $31,218.

        We note that our median employee did not receive any equity awards during 2018 and that our calculation of our median employee's compensation does not include elements of our employee compensation package, such as health insurance and other benefits, that are generally applicable to all employees. We also did not annualize any employee's compensation or apply any adjustments, including cost-of-living adjustments to identify our median employee or to calculate our median employee's annual total compensation for 2018.

        As previously reported in Ascent's proxy statement for its 2018 annual meeting of stockholders (the "2018 Proxy Statement"), we identified the median employee by examining 2017 income reported in Box 5 of the Form W-2s of persons employed by Ascent and its subsidiaries, including Monitronics, on December 31, 2017. Under the Pay Ratio Rule, the median employee may be identified once every three years if there has been no change in a company's employee population or compensation arrangements that would significantly impact its pay ratio disclosure, and we believe there were such no such changes for 2018 that significantly affected our pay ratio disclosure. However, because we no longer employ the median employee identified last year, we have instead identified another employee whose 2017 income, as reported in Box 5 of Form W-2, was substantially similar to that of our original median employee. As a result of our methodology for determining the pay ratio, which is described in the 2018 Proxy Statement, our pay ratio may not be comparable to the pay ratios of other companies in our industry or in other industries because the SEC rules allow companies to use estimates, assumptions, adjustments and unique definitions of compensation to identify the median employee that differ from those that we used to determine our pay ratio.

Grants of Plan-Based Awards

        The following table contains information regarding plan-based incentive awards granted during the year ended December 31, 2018 to our named executive officers.

			Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date		Threshold ($)(1)	Target ($)(2)	Maximum ($)(2)	Threshold (#)(3)	Target (#)(4)	Maximum (#)(4)
William E. Niles	3/29/2018	(5)	—	375,000	375,000	—	—	—	—	—
	3/30/2018	(6)	—	—	—	—	—	—	50,000	184,000
	3/30/2018	(7)	—	—	—	—	25,000	25,000	—	92,000
	3/30/2018	(7)	—	—	—	—	25,000	25,000	—	92,000
Jeffery R. Gardner	3/29/2018	(5)	—	945,000	945,000	—	—	—	—	—
	3/30/2018	(8)	—	—	—	—	271,739	271,739	—	1,000,000
	3/30/2018	(8)	—	—	—	—	135,870	135,870	—	500,000
Fred A. Graffam III	3/29/2018	(5)	—	219,000	219,000	—	—	—	—	—
	3/30/2018	(9)	—	—	—	—	61,141	61,141	—	225,000
	3/30/2018	(9)	—	—	—	—	—	—	61,142	225,000
William R. Fitzgerald	3/30/2018	(10)	—	—	—	—	—	—	23,947	88,125
	3/30/2018	(10)	—	—	—	—	54,348	54,348	—	200,000
	3/30/2018	(10)	—	—	—	—	54,348	54,348	—	200,000

(1)
Our 2018 performance-based bonus program did not provide for a threshold bonus amount.

(2)
Represents the target and maximum bonus amounts payable under the performance-based bonus program, as determined by the compensation committee in accordance with the terms of each named executive officer's employment agreement. See "Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Performance-Based Bonuses."

(3)
The CEO PRSUs, 2018 Gardner PRSUs, 2018-2020 Gardner PRSUs, CFO performance award and Chairman PRSUs did not provide for a threshold amount.

(4)
Represents the target and maximum number of each of (i) CEO PRSUs that could be earned by Mr. Niles, (ii) performance RSUs that could be earned by Mr. Gardner, (iii) the CFO performance award that could be earned by Mr. Graffam and (iv) the Chairman PRSUs that could be earned by Mr. Fitzgerald, as determined by the compensation committee. In January 2019, the compensation committee determined that Mr. Graffam had earned 15,285 phantom units with respect to the first tranche of the CFO performance award, which will result in a cash payment to be made to Mr. Graffam on the settlement date as described above. In April 2019, the compensation committee determined that 25% of the 2018 Gardner PRSUs had been earned by Mr. Gardner. See "Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Equity Incentive Compensation."

(5)
Reflects the date on which the compensation committee established the terms of the 2018 performance-based bonus program, as described under "Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Bonuses: Performance-Based and Other."

(6)
Represents the date on which the compensation committee established the terms of Mr. Niles' CEO RSUs, as described under "Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Equity Incentive Compensation—Other Stock Awards."

(7)
Represents the date on which the compensation committee established the terms of Mr. Niles' CEO PRSUs, as described under "Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Equity Incentive Compensation."

(8)
Represents the date on which the compensation committee approved the grant of the 2018 Gardner PRSUs and the 2018-2020 Gardner PRSUs pursuant to his employment agreement. See "Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Equity Incentive Compensation."

(9)
Reflects the date on which the compensation committee approved the grant of Mr. Graffam's CFO performance award and CFO service award, as described under "Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Monitronics Plan Awards."

(10)
Represents the date on which the compensation committee established the terms of Mr. Fitzgerald's Chairman RSA and Chairman PRSUs, as described under "Compensation of Directors."

  Outstanding Equity Awards at Fiscal Year-End

        The following table contains information regarding unexercised options to acquire shares of Ascent's common stock, and unvested PRSU, RSU, restricted stock and phantom stock unit awards, which were outstanding as of December 31, 2018 and held by our named executive officers.

					Stock Awards
										Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
								Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
	Option Awards						Market Value of Shares or Units of Stock That Have Not Vested ($)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)
William E. Niles
Option Award
Series A	17,640	—	25.09	1/16/2019	—		—	—		—
PRSU Awards
Series A	—	—	—	—	33,055	(1)	12,891	—		—
Series A	—	—	—	—	—		—	25,000	(2)	9,750
Series A	—	—	—	—	—		—	25,000	(3)	9,750
RSU Award
Series A	—	—	—	—	25,000	(4)	9,750	—		—
Jeffery R. Gardner
PRSU Awards
Series A	—	—	—	—	4,845	(5)	1,890	—		—
Series A	—	—	—	—	—		—	35,211	(6)	13,732
Series A	—	—	—	—	—		—	36,231	(7)	14,130
Series A	—	—	—	—	—		—	271,739	(8)	105,978
Series A	—	—	—	—	—		—	135,870	(9)	52,989
Fred A. Graffam III
Restricted Stock Award
Series A	—	—	—	—	8,504	(10)	3,317	—		—
Phantom Stock Unit Awards
Series A	—	—	—	—	—		—	61,141	(11)	23,845
Series A	—	—	—	—	61,142	(12)	23,845	—		—
William R. Fitzgerald
Option Award
Series A	380,460	—	61.21	11/30/2019	—		—	—		—
Restricted Stock Award
Series A	—	—	—	—	17,961	(13)	7,005	—		—
PRSU Awards
Series A	—	—	—	—	—		—	54,348	(14)	21,196
Series A	—	—	—	—	—		—	54,348	(15)	21,196

(1)
Represents the number of performance RSUs Mr. Niles had earned based on the compensation committee's assessment of performance in 2015 and that remain subject to the following time-vesting schedule (a) 7.5% of the performance RSUs will vest on February 28, 2019 and (b) 50% of the performance RSUs will vest in equal installments on May 31, 2019, August 31, 2019, November 30, 2019 and February 28, 2020, in each case subject to Mr. Niles' employment with our company on the vesting date. 15% of the performance RSUs had vested during 2017 and 27.5% of the performance RSUs had vested during 2018.

(2)
Represents the CEO PRSUs that may be earned subject to a performance condition related to the capital structure of Ascent. The units were scheduled to vest when, and if, the compensation committee is satisfied that the condition has been met. The CEO PRSUs were forfeited in connection with the Merger.

(3)
Represents the CEO PRSUs that may be earned contingent upon the successful completion of a material transaction that enhances stockholder value. The units were scheduled to vest when, and if, the compensation committee is satisfied that the condition has been met. The CEO PRSUs were forfeited in connection with the Merger.

(4)
Represents the CEO RSUs that were subject to the following time-vesting schedule (a) 25% of the CEO RSUs will vest on January 1, 2019 and (b) 25% of the CEO RSUs will vest on April 1, 2019. 50% of the 50,000 CEO RSUs vested in 2018. The CEO RSUs vested in full in connection with the Merger.

(5)
The amount represented was scheduled to vest on December 31, 2018 but did not do so until 2019.

(6)
Represents the target and maximum number of PRSUs that may be earned by Mr. Gardner based on our 2016-2018 Adjusted EBITDA (the "2016-2018 Gardner PRSUs"). In January 2019, the compensation committee determined the performance requirements were not met and, accordingly, all of the 2016-2018 Gardner PRSUs were cancelled with no payment.

(7)
Represents the target and maximum number of PRSUs that may be earned by Mr. Gardner on March 31, 2020 based on our 2017-2019 Adjusted EBITDA (the "2017-2019 Gardner PRSUs"). The 2017-2019 Gardner PRSUs were forfeited in connection with the Merger.

(8)
Represents the target and maximum number of 2018 Gardner PRSUs that may be earned based on our performance compared to the Quantitative Objectives during 2018. In April 2019, the compensation committee determined that 25% of this award had been earned and will vest in eight equal quarterly installments beginning on March 31, 2019; these vested in full in connection with the Merger. The unearned portion of the 2018 Gardner PRSUs was forfeited. See "Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Equity Incentive Compensation."

(9)
Represents the target and maximum number of 2018-2020 Gardner PRSUs that may be earned by Mr. Gardner on March 31, 2021 based on our 2018-2020 Adjusted EBITDA. See "Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Equity Incentive Compensation." The 2018-2020 Gardner PRSUs were forfeited in connection with the Merger.

(10)
Represents the grant of restricted shares pursuant to Mr. Graffam's employment agreement that remain subject to the following time-vesting schedule (a) 33% of the restricted shares will vest on October 8, 2019 and (b) 33% of the restricted shares will vest on October 8, 2020, in each case subject to Mr. Graffam's employment with our company on the vesting date. 33% of the 12,755 restricted shares that were originally granted had vested on October 8, 2018. The remaining restricted shares vested in connection with the Merger.

(11)
Represents the target and maximum number of phantom units that may be earned by Mr. Graffam under the CFO performance award. In January 2019, the compensation committee determined that Mr. Graffam had earned 15,285 phantom units with respect to the first tranche of the CFO performance award, which will result in a cash payment to be made to Mr. Graffam on the settlement date as described above. See "Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Monitronics Plan Awards."

(12)
Represents the phantom units under the CFO service award that vest in three equal annual installments beginning on March 29, 2019, subject to Mr. Graffam's employment on each vesting date. See "Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Monitronics Plan Awards."

(13)
Represents the Chairman RSA that remains subject to the following time-vesting schedule (a) 50% of the restricted shares will vest in equal installments on January 1, 2019, April 1, 2019, July 1, 2019 and October 1, 2019 and (b) 25% of the restricted shares will vest in equal installments on January 1, 2020 and April 1, 2020, in each case subject to Mr. Fitzgerald's continued service on our company's Board of Directors on the vesting date. 25% of the 23,947 Chairman RSA vested during 2018. The Chairman RSA vested in full in connection with the Merger.

(14)
Represents the target and maximum number of Chairman PRSUs that may be earned subject to a performance condition related to the capital structure of the Company. The Chairman PRSUs were forfeited in connection with the Merger.

(15)
Represents the target and maximum number of Chairman PRSUs that may be earned contingent upon the successful completion of a material transaction that enhances stockholder value. The Chairman PRSUs were forfeited in connection with the Merger.

  Option Exercises and Stock Vested

        The following table sets forth information regarding the vesting of restricted stock or restricted stock units held by our named executive officers, in each case, during the year ended December 31, 2018. None of our named executive officers had any exercises of option awards during the year ended December 31, 2018.

	Stock Awards
Name	Number of Ascent Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
William E. Niles
Series A	40,808	103,281
Jeffery R. Gardner
Series A	19,364	97,827
Fred A. Graffam III
Series A	4,251	6,525
William R. Fitzgerald
Series A	22,532	210,554

(1)
Includes shares withheld in payment of withholding taxes at election of holder.

  Potential Payments Upon Termination or Change-in-Control

        Each of the employment agreements of our named executive officers, as in effect on December 31, 2018, and each of our incentive plans provides for rights upon certain termination events, with adjustments to be made to the amounts payable to certain named executive officers if the termination occurs concurrently with or following a change of control of our Company. As of December 31, 2018, all of our named executive officers (other than Mr. Fitzgerald) had employment agreements with our Company, which are described below. This section sets forth the potential payments to Messrs. Niles, Gardner and Graffam if their employment with Ascent had terminated or a change in control had occurred, in each case, as of December 31, 2018, as well as the payments and benefits Mr. Fitzgerald is entitled to receive in connection with the expiration of his employment agreement with our Company. In connection with the expiration of Mr. Fitzgerald's employment agreement, Ascent entered into a severance agreement and general release with him, which is described above in "Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Severance Benefits."

  Change of Control

        Under the employment agreements of Messrs. Niles, Gardner and Graffam, a change of control of Ascent would have resulted in an increase in each such executive's severance, as described under "Termination Without Cause" below.

        If Mr. Niles' employment with our Company or any of our subsidiaries was terminated without cause or by the executive for good reason within 12 months after a change in control, his CEO PRSUs, other performance RSU awards and CEO RSUs would have vested in full on the date of such termination.

        If Mr. Gardner's employment was terminated by our Company without cause or by Mr. Gardner with good reason within 12 months after a change in control, his 2016-2018 Gardner PRSUs, 2017-2019 Gardner PRSUs, 2018 Gardner PRSUs and 2018-2020 Gardner PRSUs would have vested in full on the date of such termination.

        Pursuant to the Monitronics Plan, upon the occurrence of certain approved transactions, a board change or a control purchase (all as defined in the Monitronics Plan), Mr. Graffam's CFO performance award and CFO service award will vest in full.

  Termination for Cause

        If our Company terminated any of Messrs. Niles, Gardner and Graffam for "Cause," we would have no further liability or obligations under the applicable agreement to such named executive officer other than accrued and unpaid base salary and vacation time and all incurred and unpaid expenses. "Cause" is generally defined to include: breaches of material obligations under the applicable employment agreement; continued failure to perform the applicable named executive officer's duties; material violations of Company policies or applicable laws and regulations; fraud, dishonesty or misrepresentation; gross negligence in the performance of duties; conviction of a felony or crime of moral turpitude; and other misconduct that is materially injurious to our financial condition or business reputation.

  Termination Without Cause

        If our Company terminated the employment of Mr. Niles without Cause on December 31, 2018, our Company would become obligated to pay Mr. Niles all accrued and unpaid base salary and vacation time, all approved and unpaid bonus amounts, all incurred and unpaid expenses, as well as a severance payment equal to:

  (i)
  if termination occurs prior to a change of control, as defined in his employment agreement, the product of 2 times the sum of (A) Mr. Niles' base salary plus (B) his target bonus (equal to 75% of Mr. Niles' base salary); or

  (ii)
  if termination occurs concurrently with or following a change of control, the product of 2.5 times the sum of (A) Mr. Niles' base salary plus (B) his target bonus (equal to 75% of Mr. Niles' base salary).

        If Mr. Niles had been terminated without Cause, the CEO PRSUs would have been forfeited, and Mr. Niles' other performance RSUs would have vested on a pro rata basis based on the number of calendar quarters that have elapsed between April 1, 2016 and the date of his termination divided by 16. The CEO RSUs would have become fully vested if Mr. Niles had been terminated without Cause.

        If our Company terminated the employment of Messrs. Gardner or Graffam without Cause on December 31, 2018, our Company would become obligated to pay the applicable named executive officer all accrued and unpaid base salary and vacation time, all approved and unpaid bonus amounts and all incurred and unpaid expenses, as well as a severance payment equal to:

  (i)
  in the case of Mr. Gardner, if a termination occurs prior to a change of control, as defined in his employment agreement, an amount equal to two times his annual base salary. If a termination occurs concurrently with or following a change of control, an amount equal to four times his annual base salary; and

  (ii)
  in the case of Mr. Graffam and a termination occurring prior to a change of control, an amount equal to 1.5 times the sum of his annual base salary and target bonus. Upon a termination concurrently with or following a change in control, an amount equal to two times the sum of his annual base salary and target bonus.

        If Mr. Gardner had been terminated without Cause on December 31, 2018, the 2016-2018 Gardner PRSUs, 2017-2019 Gardner PRSUs, 2018 Gardner PRSUs and 2018-2020 Gardner PRSUs would be forfeited if the compensation committee had not certified that such PRSUs had been earned prior to the date of his termination. If the compensation committee had determined that the 2016-2018 Gardner PRSUs, 2017-2019 Gardner PRSUs, 2018 Gardner PRSUs and 2018-2020 Gardner PRSUs were earned prior to his termination without Cause, the 2018 Gardner PRSUs would vest on a pro rata basis based on the number of calendar quarters that have elapsed between January 1, 2018 and the date of his termination divided by 12, and the 2016-2018 Gardner PRSUs, 2017-2019 Gardner PRSUs,

and 2018-2020 Gardner PRSUs would vest in full upon a termination of Mr. Gardner's employment without Cause.

        If Mr. Graffam had been terminated without Cause on December 31, 2018, the CFO service award and, assuming Mr. Graffam's achievement of the applicable KPIs, the CFO performance award provide that any unvested portion thereof may vest in the discretion of the committee appointed to administer the Monitronics Plan. With respect to the below table, we have assumed that such committee determined to vest the CFO service award and CFO performance award in full. In addition, Mr. Graffam's restricted stock award vests on a pro rata basis based on the number of calendar quarters that have elapsed between December 21, 2017 and the date of his termination divided by 12.

  Termination with Good Reason

        Subject to certain notice provisions and our rights with respect to a cure period or a renegotiation period, as applicable, each of Messrs. Niles, Gardner and Graffam may terminate his employment for "Good Reason" and receive the same rights and payments, including the same vesting rights, as if such named executive officer's employment was terminated without Cause. "Good Reason" is defined in each employment agreement to include:

  (i)
  in the case of Mr. Graffam, a material reduction in base salary, a requirement that Mr. Graffam devote a majority of his time to duties materially inconsistent with the status of his position, the relocation of his principal place of employment by more than 50 miles and a material breach by our Company of any material provision of his employment agreement; and

  (ii)
  in the case of Messrs. Gardner and Niles, a reduction in base salary, the relocation of his principal place of employment by more than 35 miles, a material breach by our Company of any provision of his employment agreement and, in Mr. Gardner's case, a material reduction in Mr. Gardner's responsibilities with Monitronics.

  Death or Disability

        In the event any of Messrs. Niles, Gardner and Graffam dies or becomes disabled during such named executive officer's term of employment, we become obligated to pay such named executive officer (or his legal representative, as applicable) all accrued and unpaid base salary and vacation time, all approved and unpaid bonus amounts and all incurred and unpaid expenses. In addition, Mr. Niles is entitled to a lump sum amount equal to his annual base salary in effect on the date of termination multiplied by 1.5 and Mr. Gardner is entitled to a lump sum amount equal to his annual base salary in effect on the date of termination.

        In the event Mr. Niles dies or becomes disabled, he would be entitled to full vesting of the CEO PRSUs, Mr. Niles' other performance RSUs and the CEO RSUs. Mr. Gardner would only have been entitled to full vesting of the 2016-2018 Gardner PRSUs, 2017-2019 Gardner PRSUs, 2018 Gardner PRSUs and 2018-2020 Gardner PRSUs if the compensation committee had certified that such PRSUs had been earned prior to his death or disability. In the event Mr. Graffam dies or becomes disabled, he would have been entitled to full vesting of the CFO service award and the CFO performance award.

  Non-Renewal

        Each of the employment agreements of Messrs. Niles, Gardner and Graffam provides that, if (i) we do not offer him a new employment agreement beyond the term of his existing employment agreement or (ii) we do offer him such a new employment agreement but it is generally not as favorable, in all material respects, as his existing employment agreement, then such named executive officer will be deemed terminated without Cause and entitled to the severance benefits described under "Termination Without Cause" above.

  Incentive Plans

        Pursuant to the terms of the Ascent Incentive Plan, under certain conditions, including the occurrence of certain approved transactions, a board change or a control purchase (all as defined in the Ascent Incentive Plan), options and SARs will become immediately exercisable, the restrictions on restricted shares will lapse and restricted stock units will become fully vested, unless individual agreements state otherwise. At the time an award was granted, the compensation committee determined, and the relevant agreement provided for, any vesting or early termination, upon a holder's termination of employment with our Company, of any unvested options, SARs, restricted stock units or restricted shares, and the period following any such termination during which any vested options, SARs and stock units must be exercised. Unless otherwise provided in the relevant agreement, (1) no option or SAR may be exercised after its scheduled expiration date, (2) if the holder's service terminates by reason of death or disability (as defined in the Ascent Incentive Plan), his or her options or SARs shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration date) and (3) any termination of the holder's service for "cause" (as defined in the Ascent Incentive Plan) will result in the immediate termination of all options, SARs and restricted stock units and the forfeiture of all rights to any restricted shares retained distributions, unpaid dividend equivalents and related cash amounts held by such terminated holder. If a holder's service terminates due to death or disability, options and SARs will become immediately exercisable, the restrictions on restricted shares will lapse and stock units will become fully vested, unless individual agreements state otherwise.

        Pursuant to the terms of the Monitronics Plan, under certain conditions, including the occurrence of certain approved transactions, a board change or a control purchase (all as defined in the Monitronics Plan), phantom units and unpaid dividend equivalents will become vested and any related cash amounts will be adjusted as provided for in the individual agreement, unless individual agreements state otherwise.

  Benefits Payable Upon Termination or Change in Control

        The following table sets forth benefits that would have been payable to Messrs. Niles, Gardner and Graffam if the employment of such named executive officer had been terminated on December 31, 2018 and assumes that all salary, vacation, bonus and expense reimbursement amounts accrued and payable on or before December 31, 2018 had been paid in full as of such date. The amounts provided in the tables with respect to restricted stock, phantom stock, RSUs and performance RSUs are based on the closing market price on December 31, 2018, the last trading day of such year, for Ascent's Series A common stock, which was $0.39.

Name	Voluntary Termination		Termination for Cause	Termination Without Cause or for Good Reason (After a Change in Control)		Termination Without Cause or for Good Reason (Without a Change in Control)		Death		Disability
William E. Niles
Severance	—		—	2,187,500		1,750,000		750,000		750,000
PRSUs	—		—	32,391	(2)	5,885	(3)	32,391	(4)	32,391	(4)
RSUs	—		—	9,750	(2)	9,750	(3)	9,750	(4)	9,750	(4)
Options	—	(1)	—	—	(1)	—	(1)	—	(1)	—	(1)

Total	$—		$—	$2,229,641		$1,765,635		$792,141		$792,141
Jeffery R. Gardner
Severance	—		—	2,160,000		1,080,000		540,000		540,000
PRSUs	—		—	188,719	(2)	1,890	(3)	1,890	(4)	1,890	(4)

Total	$—		$—	$2,348,719	(5)	$1,081,890	(5)	$541,890		$541,890
Fred A. Graffam III
Severance	—		—	1,168,000		876,000		—		—
Restricted Stock	—		—	3,317	(2)	415	(3)	3,317	(4)	3,317	(4)
Phantom Units	—		—	47,690	(2)	47,690	(3)	47,690	(4)	47,690	(4)

Total	$—		$—	$1,219,007		$924,105		$51,007		$51,007
William R. Fitzgerald
Severance	—		—	—		2,987,694	(6)	—		—
Restricted Stock	—		—	—		—		—		—
Options	—		—	—		—	(1)	—		—

Total	$—		$—	$—		$2,987,694		$—		$—

(1)
Based on the number of vested options held by each named executive officer at year-end. For more information, see "Outstanding Equity Awards at Fiscal Year-End" above. As of December 31, 2018, all options are out of the money and have been omitted from this table.

(2)
Based on the number of unvested PRSUs, RSUs, shares of restricted stock and/or phantom stock units, in each case, held by each named executive officer at year-end. For more information, see "Outstanding Equity Awards at Fiscal Year-End" above.

(3)
Based on (i) the number of unvested CEO RSUs held by Mr. Niles, unvested earned PRSUs held by Mr. Gardner, and unvested phantom units under Mr. Graffam's CFO performance award and CFO service award, in each case, at year-end and (ii) the number of unvested earned performance RSUs, other than CEO PRSUs, held by Mr. Niles at December 31, 2018 and the number of unvested shares in Mr. Graffam's restricted stock award that would vest, in each case, pursuant to the pro rata vesting provisions in the related award agreement if Mr. Niles and Mr. Graffam were terminated without cause as of December 31, 2018. For more information, see "Outstanding Equity Awards at Fiscal Year-End" above. Mr. Niles' CEO PRSUs would have been forfeited if he had been terminated without cause absent a change in control or death or disability. In addition, because the compensation committee had not previously certified that the 2016-2018 Gardner PRSUs, 2017-2019 Gardner PRSUs, 2018 Gardner PRSUs or 2018-2020 Gardner PRSUs had been earned, these PRSUs would have been forfeited upon Mr. Gardner's termination without cause absent a change in control. We have assumed that the committee that administers the Monitronics Plan would determine to vest the CFO service award and CFO performance award in full upon Mr. Graffam's termination without cause absent a change in control.

(4)
Based on (i) the number of unvested PRSUs, RSUs, shares of restricted stock and/or phantom units, in each case, held by Mr. Niles and Mr. Graffam at year-end and (ii) the number of unvested earned PRSUs held by Mr. Gardner at year-end. For more information, see "Outstanding Equity Awards at Fiscal Year-End" above. Because the compensation committee had not certified that the 2016-2018 Gardner PRSUs, 2017-2019 Gardner PRSUs, 2018 Gardner PRSUs or 2018-2020 Gardner PRSUs had been earned prior to December 31, 2018, these PRSUs would have been forfeited upon Mr. Gardner's termination without cause absent a change in control.

(5)
Amounts payable to Mr. Gardner are conditioned upon continued compliance with the terms of the non-competition and non-solicitation covenants contained in his employment agreement.

(6)
As of December 31, 2018, our Company and Mr. Fitzgerald had agreed on severance terms, which included an aggregate cash payment of $2,987,694, all of which was paid during 2018

Compensation of Directors

        The following describes the compensation paid by Ascent to its directors in 2018; our Company did not have any directors in 2018.

        Directors who also are employees of Ascent or our company received no additional compensation for their services as directors. Each non-employee director received compensation for services as a director and, as applicable, for services as a member of any Board committee, as described below. All directors were reimbursed for travel expenses relating to their attendance at board or committee meetings.

        Compensation Policy.    For 2018, each of non-employee director (other than Mr. Fitzgerald) was awarded an annual cash retainer fee of $60,000, payable quarterly in arrears. In addition, for their services to be rendered in 2018 each non-employee director received an award of Ascent Series A restricted stock with a grant date value of $100,000, vesting quarterly over a two-year period. For service on each of the compensation and nominating and corporate governance committees, each member received an award of Ascent Series A restricted stock with a grant date value of $5,000 per committee, other than the chairman of each such committee, who instead received an award of Ascent Series A restricted stock with a grant date value of $15,000 per committee chaired, with each such Series A restricted award vesting over a two-year period. For service on the audit committee, each member received an award of Ascent Series A restricted stock with a grant date fair value of $7,500, other than the chairman of the audit committee who instead received an award of Ascent Series A restricted stock with a grant date value of $20,000, with each such Series A restricted award vesting over a two-year period. All such Series A restricted stock awards were granted in December 2017 under the Ascent equity incentive plan.

        On March 31, 2018, the employment agreement dated February 9, 2009 between Ascent and Mr. Fitzgerald (as amended), pursuant to which, among other things, Mr. Fitzgerald served as Chairman of the Board and Chief Executive Officer of Ascent, expired in accordance with its terms. Effective April 1, 2018, Mr. Fitzgerald was appointed to continue to serve as Ascent's non-executive Chairman of the Board and as a member of the Executive Committee until such time as he ceases to be a member of the board or, if earlier, until the board elects another member of the board to serve in such position. In connection with his continued service, the Ascent board approved an annual cash retainer fee for Mr. Fitzgerald in an amount of $282,500 (annualized), payable quarterly in arrears, for 2018 and an annual award of Ascent restricted stock with a grant date fair value of $117,500 (annualized) and terms generally consistent with the restricted stock awards granted to other non-employee directors. In March 2018, Mr. Fitzgerald received an award of 23,947 restricted shares that vest ratably over eight quarters commencing June 30, 2018 (the Chairman RSA). The Chairman RSA accelerated and vested in full in connection with the Merger.

        Further, in connection with his continued service as non-executive Chairman of the Board, the Ascent board granted to Mr. Fitzgerald: (i) a one-time $400,000 performance award with a performance condition that related to the capital structure of Ascent and (ii) a one-time $400,000 performance award that was contingent upon the successful completion of a material transaction that enhanced stockholder value, as determined by the compensation committee. Each award consisted of (i) 54,348 performance-based restricted stock units (the Chairman PRSUs) with a grant date fair market value of $200,000 and (ii) $200,000 payable in cash, if earned. The Chairman PRSUs were forfeited in connection with the Merger.

Director Compensation Table

        The following table sets forth compensation paid to Ascent's non-employee directors during the year ended December 31, 2018.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
Philip J. Holthouse	60,000	—	—	60,000
Michael J. Pohl	60,000	—	—	60,000
Thomas P. McMillin	60,000	—	—	60,000
Charles Y. Tanabe(3)	15,000	—	—	15,000

(1)
William R. Fitzgerald received compensation for such service as described above under "—Compensation of Directors." See also "—Summary Compensation Table."

(2)
As of December 31, 2018, Ascent's directors (other than Messrs. Fitzgerald and Gardner, whose equity awards are listed in "Outstanding Equity Awards at Fiscal Year-End" above) held the following Ascent stock incentive awards:

	Philip J. Holthouse	Michael J. Pohl	Thomas P. McMillin	Charles Y. Tanabe
Options
Series A	—	—	—	—
Restricted Stock
Series A	5,689	5,578	4,822	—
(3)
Mr. Tanabe retired in May 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The table below sets forth information, as of December 16, 2019, the amount and percentage of our outstanding shares of common stock beneficially owned by (i) each person known by us to own beneficially more than 5% of our outstanding common stock, (ii) each director, (iii) each of our executive officers, and (iv) all of our directors and executive officers as a group. The percentages reflect beneficial ownership, as determined in accordance with the SEC's rules, as of September 30, 2019, and are based on 22,500,000 shares of common stock outstanding.

Name	Beneficial ownership	% of Total
5% Shareholders
CRF3 Investments I S.á.r.l.(1)	9,660,549	42.94%
Brigade Capital Management, LP(2)	6,176,110	27.45%
Ensign Peak Advisors, Inc.	2,174,988	9.67%
AllianceBernstein Accounts(3)	1,239,887	5.51%
Directors and Executive Officers		*
Jeffery R. Gardner	14,469	*
Fred A. Graffam	2,006	*
William E. Niles	7,237	*
Patrick J. Bartels	—	*
Stephen Escudier	—	*
Mitchell Grossinger Etess	—	*
Michael Kneeland	—	*
Michael Meyers	341	*
Dick Seger	—	*
All executive officers and directors as a group (9 persons)(4)	24,053	*

(1)
The address of this beneficial owner is 26A Boulevard Royal, L-2449, Luxembourg. EQT Partners UK Advisors LLP may be deemed to have voting and investment power with respect to, and may be deemed to be the beneficial owner of, the shares of common stock owned by CRF3 Investments I S.à.r.l.

(2)
The address of this beneficial owner is 399 Park Avenue, Suite 1600, New York, NY 10022. The entirety of the shares are owned by funds and accounts managed by Brigade Capital Management, LP (collectively, the "Brigade Funds"). Brigade Capital Management, LP has voting and investment power with respect to the shares of common stock owned by the foregoing entities and may be deemed to be the beneficial owner of the shares of common stock owned by the Brigade Funds.

(3)
The address of this beneficial owner is 1345 Avenue of the Americas, New York, NY 10105. Consists of (i) 257,529 shares owned by AB High Income Fund, Inc., (ii) 522 shares owned by AB Bond Fund, Inc.—AB FlexFee High Yield Portfolio, (iii) 35,682 shares owned by AllianceBernstein Global High Income Fund, Inc., (iv) 745 shares owned by AB SICAV I-Multi-Sector Credit Portfolio, (v) 812,814 shares owned by AB FCP I-Global High Yield Portfolio, (vi) 2,309 shares owned by AB SICAV I-Global Income Portfolio, (vii) 1,489 shares owned by AB SICAV I—All Market Income Portfolio, (viii) 2,532 shares owned by AB SICAV I-US High Yield Portfolio, (ix) 1,229 shares owned by AB Unconstrained Fund, Inc., (x) 13,223 shares owned by AllianceBernstein LP, on behalf of Kaiser Foundation Hospitals, (xi) 9,348 shares owned by AllianceBernstein LP, on behalf of Kaiser Perm Group Trust, (xii) 4,469 shares owned by The AB Portfolios—AB All Market Total Return Portfolio, (xiii) 68,348 shares owned by

  AB Bond Fund, Inc—AB Income Fund, (xiv) 6,220 shares owned by AB Collective Investment Trust Series—AB US High Yield Collective Trust, (xv) 5,847 shares owned by AllianceBernstein LP, on behalf of The State of Connecticut, and (xvi) 17,581 shares owned by AllianceBernstein LP, on behalf of Teachers' Retirement System of Louisiana (collectively, the "AllianceBernstein Accounts"). AllianceBernstein L.P. is investment advisor to the AllianceBernstein Accounts. AllianceBernstein L.P. and Neil Ruffell, in his position as Head of Portfolio Administration of AllianceBernstein L.P., may be deemed to have voting and investment power with respect to the common stock owned by the AllianceBernstein Accounts, and may be deemed to be the beneficial owner of the shares of common stock owned by the AllianceBernstein Accounts.

(4)
The address of directors and officers is in care of Monitronics International, Inc., 1990 Wittington Place Farmers Branch, Texas 75234.

*
Represents less than 1%

 SELLING STOCKHOLDERS

        This prospectus relates to the offer and sale from time to time by the selling stockholders identified below of up to an aggregate of 21,191,157 shares of our common stock. This prospectus will not cover subsequent sales of common stock purchased from a selling stockholder named in this prospectus.

        No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus to include additional selling stockholders upon provision of all required information to us and subject to the terms of the relevant agreement between us and the selling stockholders. The table below sets forth the maximum number of shares of our common stock to be sold by the selling stockholders.

        The selling stockholders acquired the common stock pursuant to our emergence from Chapter 11 bankruptcy on August 30, 2019. On August 30, 2019, we entered into an agreement containing registration rights (the "Registration Rights Agreement") with the selling stockholders pursuant to which we were obligated to prepare and file a registration statement to permit the resale of certain common stock held by the selling stockholders from time to time as permitted by Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. We are registering the common stock described in this prospectus pursuant to this agreement.

        The selling stockholders identified below may currently hold or acquire at any time shares of common stock in addition to those registered hereby. In addition, the selling stockholders identified below may sell, transfer or otherwise dispose of some or all of their common stock included in this registration statement in private placement or other transactions exempt from or not subject to the registration requirements of the Securities Act. They may also acquire additional shares of common stock. Accordingly, we cannot give an estimate as to the amount of common stock that will be held by the selling stockholders upon completion or termination of this offering.

        Information concerning the selling stockholders may change from time to time, including by addition of additional selling stockholders, and, if necessary, we will amend or supplement this prospectus accordingly.

        We have prepared the table, the paragraph immediately following this paragraph, and the related notes based on information supplied to us by the selling stockholders on or prior to December 16, 2019. We have not sought to verify such information. Additionally, some or all of the selling stockholders may have sold or transferred some or all of the common stock listed below in exempt or non-exempt transactions since the date on which the information was provided to us. Other information about the selling stockholders may change over time.

        Certain selling stockholders are affiliates of broker-dealers (but are not themselves broker-dealers). Each of these broker-dealer affiliates purchased the securities identified in the table as beneficially owned by it in the ordinary course of business and, at the time of that purchase, had no agreements or understandings, directly or indirectly, with any person to distribute those securities. These broker-dealer affiliates did not receive the securities to be sold in the offering as underwriting compensation.

        The selling stockholders, or their partners, pledgees, donees, transferees or other successors that receive the shares and their corresponding registration in accordance with the Registration Rights Agreement to which the selling stockholders is party (each also a selling stockholders for purposes of this prospectus), may sell up to all of the shares of common stock shown in the table below under the heading "Offered Hereby" pursuant to this prospectus in one or more transactions from time to time as described below under "Plan of Distribution." However, the selling stockholders are not obligated to sell any of the common stock offered by this prospectus.

        Except as otherwise indicated, each selling stockholder has sole voting and dispositive power with respect to such shares.

	Beneficial ownership		% of Total
Name	Beneficially Owned Prior to the Offering	Offered Hereby*	Beneficially Owned After the Offering**	As a Percent of Total Outstanding After the Offering
Aequim Arbitrage Master Fund LP	360,000	295,131	64,869	***
AllianceBernstein Accounts(1)	1,239,887	1,239,887	0	***
Brigade Capital Management, LP(2)	6,176,110	6,176,110	0	***
Ensign Peak Advisors, Inc.	2,174,988	2,174,988	0	***
CRF3 Investments I S.á.r.l(3).	9,660,549	9,660,549	0	***
Invesco Private Capital, Inc.(4)	749,166	749,166	0	***
NB Private Equity Credit Opportunities Holding LP	433,528	433,528	0	***
NB Alternatives Europe SCSP—RAIF—NB Private Equity Credit Opportunities	41,165	41,165	0	***
Investment funds managed by Silverback Asset Management, LLC	490,501	420,633	69,868	***

*
The amounts and percentages of common stock beneficially owned are reported on the bases of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. The number of shares beneficially owned by a person includes shares of common stock underlying warrants, stock options, convertible preferred stock, and any other derivative securities to acquire common stock held by that person that are currently exercisable or convertible within 60 days after the date of this prospectus. The shares issuable under any such securities are treated as outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for the purposes of computing the percentage ownership of any other person.

**
Assumes the sale of all shares of common stock shown under "Offered Hereby" held by the selling stockholders and assumes the selling stockholders do not acquire beneficial ownership of any additional shares of our common stock. The selling stockholders are not obligated to sell any of the shares of our common stock covered by this prospectus.

***
Represents less than 1%

(1)
The address of this beneficial owner is 1345 Avenue of the Americas, New York, NY 10105. Consists of (i) 257,529 shares owned by AB High Income Fund, Inc., (ii) 522 shares owned by AB Bond Fund, Inc.—AB FlexFee High Yield Portfolio, (iii) 35,682 shares owned by AllianceBernstein Global High Income Fund, Inc., (iv) 745 shares owned by AB SICAV I-Multi-Sector Credit Portfolio, (v) 812,814 shares owned by AB FCP I-Global High Yield Portfolio, (vi) 2,309 shares owned by AB SICAV I-Global Income Portfolio, (vii) 1,489 shares owned by AB SICAV I—All Market Income Portfolio, (viii) 2,532 shares owned by AB SICAV I-US High Yield Portfolio,

  (ix) 1,229 shares owned by AB Unconstrained Fund, Inc., (x) 13,223 shares owned by AllianceBernstein LP, on behalf of Kaiser Foundation Hospitals, (xi) 9,348 shares owned by

  AllianceBernstein LP, on behalf of Kaiser Perm Group Trust, (xii) 4,469 shares owned by The AB Portfolios—AB All Market Total Return Portfolio, (xiii) 68,348 shares owned by AB Bond Fund, Inc—AB Income Fund, (xiv) 6,220 shares owned by AB Collective Investment Trust Series—AB US High Yield Collective Trust, (xv) 5,847 shares owned by AllianceBernstein LP, on behalf of The State of Connecticut, and (xvi) 17,581 shares owned by AllianceBernstein LP, on behalf of Teachers' Retirement System of Louisiana (collectively, the "AllianceBernstein Accounts"). AllianceBernstein L.P. is investment advisor to the AllianceBernstein Accounts. AllianceBernstein L.P. and Neil Ruffell, in his position as Head of Portfolio Administration of AllianceBernstein L.P., may be deemed to have voting and investment power with respect to the common stock owned by the AllianceBernstein Accounts, and may be deemed to be the beneficial owner of the shares of common stock owned by the AllianceBernstein Accounts.

(2)
The address of this beneficial owner is 399 Park Avenue, Suite 1600, New York, NY 10022. The entirety of the shares are owned by funds and accounts managed by Brigade Capital Management, LP (collectively, the "Brigade Funds"). Brigade Capital Management, LP has voting and investment power with respect to the shares of common stock owned by the foregoing entities and may be deemed to be the beneficial owner of the shares of common stock owned by the Brigade Funds.

(3)
The address of this beneficial owner is 26A Boulevard Royal, L-2449, Luxembourg. EQT Partners UK Advisors LLP may be deemed to have voting and investment power with respect to, and may be deemed to be the beneficial owner of, the shares of common stock owned by CRF3 Investments I S.à.r.l.

(4)
The address of this beneficial owner is 1166 Avenue of the Americas, 25th Floor, New York, NY 10036. Consists of (i) 244,994 shares owned by Invesco Credit Partners Fund-A, L.P., (ii) 303,551 shares owned by Invesco Credit Partners Fund, L.P., (iii) 60,189 shares owned by Ascension Healthcare Master Pension Trust, and (iv) 140,432 shares owned by Ascension Alpha Fund, LLC (collectively, the "Invesco Funds"). Invesco Private Capital, Inc. is the investment manager to the Invesco Funds. Invesco Private Capital, Inc. has voting and investment power with respect to the shares of common stock owned by the foregoing entities and may be deemed to be the beneficial owner of the shares of common stock owned by the Invesco Funds.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        In the ordinary course of our business, we may enter into transactions with our directors, officers and 5% or greater stockholders.

Registration Rights Agreement

        On the Effective Date, we entered into a Registration Rights Agreement with the holders of our common stock named therein to provide for resale registration rights for the holders' Registrable Securities (as defined in the Registration Rights Agreement).

        Pursuant to the Registration Rights Agreement, the holders have customary underwritten offering and piggyback registration rights, subject to the limitations set forth therein. Under their underwritten offering registration rights, one or more holders holding, collectively, at least 25% of the aggregate number of Registrable Securities or Registrable Securities with an anticipated aggregate gross offering price (before deducting underwriting discounts and commissions) of at least $40 million have the right to demand that we file a registration statement with the SEC, and further have the right to demand that we effectuate the distribution of any or all of such holder's Registrable Securities by means of an underwritten offering pursuant to an effective registration statement, subject to certain limitations described in the Registration Rights Agreement. The holders' piggyback registration rights provide that, if at any time we propose to undertake a registered offering of our common stock, whether or not for our own account, we must give at least 10 business days' notice to all holders of Registrable Securities to allow them to include a specified number of their shares in the offering.

        These registration rights are subject to certain conditions and limitations, including our right to delay or withdraw a registration statement under certain circumstances. We will generally pay all registration expenses in connection with our obligations under the Registration Rights Agreement, regardless of whether any Registrable Securities are sold pursuant to a registration statement. The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as blackout periods and, if an underwritten offering is contemplated, limitations on the number of shares to be included in the underwritten offering that may be imposed by the managing underwriter.

Director Nominating Agreement

        In connection with our emergence from Chapter 11, we entered into director nominating agreements that provide affiliates of EQT the right to nominate: (i) three Class III directors so long as EQT and its affiliates own at least 27.5% of the total voting power of the Company; (ii) two Class III directors so long as EQT and its affiliates own at least 17.5% of the total voting power of the Company and (iii) one Class III director so long as EQT and its affiliates own at least 10% of the total voting power of the Company, and provide affiliates of Brigade the right to nominate (i) one Class I directors so long as Brigade and its affiliates own at least 17.5% of the total voting power of the Company and (ii) one Class II director so long as Brigade and its affiliates own at least 10% of the total voting power of the Company. In connection with our emergence, Stephen Escudier, Andrew Konopelski and Michael J. Kneeland were nominated as directors by EQT, and Michael R. Meyers and Mitchell Etess were nominated as directors by Brigade. Dick Seger was subsequently nominated by EQT to replace Andrew Konopelski, who resigned from the board of directors.

Indemnification Agreements

        We have indemnification agreements with our directors and certain officers. These indemnification agreements are intended to permit indemnification to the fullest extent now or hereafter permitted by applicable law. It is possible that the applicable law could change the degree to which indemnification is expressly permitted.

        The indemnification agreements cover expenses (including attorneys' fees) incurred as a result of the fact that such person, in his or her capacity as a director or officer, is made or threatened to be made a party to any suit or proceeding. The indemnification agreements will generally cover claims relating to the fact that the indemnified party is or was an officer, director, employee or agent of us or any of our affiliates, or is or was serving at our request in such a position for another entity. The indemnification agreements will also obligate us to promptly advance expenses incurred in connection with any claim. The indemnification provided under the indemnification agreements is not exclusive of any other indemnity rights; however, double payment to the indemnitee is prohibited.

        We also maintain director and officer liability insurance for the benefit of each of the above indemnitees.

Review, Approval or Ratification of Transactions with Related Persons

        Our board of directors is responsible for approving all related party transactions between us and any officer or director that would potentially require disclosure. Pursuant to our corporate governance guidelines, an independent committee of the board designated by the board will resolve any conflict of interest issue involving a director or any executive officer. No related party transaction will be effected without the approval of the independent committee of the board designated by the board to address such actual or potential conflicts. The chief executive officer or a senior officer designated by the chief executive officer will resolve any conflict of interest issue involving any other employee.

Director Independence

        As discussed above under the heading "Management—Director Independence", our board of directors uses the independence standards under the OTC Group, and the board has determined that Michael Kneeland, Michael Meyers, Mitchell G. Etess and Patrick J. Bartels, Jr. and Dick Seger are independent under these OTC Group rules for purposes of service on the board.

DESCRIPTION OF CAPITAL STOCK

General

        Monitronics is authorized to issue forty-five million (45,000,000) shares of Monitronics common stock, par value $0.01 per share, of which 22,500,000 shares are issued and outstanding, and five million (5,000,000) shares of preferred stock, par value $0.01 per share, of which no shares are outstanding.

Common Stock

Voting Rights

        Each share of Monitronics common stock entitles its holder to one vote. Monitronics common stock votes as a single class on all matters on which stockholders are entitled to vote, except as otherwise provided in the certificate of incorporation or as required by law. Generally, all matters to be voted on by stockholders, other than the election of directors, must be approved by a majority of the Monitronics common stock, then-issued and outstanding, subject to the rights granted to any series of preferred stock. Subject to the rights of the holders of any series of preferred stock to elect directors, directors shall be elected by a plurality of the voting power present in person or represented by proxy and entitled to vote generally in the election of directors. No stockholder shall be entitled to exercise the right of cumulative voting.

Dividends

        Holders of Monitronics common stock share equally, on a per share basis, in all dividends and other distributions in cash or stock of any entity or property of Monitronics, if any, declared by the board of directors, subject to any rights of the holders of any series of preferred stock.

Preemptive Rights

        If at any time Monitronics or any of its subsidiaries propose to issue shares of Monitronics common stock or other equity securities (including preferred equity), or any options, warrants, rights or other securities that are convertible into, or exchangeable or exercisable for, any shares of Monitronics common stock or other such equity securities, each stockholder that at the time of such offering that, together with its affiliates, holds at least 10% of the total shares of Monitronics common stock outstanding (a "Significant Stockholder") at the time of the offering in question will, subject to certain exceptions specified in the certificate of incorporation, have the right to purchase up to such stockholder's pro rata portion of any such securities.

Other Rights

        On liquidation, dissolution or winding up of the company, after payment in full of all outstanding debts and liabilities of Monitronics and subject to the rights of the holders of any series of preferred stock, all holders of Monitronics common stock are entitled to receive a pro rata amount of any distribution of the remaining assets. All the outstanding shares of Monitronics common stock will be validly issued, fully paid and nonassessable.

Preferred Stock

        The board of directors will have the authority, without action by its stockholders, to designate and issue preferred stock of Monitronics in one or more series and to designate the rights, powers, designations, qualifications, limitations, restrictions and preferences of each series and any qualifications, limitations or restrictions thereof, which may be greater or less than the rights of Monitronics common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of Monitronics common stock until its board of directors determines the specific rights of the holders of any series of preferred stock. However, the effects might include, among other things:

  •
  restricting dividends on Monitronics common stock;

  •
  diluting the voting power of Monitronics common stock;

  •
  impairing the liquidation rights of Monitronics common stock; or

  •
  delaying or preventing a change in control of Monitronics without further action by its stockholders.

Anti-Takeover Effects of the Certificate of Incorporation and Bylaws and Delaware Law

        Some provisions of Delaware law and the certificate of incorporation and bylaws could make the following more difficult:

  •
  acquisition of Monitronics by means of a tender offer or merger;

  •
  acquisition of Monitronics by means of a proxy contest or otherwise; or

  •
  removal of the incumbent officers and directors of Monitronics.

        These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of Monitronics to first negotiate with Monitronics' board of directors. Monitronics believes that the benefits of the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire control of Monitronics outweighs the disadvantages of discouraging those proposals because such negotiation could result in an improvement of the terms of such proposal.

Election and Removal of Directors

        The certificate of incorporation provides that the board of directors is divided into three classes. Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected. Each director shall hold office until the annual meeting of stockholders for the year in which such director's term expires and a successor is duly elected and qualified or until his or her earlier death, resignation or removal.

        Certain Significant Stockholders have the right to enter into an agreement with Monitronics entitling them to nominate one or more persons for election to the board of directors (a "Director Nomination Agreement"), and the certificate of incorporation provides that a director nominated pursuant to such an agreement may not (for so long as the agreement remains in effect) be removed without cause except with the prior written consent of such stockholder. The certificate of incorporation provides that until the date of the first annual meeting of stockholders following the second anniversary of the Effective Date, no Initial Director (other than the chief executive officer) may be removed from the board of directors without cause, except with the prior written consent of the stockholder(s) who designated such Initial Director as identified in the Plan. This system of electing and removing directors may initially discourage a third party from making a tender offer or otherwise attempting to obtain control of Monitronics because it generally makes it more difficult for stockholders to replace a majority of the directors.

        The certificate of incorporation provides that, except as otherwise required by applicable law and subject to the rights of holders of any series of preferred stock and to the restrictions described above with respect to the Initial Directors and directors nominated pursuant to a Director Nomination Agreement, any director or the entire board of directors may be removed from office at any time, with or without cause, by stockholders holding, in the aggregate, a majority of the outstanding shares of Monitronics common stock and any then outstanding shares of preferred stock entitled to vote in an election of directors, voting as a single class, either by written consent or by the affirmative vote of such stockholders.

Size of Board and Vacancies

        The certificate of incorporation initially fixed the size of the board at seven (7) directors, and the total number of directors may be increased or decreased (but to no less than five (5) or no more than nine (9) directors) from time to time only pursuant to a resolution adopted by directors representing at least three-fourths of the whole board. Any vacancies in the board of directors (other than the board seat designated for the chief executive officer) resulting from a director's death, resignation, retirement, disqualification, removal from office or other cause will be filled by (i) the majority vote of the remaining directors in office, even if less than a quorum, (ii) by majority vote of the holders of shares of Monitronics common stock (and shares of any series of preferred stock entitled to vote with the holders of Monitronics common stock in an election of directors) present in person or represented by proxy at a duly called meeting of stockholders, or (iii) by written consent of holders of a majority of the shares of Monitronics common stock (and shares of any series of preferred stock entitled to vote with the holders of Monitronics common stock in an election of directors) to serve until the end of the then-current term for such director, subject to the rights of certain Significant Stockholders to nominate directors as provided in a Director Nomination Agreement.

Stockholder Action by Written Consent

        The certificate of incorporation provides that any stockholder action that may be effected at a duly called annual or special meeting of stockholders may be effected by a written consent or consents by stockholders in lieu of such a meeting. Any such action by written consent will require the consent of stockholders that own or hold the same percentage of shares of Monitronics common stock that would be required to take the same action at a stockholder meeting at which all then-issued and outstanding shares of Monitronics common stock entitled to vote thereon were present and voted.

Amendment of Monitronics' Bylaws

        Subject to the rights of the holders of any series of preferred stock, the board of directors is expressly authorized to amend or repeal the bylaws pursuant to a resolution adopted by directors representing a majority of the total number of authorized directorships (whether or not any vacancies exist) at such time (the whole board), and the stockholders will also have the power to amend or repeal the bylaws by the affirmative vote of holders of a majority of the then-issued and outstanding shares of Monitronics common stock; provided in each case that any amendment or repeal of the bylaws by the board of directors or the stockholders shall be subject to such additional restrictions (which may include, without limitation, majority or supermajority approval of the board of directors and/or the stockholders to amend or repeal specifically enumerated provisions), if any, as are set forth in the bylaws as in effect at such time.

Amendment of Monitronics' Certificate of Incorporation

        In addition to any approvals required by applicable law and subject to the rights of the holders of any series of preferred stock, any amendment or modification to the certificate of incorporation requires (i) approval of the board of directors pursuant to a resolution adopted by directors representing a majority of the whole board and the affirmative vote of holders of a majority of the then-issued and outstanding shares of Monitronics common stock, (ii) approval of the board of directors and the affirmative vote of holders of at least 66 2/3% of the then-issued and outstanding shares of Monitronics common stock or (iii) solely with respect to any amendment or modification for which the laws of the State of Delaware, as then in effect, do not require the consent of a corporation's shareholders, approval of the board of directors pursuant to a resolution adopted by directors representing a majority of the whole board.

Delaware Anti-Takeover Law

        In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person that, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation's voting stock. These restrictions do not apply if, among other things, the corporation's certificate of incorporation contains a provision expressly electing not to be governed by Section 203. In the certificate of incorporation, Monitronics has expressly elected not to be governed by Section 203.

Stockholder Meetings

        The certificate of incorporation and bylaws provide that except as otherwise required by law and subject to the rights of the holders of any series of preferred stock, if any, a special meeting of the stockholders may be called only by the chief executive officer, the chair of the board, or by the secretary of Monitronics (the "Secretary") at the request of a majority of the directors or at the written request of one or more stockholders holding, in the aggregate, at least 20% of the total outstanding shares of Monitronics common stock.

Advance Notice Procedures

        The bylaws establish advance notice procedures for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting or a special meeting of stockholders.

        Nominations of persons for election to the board of directors may be made in connection with an annual or special meeting of stockholders only pursuant to Monitronics' notice of meeting, by or at the direction of the board of directors, by a Significant Stockholder in accordance with a Director Nomination Agreement to which it is a party, as provided in the certificate of incorporation or the terms of any series of preferred stock or, subject to compliance with the procedures set forth in the bylaws, by any stockholder that, at the time the written notice is delivered to the Secretary, is a holder of record of Monitronics common stock or of any series of preferred stock entitled to vote together with the Monitronics common stock. The proposal of business to be considered by the stockholders may be made in connection with an annual or special meeting of stockholders pursuant to Monitronics' notice of meeting only by any stockholder that, at the time the written notice is delivered to the Secretary, is a holder of record of shares of Monitronics common stock or of any series of preferred stock entitled to vote together with the Monitronics common stock and timely complies with the procedures set forth in the bylaws.

        In general, for nominations of persons for election to the board of directors or other business to be properly brought before an annual meeting by a stockholder, the stockholder must comply with the notice procedures set forth in the bylaws including giving notice in writing to the Secretary 60 to 90 days before the first anniversary of the preceding year's annual meeting, or if no annual meeting was held in the preceding year, or if the date of the annual meeting is more than 30 days before or 60 days after such anniversary, such notice must be given not earlier than 100 days prior to the date of such meeting and not later than 70 days prior to such meeting or by the 10th day after the annual meeting is announced, and the business must be a proper matter for stockholder action.

        In general, only such business shall be conducted at a special meeting of stockholders as shall have been properly brought before the meeting pursuant to Monitronics' notice of such meeting or as otherwise described above. At a special meeting of stockholders at which directors are to be elected as specified in Monitronics' notice of such meeting, a stockholder who is a stockholder of record at the time such notice of meeting is given and on the record date for the meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in the bylaws, may nominate proposed nominees in connection with such election by delivering written notice of such nomination to the Secretary not earlier than 90 days before the meeting and not later than the later of the 60th day prior to the meeting or the 10th day after the meeting is announced.

Actions Requiring Special Approval

        The certificate of incorporation provides that, subject to the rights of the holders of any series of preferred stock, the taking of any of the following actions requires either (i) approval of the board of directors pursuant to a resolution adopted by directors representing a majority of the whole board and the affirmative vote of the holders of a majority of the then-issued and outstanding shares of Monitronics common stock, or (ii) approval of the board of directors and the affirmative vote of the holders of 66 2/3% of the then-issued and outstanding shares of Monitronics common stock:

  •
  the merger or consolidation with or into any other corporation or a business combination involving Monitronics, provided that the foregoing voting provision shall not apply to any such transaction as to which the laws of the State of Delaware, as then in effect, do not require the consent of a corporation's shareholders and that is approved by the board of directors pursuant to a resolution adopted by directors representing a majority of the whole board;

  •
  the sale, lease or exchange of all, or substantially all, of Monitronics' assets, provided that the foregoing voting provisions shall not apply to any such sale, lease or exchange as to which the laws of the State of Delaware, as then in effect, do not require the consent of a corporation's shareholders and that is approved by the board of directors pursuant to a resolution adopted by directors representing a majority of the whole board; or

  •
  the dissolution of Monitronics.

Information Rights

        During any time that Monitronics is not required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, Monitronics shall provide annual, quarterly and current reports with the same information and disclosures as it would be required to include in such report if it were a reporting company under the Exchange Act, to each holder of Monitronics common stock, and shall satisfy such obligation by timely posting all such reports to its website and making such reports accessible to the general public, or by timely and publicly filing all such reports with the SEC on Form 10-K, Form 10-Q or Form 8-K, as applicable. In addition, Monitronics shall host, and each stockholder holding shares of Monitronics common stock shall have access to (and reasonable prior notice and dial-in information will be made available to such holders), quarterly conference calls with senior management of Monitronics to discuss the results of operations and financial performance for the relevant reporting period and year-to-date period, which calls shall include a reasonable and customary question and answer session.

Transfer Agent

        The transfer agent and registrar for Monitronics common stock is Computershare Trust Company, N.A.

Exclusive Forum for Certain Lawsuits

        The certificate of incorporation requires, to the fullest extent permitted by law, that all derivative actions brought in the name of Monitronics, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if any such action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder's counsel. Although this provision benefits Monitronics by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may also have the effect of discouraging lawsuits against Monitronics' directors and officers. This provision will not apply to claims brought to enforce a duty or liability created by the Securities Act, Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS

        The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the "IRS"), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

        This discussion is limited to Non-U.S. Holders that hold our common stock as a "capital asset" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder's particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

  •
  U.S. expatriates and former citizens or long-term residents of the United States;

  •
  persons subject to the alternative minimum tax;

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  persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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  banks, insurance companies, and other financial institutions;

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  brokers, dealers or traders in securities;

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  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

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  partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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  tax-exempt organizations or governmental organizations;

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  persons deemed to sell our common stock under the constructive sale provisions of the Code;

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  persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

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  tax-qualified retirement plans;

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  "qualified foreign pension funds" as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

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  persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement.

        If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

        THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

  Definition of a Non-U.S. Holder

        For purposes of this discussion, a "Non-U.S. Holder" is any beneficial owner of our common stock that is neither a "U.S. person" nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

  •
  an individual who is a citizen or resident of the United States;

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  a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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  a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

  Distributions

        As described in the section entitled "Dividend Policy," we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder's adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under "Sale or Other Taxable Disposition."

        Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

        If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States.

        Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

  Sale or Other Taxable Disposition

        A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

  •
  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

  •
  the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

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  our common stock constitutes a U.S. real property interest ("USRPI") by reason of our status as a U.S. real property holding corporation ("USRPHC") for U.S. federal income tax purposes.

        Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

        Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

        With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if our common stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder's holding period.

        Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

  Information Reporting and Backup Withholding

        Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

        Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

  Additional Withholding Tax on Payments Made to Foreign Accounts

        Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or "FATCA") on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any "substantial United States owners" (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain "specified United States persons" or "United States owned foreign entities" (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

        Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

        Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

PLAN OF DISTRIBUTION

        As of the date of this prospectus, we have not been advised by the selling stockholders as to any plan of distribution. Distributions of the common stock by the selling stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the common stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the common stock may be sold include:

  •
  privately negotiated transactions;

  •
  underwritten transactions;

  •
  exchange distributions and/or secondary distributions;

  •
  sales in the over-the-counter market;

  •
  ordinary brokerage transactions and transaction in which the broker solicits purchasers;

  •
  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  •
  a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchasers by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

  •
  short sales;

  •
  through the writing of options on the shares, whether or not the options are listed on an options exchange;

  •
  through the distributions of the shares by any selling stockholder to its partners, members or stockholders;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The selling stockholders may also sell common stock pursuant to Section 4(a)(2) of the Securities Act or under Rule 144 under the Securities Act, in each case if available, rather than under this prospectus.

        Such transactions may be effected by the selling stockholders at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the securities to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the securities for whom they may act as agent. The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the common stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the common stock for sale under the Securities Act and to indemnify the selling stockholders and each person who participates as an underwriter in the offering of the common stock against certain civil liabilities, including certain liabilities under the Securities Act.

        In connection with sales of the securities under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders also may sell securities short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them.

        The selling stockholders may from time to time pledge or grant a security interest in some of all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provisions of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

        The selling stockholders and any underwriters, dealers or agents that participate in distribution of the securities may be deemed to be underwriters, and any profit on sale of the securities by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

        There can be no assurances that the selling stockholders will sell any or all of the securities offered under this prospectus.

 LEGAL MATTERS

        Certain legal matters in connection with our common stock offered hereby will be passed upon for us by Latham & Watkins LLP, Houston, Texas.

 EXPERTS

        The consolidated financial statements of Monitronics International, Inc. (the Company) as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018 have been included in this prospectus and elsewhere in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 consolidated financial statements contains an explanatory paragraph that states that the Company has substantial indebtedness classified within current liabilities that raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. The audit report covering the December 31, 2018 consolidated financial statements refers to a change in the method of accounting for revenue transactions with customers due to the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, as amended.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-1 relating to the shares of common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information regarding us and the shares of common stock offered by this prospectus, we refer you to the full registration statement, including its exhibits and schedules, filed under the Securities Act.

        The SEC maintains a website at http://www.sec.gov that contains reports, information statements and other information regarding issuers that file electronically with the SEC. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC's website. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. We file with or furnish to the SEC periodic reports and other information. Our website is located at www.brinkshome.com. We intend to make our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, amendments to those reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

        We intend to furnish or make available to our stockholders annual reports containing our audited financial statements prepared in accordance with GAAP. We also intend to furnish or make available to our stockholders quarterly reports containing our unaudited interim financial information, including the information required by Form 10-Q, for the first three fiscal quarters of each fiscal year.

INDEX TO FINANCIAL STATEMENTS

Monitronics International, Inc.
Unaudited Consolidated Financial Statements	F-2
Condensed consolidated balance sheets as of September 30, 2019 (Successor) and December 31, 2018 (Predecessor)	F-2

Condensed consolidated statements of operations and comprehensive income (loss) for the periods of September 1, 2019 through September 30, 2019 (Successor), July 1, 2019 through August 31, 2019 (Predecessor) and January 1, 2019 through August 31, 2019 (Predecessor), and the three and nine months ended September 30, 2018 (Predecessor)

F-3

Condensed consolidated statements of cash flows for the periods of September 1, 2019 through September 30, 2019 (Successor) and January 1, 2019 through August 31, 2019 (Predecessor) and the nine months ended September 30, 2018 (Predecessor)

F-5

Condensed consolidated statements of stockholders' equity (deficit) for the periods of September 1, 2019 through September 30, 2019 (Successor) and January 1, 2019 through August 31, 2019 (Predecessor), and the three and nine months ended September 30, 2018 (Predecessor)

F-6
Notes to consolidated financial statements (unaudited)	F-7
Audited Consolidated Financial Statements (Predecessor)	F-32
Report of independent registered public accounting firm	F-32
Consolidated balance sheets as of December 31, 2018 and 2017	F-33
Consolidated statements of operations and comprehensive income (loss) for the years ended December 31, 2018, 2017, and 2016	F-34
Consolidated statements of cash flows for the years ended December 31, 2018, 2017, and 2016	F-35
Consolidated statements of stockholders' equity for the years ended December 31, 2018, 2017, and 2016	F-36
Notes to consolidated financial statements	F-37

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

Amounts in thousands, except share amounts

(unaudited)

	Successor Company	Predecessor Company
	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$28,589	2,188
Restricted cash	86	189
Trade receivables, net of allowance for doubtful accounts of $912 in 2019 and $3,759 in 2018	12,105	13,121
Prepaid and other current assets	24,966	28,178

Total current assets	65,746	43,676
Property and equipment, net of accumulated depreciation of $925 in 2019 and $40,531 in 2018	41,215	36,539
Subscriber accounts and deferred contract acquisition costs, net of accumulated amortization of $15,322 in 2019 and $1,621,242 in 2018	1,089,135	1,195,463
Dealer network and other intangible assets, net of accumulated amortization of $1,980 in 2019 and $0 in 2018	142,719	—
Goodwill	81,943	—
Deferred income tax asset, net	783	783
Operating lease right-of-use asset	19,153	—
Other assets	16,694	29,307

Total assets	$1,457,388	1,305,768

Liabilities and Stockholder's Equity (Deficit)
Current liabilities:
Accounts payable	$14,416	12,099
Other accrued liabilities	35,035	31,085
Deferred revenue	13,309	13,060
Holdback liability	6,148	11,513
Current portion of long-term debt	8,225	1,816,450

Total current liabilities	77,133	1,884,207
Non-current liabilities:
Long-term debt	985,775	—
Long-term holdback liability	2,207	1,770
Derivative financial instruments	—	6,039
Operating lease liabilities	15,929	—
Other liabilities	7,751	2,727

Total liabilities	1,088,795	1,894,743
Commitments and contingencies
Stockholder's equity (deficit):
Predecessor common stock, $.01 par value. 1,000 shares authorized, issued and outstanding at December 31, 2018	—	—
Predecessor additional paid-in capital	—	439,711
Predecessor accumulated deficit	—	(1,036,294)
Predecessor accumulated other comprehensive income, net	—	7,608
Successor preferred stock, $.01 par value. Authorized 5,000,000 shares; no shares issued	—	—
Successor common stock, $.01 par value. Authorized 45,000,000 shares; issued and outstanding 22,500,000 shares at September 30, 2019	225	—
Successor additional paid-in capital	379,175	—
Successor accumulated deficit	(10,807)	—

Total stockholder's equity (deficit)	368,593	(588,975)

Total liabilities and stockholder's equity (deficit)	$1,457,388	1,305,768

See accompanying notes to condensed consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

Amounts in thousands

(unaudited)

	Successor Company	Predecessor Company
	Period from September 1, 2019 through September 30, 2019	Period from July 1, 2019 through August 31, 2019
			Three Months Ended September 30, 2018

Net revenue	$36,289	$84,589	137,156
Operating expenses:
Cost of services	8,976	19,986	35,059
Selling, general and administrative, including stock-based and long-term incentive compensation	11,390	20,980	34,266
Radio conversion costs	825	931	—
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	17,302	32,508	52,671
Depreciation	925	1,073	2,880

	39,418	75,478	124,876

Operating (loss) income	(3,129)	9,111	12,280
Other (income) expense:
Gain on restructuring and reorganization, net	—	(702,824)	—
Interest expense	7,474	27,112	39,077
Refinancing expense	—	—	5,697

	7,474	(675,712)	44,774

(Loss) income before income taxes	(10,603)	684,823	(32,494)
Income tax expense	204	438	1,346

Net (loss) income	(10,807)	684,385	(33,840)

Other comprehensive income (loss):
Unrealized gain on derivative contracts, net	—	—	3,269

Total other comprehensive income, net of tax	—	—	3,269

Comprehensive (loss) income	$(10,807)	$684,385	(30,571)

Basic and diluted income per share:
Net loss	$(0.48)	$—	—

See accompanying notes to condensed consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

Amounts in thousands

(unaudited)

	Successor Company	Predecessor Company
	Period from September 1, 2019 through September 30, 2019	Period from January 1, 2019 through August 31, 2019
			Nine Months Ended September 30, 2018

Net revenue	$36,289	$342,286	405,922
Operating expenses:
Cost of services	8,976	75,286	100,807
Selling, general and administrative, including stock-based and long-term incentive compensation	11,390	80,365	98,935
Radio conversion costs	825	931	—
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	17,302	130,791	160,973
Depreciation	925	7,348	8,360
Loss on goodwill impairment	—	—	214,400

	39,418	294,721	583,475

Operating (loss) income	(3,129)	47,565	(177,553)
Other (income) expense:
Gain on restructuring and reorganization, net	—	(669,722)	—
Interest expense	7,474	105,081	114,550
Realized and unrealized loss, net on derivative financial instruments	—	6,804	—
Refinancing expense	—	5,214	5,697

	7,474	(552,623)	120,247

(Loss) income before income taxes	(10,603)	600,188	(297,800)
Income tax expense	204	1,775	4,039

Net (loss) income	(10,807)	598,413	(301,839)

Other comprehensive (loss) income:
Unrealized (loss) gain on derivative contracts, net	—	(940)	23,196

Total other comprehensive (loss) income, net of tax	—	(940)	23,196

Comprehensive (loss) income	$(10,807)	$597,473	(278,643)

Basic and diluted income per share:
Net loss	$(0.48)	$—	—

See accompanying notes to condensed consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

Amounts in thousands

(unaudited)

	Successor Company	Predecessor Company
	Period from September 1, 2019 through September 30, 2019	Period from January 1, 2019 through August 31, 2019	Nine Months Ended September 30, 2018
Cash flows from operating activities:
Net (loss) income	$(10,807)	$598,413	(301,839)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	17,302	130,791	160,973
Depreciation	925	7,348	8,360
Stock-based and long-term incentive compensation	26	912	751
Deferred income tax expense	—	—	1,987
Amortization of debt discount and deferred debt costs	—	—	5,472
Gain on restructuring and reorganization, net	—	(669,722)	—
Unrealized loss on derivative financial instruments, net	—	4,577	—
Refinancing expense	—	5,214	5,697
Bad debt expense	912	7,558	8,511
Loss on goodwill impairment	—	—	214,400
Other non-cash activity, net	117	(462)	2,040
Changes in assets and liabilities:
Trade receivables	(1,183)	(6,271)	(9,028)
Prepaid expenses and other assets	(736)	2,760	(9,769)
Subscriber accounts—deferred contract acquisition costs	(162)	(2,193)	(4,529)
Payables and other liabilities	6,776	36,690	(8,568)

Net cash provided by operating activities	13,170	115,615	74,458

Cash flows from investing activities:
Capital expenditures	(1,123)	(7,100)	(11,513)
Cost of subscriber accounts acquired	(8,012)	(83,814)	(111,531)

Net cash used in investing activities	(9,135)	(90,914)	(123,044)

Cash flows from financing activities:
Proceeds from long-term debt	5,000	253,100	218,950
Payments on long-term debt	(5,000)	(379,666)	(136,600)
Proceeds from equity rights offering	—	166,300	—
Cash contributed by Ascent Capital	—	24,139	—
Payments of restructuring and reorganization costs	—	(53,889)	—
Payments of refinancing costs	—	(7,404)	(5,015)
Value of shares withheld for share-based compensation	—	(18)	(83)
Dividend to Ascent Capital	—	(5,000)	(5,000)

Net cash (used in) provided by financing activities	—	(2,438)	72,252

Net increase in cash, cash equivalents and restricted cash	4,035	22,263	23,666
Cash, cash equivalents and restricted cash at beginning of period	24,640	2,377	3,302

Cash, cash equivalents and restricted cash at end of period	$28,675	$24,640	26,968

See accompanying notes to condensed consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statement of Stockholder's Equity (Deficit)

Amounts in thousands, except share amounts

(unaudited)

	Common Stock				Accumulated Other Comprehensive Income (Loss)
			Additional Paid-in Capital	Accumulated Deficit		Total Stockholder's Deficit
	Shares	Amount
Balance at December 31, 2018 (Predecessor)	1,000	$—	439,711	(1,036,294)	7,608	$(588,975)
Net loss	—	—	—	(31,770)	—	(31,770)
Other comprehensive loss	—	—	—	—	(468)	(468)
Dividend paid to Ascent Capital	—	—	(5,000)	—	—	(5,000)
Contribution from Ascent Capital	—	—	2,250	—	—	2,250
Stock-based compensation	—	—	189	—	—	189
Value of shares withheld for minimum tax liability	—	—	(1)	—	—	(1)

Balance at March 31, 2019 (Predecessor)	1,000	$—	437,149	(1,068,064)	7,140	$(623,775)
Net loss	—	—	—	(54,202)	—	(54,202)
Other comprehensive loss	—	—	—	—	(472)	(472)
Stock-based compensation	—	—	(413)	—	—	(413)
Value of shares withheld for minimum tax liability	—	—	(2)	—	—	(2)

Balance at June 30, 2019 (Predecessor)	1,000	$—	436,734	(1,122,266)	6,668	$(678,864)
Net income	—	—	—	684,385	—	684,385
Stock-based compensation	—	—	267	—	—	267
Value of shares withheld for minimum tax liability	—	—	(15)	—	—	(15)
Cancellation of Predecessor equity	(1,000)	—	(436,986)	437,881	(6,668)	(5,773)
Issuance of Successor common stock	22,500,000	225	379,175	—	—	379,400

Balance at August 31, 2019 (Predecessor)	22,500,000	$225	379,175	—	—	$379,400

Balance at September 1, 2019 (Successor)	22,500,000	$225	379,175	—	—	$379,400

Net loss	—	—	—	(10,807)	—	(10,807)

Balance at September 30, 2019 (Successor)	22,500,000	$225	379,175	(10,807)	—	$368,593

Balance at December 31, 2017 (Predecessor)	1,000	$—	444,330	(334,219)	(7,375)	$102,736
Impact of adoption of Topic 606	—	—	—	(22,720)	—	(22,720)
Impact of adoption of ASU 2017-12	—	—	—	(605)	605	—

Adjusted balance at January 1, 2018 (Predecessor)	1,000	$—	444,330	(357,544)	(6,770)	$80,016
Net loss	—	—	—	(26,207)	—	(26,207)
Other comprehensive income	—	—	—	—	14,406	14,406
Stock-based compensation	—	—	47	—	—	47
Value of shares withheld for minimum tax liability	—	—	(42)	—	—	(42)

Balance at March 31, 2018 (Predecessor)	1,000	$—	444,335	(383,751)	7,636	$68,220
Net loss	—	—	—	(241,792)	—	(241,792)
Other comprehensive income	—	—	—	—	5,521	5,521
Stock-based compensation	—	—	383	—	—	383
Value of shares withheld for minimum tax liability	—	—	(27)	—	—	(27)

Balance at June 30, 2018 (Predecessor)	1,000	$—	444,691	(625,543)	13,157	$(167,695)
Net loss	—	—	—	(33,840)	—	(33,840)
Other comprehensive income	—	—	—	—	3,269	3,269
Dividend to Ascent Capital	—	—	(5,000)	—	—	(5,000)
Stock-based compensation	—	—	373	—	—	373
Value of shares withheld for minimum tax liability	—	—	(14)	—	—	(14)

Balance at September 30, 2018 (Predecessor)	1,000	$—	440,050	(659,383)	16,426	$(202,907)

See accompanying notes to condensed consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(1) Basis of Presentation

        Monitronics International, Inc. and its subsidiaries (collectively, "Monitronics" or the "Company", doing business as Brinks Home SecurityTM) provide residential customers and commercial client accounts with monitored home and business security systems, as well as interactive and home automation services, in the United States, Canada and Puerto Rico. Monitronics customers are obtained through our direct-to-consumer sales channel (the "Direct to Consumer Channel"), which offers both Do-It-Yourself and professional installation security solutions and our exclusive authorized dealer network (the "Dealer Channel"), which provides product and installation services, as well as support to customers.

        As previously disclosed, on June 30, 2019 (the "Petition Date"), Monitronics and certain of its domestic subsidiaries (collectively, the "Debtors"), filed voluntary petitions for relief (collectively, the "Petitions" and, the cases commenced thereby, the "Chapter 11 Cases") under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of Texas (the "Bankruptcy Court"). The Debtors' Chapter 11 Cases were jointly administered under the caption In re Monitronics International, Inc., et al., Case No. 19-33650. On August 7, 2019, the Bankruptcy Court entered an order, Docket No. 199 (the "Confirmation Order"), confirming and approving the Debtors' Joint Partial Prepackaged Plan of Reorganization (including all exhibits thereto and, as modified by the Confirmation order, the "Plan") that was previously filed with the Bankruptcy Court on June 30, 2019. On August 30, 2019 (the "Effective Date"), the conditions to the effectiveness of the Plan were satisfied and the Company emerged from Chapter 11 after completing a series of transactions through which the Company and its former parent, Ascent Capital Group, Inc. ("Ascent Capital") merged (the "Merger") in accordance with the terms of the Agreement and Plan of Merger, dated as of May 24, 2019 (the "Merger Agreement"). Monitronics was the surviving corporation and, immediately following the Merger, was redomiciled in Delaware in accordance with the terms of the Merger Agreement.

        Upon emergence from Chapter 11 on the Effective Date, the Company has applied Accounting Standards Codification ("ASC") 852, Reorganizations ("ASC 852"), in preparing its consolidated financial statements (see Note 2, Emergence from Bankruptcy and Note 3, Fresh Start Accounting). As a result of the application of fresh start accounting and the effects of the implementation of the Plan, a new entity for financial reporting purposes was created. The Company selected a convenience date of August 31, 2019 for purposes of applying fresh start accounting as the activity between the convenience date and the Effective Date did not result in a material difference in the financial results. References to "Successor" or "Successor Company" relate to the balance sheet and results of operations of Monitronics on and subsequent to September 1, 2019. References to "Predecessor" or "Predecessor Company" refer to the balance sheet and results of operations of Monitronics prior to September 1, 2019. With the exception of interest expense, the Company's operating results and key operating performance measures on a consolidated basis were not materially impacted by the reorganization. As such, references to the "Company" could refer to either the Predecessor or Successor periods, as defined.

        Subsequent to the Petition Date and before the Effective Date, all expenses, gains and losses directly associated with the restructuring and reorganization proceedings are reported as Gain on restructuring and reorganization, net in the accompanying unaudited condensed consolidated statements of operations. Additionally, Liabilities subject to compromise during the pendency of the Chapter 11 Cases are distinguished from liabilities of the Company that are not expected to be

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(1) Basis of Presentation (Continued)

compromised, including post-petition liabilities, in the accompanying unaudited condensed consolidated balance sheets.

        The unaudited interim financial information of the Company has been prepared in accordance with Article 10 of the Securities and Exchange Commission's (the "SEC") Regulation S-X. Accordingly, it does not include all of the information required by generally accepted accounting principles in the United States ("GAAP") for complete financial statements. The Company's unaudited condensed consolidated balance sheet as of September 30, 2019, and the unaudited condensed statements of operations and cash flows of the Successor for the period from September 1, 2019 through September 30, 2019 and of the Predecessor for the period from January 1, 2019 through August 31, 2019 and for three and nine months ended September 30, 2018, include the results of Monitronics and all of its direct and indirect subsidiaries. The accompanying interim condensed consolidated financial statements are unaudited but, in the opinion of management, reflect all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results for such periods. The results of operations for any interim period are not necessarily indicative of results for the full year. These unaudited condensed consolidated financial statements should be read in conjunction with the Monitronics Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on April 1, 2019.

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses for each reporting period. The significant estimates made in preparation of the Company's condensed consolidated financial statements primarily relate to valuation of subscriber accounts and valuation of deferred tax assets. These estimates are based on management's best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors and adjusts them when facts and circumstances change. As the effects of future events cannot be determined with any certainty, actual results could differ from the estimates upon which the carrying values were based.

  Going Concern

        In accordance with the requirements of Accounting Standards Update ("ASU") 2014-15, Presentation of Financial Statements Going Concern (Subtopic 205-40), and ASC 205-40, the Company has the responsibility to evaluate at each reporting period, including interim periods, whether conditions and events, considered in the aggregate, raise substantial doubt about its ability to meet its future financial obligations. During the pendency of the Chapter 11 Cases, the Company's ability to continue as a going concern was contingent upon a variety of factors, including the Bankruptcy Court's approval of the Plan and the Company's ability to successfully implement the Plan. As a result of the effectiveness of the Plan and the Company's current financial condition and liquidity sources, the Company believes it has the ability to meet its obligations for at least one year from the date of issuance of this Form 10-Q.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(1) Basis of Presentation (Continued)

  Supplemental Cash Flow Information

	Successor Company	Predecessor Company
	Period from September 1, 2019 through September 30, 2019	Period from January 1, 2019 through August 31, 2019	Nine Months Ended September 30, 2018
State taxes paid, net	$—	$2,637	2,710
Interest paid	7,238	72,710	95,889
Accrued capital expenditures	1,471	1,405	882

(2) Emergence from Bankruptcy

        On August 7, 2019, the Bankruptcy Court entered the Confirmation Order confirming the Plan. On the Effective Date, the conditions to the effectiveness of the Plan were satisfied and the Company emerged from Chapter 11 after completing a series of transactions through with the Company and its former parent, Ascent Capital, merged in accordance with the terms of the Merger Agreement. Monitronics was the surviving corporation and, immediately following the Merger, was redomiciled in Delaware in accordance with the terms of the Merger Agreement.

  Cancellation of Certain Prepetition Obligations

        On the Effective Date, by operation of the Plan, all outstanding obligations under (i) the 9.125% Senior Notes due April 2020 (the "Predecessor Senior Notes") and the indenture governing the Predecessor Senior Notes and (ii) the Company's prepetition credit facility (the "Predecessor Credit Facility") were terminated, as described in further detail below.

  Additional Matters Contemplated by the Plan

        On the Effective Date, the Company also completed a series of transactions through which the Company's debt was restructured as follows:

            (i)  terminating the Company's $245,000,000 secured debtor-in-possession revolving credit facility (the "Predecessor DIP Facility") and replacing it with a $145,000,000 senior secured revolving credit facility (the "Successor Revolving Credit Facility") and $150,000,000 in senior secured term loans (the "Successor Term Loan Facility" and together with the Successor Revolving Credit Facility the "Successor Credit Facilities"),

           (ii)  exchanging $1,072,500,000 of outstanding term loans under the Company's Predecessor Credit Facility for (A) $150,000,000 in cash received from the equity rights offering described below, (B) $100,000,000 in shares of Common Stock (as defined below), and (C) term loans under an $822,500,000 takeback term loan facility (the "Successor Takeback Loan Facility"), and

          (iii)  cancelling the Company's $585,000,000 outstanding Predecessor Senior Notes and exchanging the Predecessor Senior Notes for, at the option of each holder of the Predecessor Senior Notes (the "Noteholders"), (A) cash in an amount equal to 2.5% of the principal and accrued but unpaid interest due under the Senior Notes held by such Noteholder or (B) to the extent that such Noteholder elects not to receive cash, its pro rata share of 18.0% of the Common Stock (as defined below) issued and outstanding as of the Effective Date.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(2) Emergence from Bankruptcy (Continued)

        See note 6, Debt for further information regarding these debt transactions.

        The Company also received $200,000,000 in cash from a combination of an equity rights offering to the Noteholders and $23,000,000 of a deemed contribution of cash on hand through a merger with Ascent Capital (as discussed below). This cash was used to repay Predecessor Term Loan debt.

        The foregoing description of certain matters effected pursuant to the Plan, and the transactions related to and contemplated thereunder, is not intended to be a complete description of, or a substitute for, a full and complete reading of the Plan.

  Ascent Capital Merger

        As previously announced, on May 24, 2019, the Company and Ascent Capital entered into the Merger Agreement. On August 21, 2019, in connection with, and prior to the completion of the Merger, the stockholders of Ascent Capital approved the Merger Agreement at a special meeting of the stockholders. On August 30, 2019, the Company completed the Merger with Ascent Capital in accordance with the Merger Agreement. The Company was the surviving corporation and, immediately following the Merger, was redomiciled in Delaware. The Company's certificate of incorporation adopted in accordance with the Plan authorized the issuance of 45,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock"), and 5,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock"). For more information, see note 9, Stockholder's Equity.

        Under the terms of the Merger Agreement, the Company issued and reserved a total of 1,309,757 shares of common stock, par value $0.01 per share ("Common Stock"), to Ascent Capital's stockholders at a ratio of 0.1043086 shares of Common Stock for each share of Ascent Capital common stock (the "Exchange Ratio"). The Exchange Ratio was determined through negotiations between the Company and Ascent Capital.

        Immediately after the Merger, there were approximately 22,500,000 shares of Common Stock issued and outstanding.

        Immediately after the Merger, the former stockholders of Ascent Capital owned approximately 5.82% of the outstanding Common Stock. No fractional shares of Common Stock were issued in connection with the Merger. The Common Stock commenced trading on the OTCQX Best Market under the ticker symbol "SCTY" on September 4, 2019.

(3) Fresh Start Accounting

        In connection with the Company's emergence from Chapter 11 on the Effective Date, the Company qualified for fresh start accounting under ASC 852 as (1) the holders of voting shares of the Predecessor Company received less than 50% of the voting shares of the Successor Company and (2) the reorganization value of the Company's assets immediately prior to confirmation of the Plan was less than the post-petition liabilities and allowed claims. ASC 852 requires that fresh start accounting be applied when the Bankruptcy Court enters a confirmation order confirming a plan of reorganization, or as of a later date when all material conditions precedent to the effectiveness of a plan of reorganization are resolved, which for Monitronics was August 30, 2019. The Company selected a convenience date of August 31, 2019 for purposes of applying fresh start accounting as the activity between the convenience date and the Effective Date did not result in a material difference in the financial results.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(3) Fresh Start Accounting (Continued)

        Upon the application of fresh start accounting, Monitronics allocated the reorganization value to its individual assets based on their estimated fair values in conformity with ASC 805, Business Combinations ("ASC 805"). Reorganization value represents the fair value of the Successor Company's assets before considering liabilities. Liabilities existing as of the Effective Date, other than deferred taxes, were recorded at the value of amounts expected to be paid. Deferred taxes were determined in conformity with applicable accounting standards. Predecessor Company accumulated depreciation, accumulated amortization, and accumulated deficit were eliminated. As a result of the application of fresh start accounting and the effects of the implementation of the Plan, the Company's consolidated financial statements after August 31, 2019 are not comparable to the Company's consolidated financial statements as of or prior to that date.

  Reorganization Value

        As set forth in the Plan, the enterprise value of the Successor Company was estimated to be between $1,350,000,000 and $1,550,000,000, which was confirmed by the Bankruptcy Court. Based on the estimates and assumptions discussed below, Monitronics estimated the enterprise value to be $1,373,400,000.

        We estimated the enterprise value of the Successor Company by applying the discounted cash flow method. To estimate enterprise value applying the discounted cash flow method, we established an estimate of future cash flows for the period 2019 to 2026 with a terminal value and discounted the estimated future cash flows to present value. The expected cash flows for the period 2019 to 2026 with a terminal value were based upon certain financial projections and assumptions provided to the Bankruptcy Court. The expected cash flows for the period 2019 to 2026 were derived from revenue projections and assumptions regarding growth and profit margin, as applicable. We calculated a terminal value using an exit multiple based on subscriber monthly RMR in the terminal period.

        The Company's enterprise value represents the fair value of its interest-bearing debt and equity capital, while the reorganization value is derived from the enterprise value by adding back non-interest bearing liabilities. The following table reconciles the enterprise value to the estimated reorganization value as of the Effective Date (dollars in thousands):

Enterprise value	$1,373,400
Plus: Fair value of non-interest bearing current liabilities	61,188
Plus: Fair value of non-interest bearing long-term liabilities	26,060

Reorganization value	$1,460,648

  Unaudited Condensed Consolidated Balance Sheet

        The adjustments set forth in the following unaudited condensed consolidated balance sheet as of August 31, 2019 reflect the consummation of the transactions contemplated by the Plan (reflected in the column "Reorganization Adjustments"), transactions recorded to complete the merger with Ascent Capital (reflected in the column "Ascent Capital Merger") as well as fair value adjustments as a result of the adoption of fresh start accounting (reflected in the column "Fresh Start Adjustments"). The explanatory notes highlight methods used to determine fair values or other amounts of the assets and liabilities as well as significant assumptions or inputs (dollars in thousands).

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(3) Fresh Start Accounting (Continued)

	As of August 31, 2019
	Predecessor Company	Reorganization Adjustments		Ascent Capital Merger		Fresh Start Adjustments		Successor Company
Assets
Current assets:
Cash and cash equivalents	$19,862	3,604	(1)	1,139	(9)	—		24,605
Restricted cash	35	—		—		—		35
Trade receivables, net	11,834	—		—		—		11,834
Prepaid and other current assets	23,825	—		27	(9)	—		23,852

Total current assets	55,556	3,604		1,166		—		60,326
Property and equipment, net	37,143	—		—		3,808	(10)	40,951
Subscriber accounts and deferred contract acquisition costs, net	1,151,322	—		—		(55,936)	(11)	1,095,386
Dealer network and other intangible assets	—	—		—		144,700	(12)	144,700
Goodwill	—	—		—		81,943	(13)	81,943
Deferred income tax asset, net	783	—		—		—		783
Operating lease right-of-use asset	19,222	—		90	(9)	—		19,312
Other assets	17,932	—		—		(685)	(14)	17,247

Total assets	$1,281,958	3,604		1,256		173,830		1,460,648

Liabilities and Stockholder's Equity (Deficit)
Current liabilities:
Accounts payable	$13,713	—		—		—		13,713
Other accrued liabilities	30,571	(1,070)	(2)	241	(9)	4,427	(15)	34,169
Deferred revenue	12,646	—		—		(5,331)	(16)	7,315
Holdback liability	12,516	—		—		(6,525)	(17)	5,991
Current portion of long-term debt	—	8,225	(3)	—		—		8,225

Total current liabilities	69,446	7,155		241		(7,429)		69,413
Non-current liabilities:
Long-term debt	199,000	786,775	(4)	—		—		985,775
Long-term holdback liability	1,817	—		—		—		1,817
Operating lease liabilities	16,055	—		—		—		16,055
Other liabilities	2,175	—		—		6,013	(15)	8,188

Total non-current liabilities	219,047	786,775		—		6,013		1,011,835

Liabilities subject to compromise	1,722,052	(1,722,052)	(5)	—		—		—

Total liabilities	2,010,545	(928,122)		241		(1,416)		1,081,248

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(3) Fresh Start Accounting (Continued)

	As of August 31, 2019
	Predecessor Company	Reorganization Adjustments		Ascent Capital Merger		Fresh Start Adjustments		Successor Company
Commitments and contingencies
Stockholder's equity (deficit):
Predecessor additional paid-in capital	436,986	(436,986)	(6)	—		—		—
Predecessor accumulated other comprehensive income, net	6,668	—		—		(6,668)	(18)	—
Successor common stock	—	225	(7)	—		—		225
Successor additional paid-in capital	—	379,175	(7)	—		—		379,175
(Accumulated deficit) retained earnings	(1,172,241)	989,312	(8)	1,015	(9)	181,914	(18)	—

Total stockholder's equity (deficit)	(728,587)	931,726		1,015		175,246		379,400

Total liabilities and stockholder's equity (deficit)	$1,281,958	3,604		1,256		173,830		1,460,648

  Reorganization adjustments

        1.     Reflects cash contributions and debt principal and interest payments from the implementation to the Plan as follows (dollars in thousands):

Equity rights offering proceeds from Noteholders	$177,000
Equity rights offering proceeds from Ascent Capital	23,000
Payment of Predecessor Credit Facility principal and interest	(165,619)
Payment of Predecessor DIP Facility principal and interest	(28,570)
Payment of Predecessor Senior Notes principal and interest	(2,207)

Net cash contribution	$3,604

        2.     Represents payment of Predecessor DIP Facility accrued interest.

        3.     Represents the Current portion of long-term debt based on the repayment terms of the Successor Takeback Loan Facility.

        4.     Represents the net increase in Long-term debt as follows (dollars in thousands):

Long-term portion of Successor Takeback Term Loan	$814,275
Payment of Predecessor DIP Facility principal	(27,500)

Net increase in Long-term Debt	$786,775

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(3) Fresh Start Accounting (Continued)

        5.     Liabilities subject to compromise immediately prior to the Effective Date consisted of the following (dollars in thousands):

Predecessor Term Loan	$1,072,500
Predecessor Senior Notes	585,000
Predecessor Term Loan accrued interest	15,619
Predecessor Senior Notes accrued interest	48,933

Total Liabilities subject to compromise	$1,722,052

        Liabilities subject to compromise have been settled as follows in accordance with the Plan (dollars in thousands):

Liabilities subject to compromise	$1,722,052
Payment of Predecessor Term Loan principal and interest	(165,619)
Payment of Predecessor Senior Notes principal and interest	(2,207)
Issue Successor Takeback Term Loan	(822,500)
Fair value of common stock issued to Predecessor Term Loan and Predecessor Senior Notes holders	(171,989)

Gain on settlement of Liabilities subject to compromise	$559,737

        6.     Pursuant to the Plan, all equity interests of the Predecessor that were issuable or issued and outstanding immediately prior to the Effective Date were cancelled. The elimination of the carrying value of the cancelled equity interests was recorded as an offset to retained earnings (accumulated deficit).

        7.     Pursuant to the Plan, the Company issued new common stock through an equity rights offering to the Noteholders, the exchange of Ascent Capital common shares for Monitronics common shares pursuant to the Merger, the partial equitization of the Predecessor Term Loan and the cancellation of the outstanding Predecessor Senior Notes, to the extent each Noteholder elected not to receive cash. See note 2, Emergence from Bankruptcy for further information regarding these transactions. As of the Effective Date, there were 22,500,000 common shares issued and outstanding that have a par value of $0.01 per share.

        8.     Adjustment made to Retained earnings (accumulated deficit) consisted of the following (dollars in thousands):

Cancellation of Predecessor additional paid-in capital	$436,986
Loss on equity rights offering discount, net	(7,411)
Gain on settlement of Liabilities subject to compromise	559,737

Total adjustment to Retained earnings (accumulated deficit)	$989,312

  Ascent Capital Merger

        9.     Represents the transfer of the Ascent Capital final balances to Monitronics to complete the merger.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(3) Fresh Start Accounting (Continued)

  Fresh Start Adjustments

        10.   Reflects the increase in net book value of property and equipment to the estimated fair value as of the Effective Date. The following table summarizes the components of Property and equipment, net as of August 31, 2019, and the fair value as of the Effective Date (dollars in thousands):

	Estimated Useful Life	Successor Company	Predecessor Company
Leasehold improvements	9 years	$353	$771
Computer systems and software	2 to 4 years	39,320	83,238
Furniture and fixtures	5 years	1,278	2,009

		40,951	86,018
Accumulated depreciation		—	(48,875)

Property and equipment, net		$40,951	$37,143

        To estimate the fair value of property and equipment, the Company utilized an cost approach by applying the reproduction cost method. The Successor property and equipment will be depreciated using the straight-line method over the estimated useful lives of the assets.

        11.   Represents the fair value adjustment of the subscriber accounts. The fair value of the subscriber accounts was determined based on the excess earnings method, a derivation of the income approach, that considers cash flows to the subscriber accounts after accounting for a fair return to the other supporting assets of the business. The valuation of the subscriber accounts is based on the projected cash flows to be generated by the existing subscribers as of the Effective Date. The Successor subscriber accounts will be amortized using the 14-year 235% double-declining balance method. The amortization methods were selected to provide an approximate matching of the amortization of the subscriber accounts intangible asset to estimated future subscriber revenues based on the projected lives of individual subscriber contracts.

        12.   The Company recorded an adjustment to dealer network and other intangible assets as follows (dollars in thousands):

Dealer network	$140,000
Leasehold interest	4,700

Total Dealer network and other intangible assets	$144,700

        The fair values of dealer network and other intangible assets were determined as follows:

          a.     The fair value of the dealer network was determined based on the excess earnings method, a derivation of the income approach, that considers cash flows related to the dealer network after accounting for a fair return to the other supporting assets of the business. The valuation of the dealer network is based on the cash flow, net of purchase price, to be earned from subscribers purchased in the future from the current dealer network. The Successor dealer network will be amortized on a straight-line basis over the estimated useful life of six years.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(3) Fresh Start Accounting (Continued)

          b.     The leasehold interest was valued using an income approach by applying the discount cash flow method based on the contractual lease rate and market lease rates. The Successor leasehold interest will be amortized on a straight-line basis over the remaining life of the lease.

        13.   The amount recognized for goodwill represents the amount of the reorganization value, after the fresh start accounting adjustments, left over after allocating to the fair value of acquired assets and liabilities.

        14.   Represents the elimination of the carrying value of dealer assets. The fair value adjustment of these assets is included in the valuation of the dealer network.

        15.   Represents the fair value adjustment of the bonus purchase price and revenue sharing liabilities based on estimated future cash payments.

        16.   Represents the fair value adjustment of deferred revenue to remove gross margin costs from the balance sheet.

        17.   Represents the fair value adjustment of the holdback liability based on estimated future cash payments.

        18.   Reflects the cumulative impact of the fresh start accounting adjustments discussed above on retained earnings (accumulated deficit) as follows (dollars in thousands):

Property and equipment fair value adjustment	$3,808
Subscriber accounts fair value adjustment	(55,936)
Dealer network and other intangible assets fair value adjustment	144,700
Goodwill	81,943
Other assets and liabilities fair value adjustments	731
Predecessor accumulated other comprehensive income, net	6,668

Net gain on fresh start adjustments	$181,914

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(3) Fresh Start Accounting (Continued)

  Gain on restructuring and reorganization, net

        Gain on restructuring and reorganization recognized as a result of the Chapter 11 Cases is presented separately in the accompanying unaudited condensed consolidated statement of operations as follows (dollars in thousands):

	Predecessor Company
	Period from July 1, 2019 through August 31, 2019	Period from January 1, 2019 through August 31, 2019
Gain on settlement of Liabilities subject to compromise(a)	$559,737	559,737
Gain on fresh start adjustments(b)	181,914	181,914
Loss on equity rights offering discount(c)	(8,325)	(8,325)
Restructuring and reorganization expense(d)	(30,502)	(63,604)

Gain on restructuring and reorganization, net	$702,824	669,722

(a)
Gain recognized primarily on Predecessor Senior Notes converted from debt to equity and Predecessor Senior Notes settled at a discount in accordance with the Plan.

(b)
Revaluation of certain assets and liabilities upon the adoption of fresh start accounting.

(c)
In accordance with the Plan, Noteholders that participated in the equity rights offering purchased Monitronics common stock at a discount.

(d)
Legal, financial advisory and other professional costs directly associated with the restructuring and reorganization process.

(4) Recent Accounting Pronouncements

        In February 2016, the Financial Accounting Standards Board (the "FASB") issued ASU 2016-02, Leases (Topic 842) ("ASU 2016-02"). ASU 2016-02 requires the lessee to recognize assets and liabilities for leases with lease terms of more than twelve months. The Company adopted ASU 2016-02 using a modified retrospective approach at January 1, 2019, as outlined in ASU 2018-11, Leases (Topic 842): Targeted Improvements. Under this method of adoption, there is no impact to the comparative condensed consolidated statements of operations and condensed consolidated balance sheets. The Company determined that there was no cumulative effect adjustment to beginning Accumulated deficit on the condensed consolidated balance sheets. The Company will continue to report periods prior to January 1, 2019 in its financial statements under prior guidance as outlined in Accounting Standards Codification Topic 840, "Leases". In addition, the Company elected the package of practical expedients permitted under the transition guidance within the new standard, which among other things, allowed carry forward of historical lease classifications.

        Adoption of this standard had no impact on the Company's Loss before income taxes and the condensed consolidated statements of cash flows. Upon adoption as of January 1, 2019, the Company recognized an Operating lease right-of-use asset of $20,240,000 and a total Operating lease liability of $20,761,000. The difference between the two amounts were due to decreases in prepaid rent and deferred rent recorded under prior lease accounting in Prepaid and other current assets and Other accrued liabilities, respectively, on the condensed consolidated balance sheets. See note 13, Leases for further information.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(5) Other Accrued Liabilities

        Other accrued liabilities consisted of the following (amounts in thousands):

	Successor Company	Predecessor Company
	September 30, 2019	December 31, 2018
Accrued payroll and related liabilities	$6,075	$4,459
Interest payable	283	14,446
Income taxes payable	2,080	2,742
Operating lease liabilities	3,836	—
Contingent dealer liabilities	4,630	—
Accrued reorganization costs	9,715	—
Other	8,416	9,438

Total Other accrued liabilities	$35,035	$31,085

(6) Debt

        Debt consisted of the following (amounts in thousands):

	Successor Company	Predecessor Company

	September 30, 2019	December 31, 2018

Successor Takeback Loan Facility, matures March 29, 2024, LIBOR plus 6.50%, subject to a LIBOR floor of 1.25%, with an effective rate of 9.2%	$822,500	$—
Successor Term Loan Facility, matures July 3, 2024, LIBOR plus 5.00%, subject to a LIBOR floor of 1.50%, with an effective rate of 7.6%	150,000	—
Successor Revolving Credit Facility, matures July 3, 2024, LIBOR plus 5.00%, subject to a LIBOR floor of 1.50%, or base rate (with a floor of 4.5%) plus 4.0%, with an effective rate of 12.7%	21,500	—
9.125% Senior Notes due April 1, 2020 with an effective interest rate of 9.1%	—	585,000
Ascent Intercompany Loan due October 1, 2020 with an effective rate of 12.5%	—	12,000
Term loan, matures September 30, 2022, LIBOR plus 5.50%, subject to a LIBOR floor of 1.00%, with an effective rate of 8.6%	—	1,075,250
$295 million revolving credit facility, matures September 30, 2021, LIBOR plus 4.00%, subject to a LIBOR floor of 1.00%, with an effective rate of 7.5%	—	144,200

	$994,000	$1,816,450
Less: Current portion of long-term debt	(8,225)	(1,816,450)

Long-term debt	$985,775	$—

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(6) Debt (Continued)

  Successor Takeback Loan Facility

        On the Effective Date, pursuant to the terms of the Plan, the Debtors entered into the Successor Takeback Loan Facility with the lenders party thereto, and Cortland Capital Market Services, LLC. as administrative agent. In exchange for its Predecessor Credit Facility term loans under the Company's Predecessor Credit Facility, each term lender thereunder (other than term lenders equitizing their term loans) received, pursuant to the terms of the Plan, its pro rata share of (i) $150,000,000 in cash from the proceeds of a rights offering (which, together with the equitization of $100,000,000 of the Predecessor Credit Facility term loans, resulted in an aggregate reduction of term loans by $250,000,000 in principal amount) and (ii) term loans under the $822,500,000 Successor Takeback Loan Facility.

        The maturity date of the Successor Takeback Loan Facility is March 29, 2024 and requires quarterly interest payments and, beginning December 31, 2019, quarterly principal payments of $2,056,250. Interest on loans made under the Successor Takeback Loan Facility accrues at an interest rate per year equal to the LIBOR rate (with a floor of 1.25%) plus 6.5% or base rate plus 5.5%. The Successor Takeback Loan Facility, subject to certain exceptions, is guaranteed by each of the Company's existing and future domestic subsidiaries and is secured by substantially all the assets of the Company and such subsidiary guarantors. See note 14, Consolidating Guarantor Financial Information for further information. The Successor Takeback Loan Facility contains customary representations, warranties, covenants and events of default and related remedies.

  Successor Credit Facilities

        On the Effective Date, pursuant to the terms of the Plan, the Debtors entered into Successor Credit Facilities with the lenders party thereto, KKR Capital Markets LLC as lead arranger and bookrunner, KKR Credit Advisors (US) LLC as Structuring Advisor and Encina Private Credit SPV, LLC as administrative agent, swingline lender and L/C issuer. Under the Successor Credit Facilities, the Company has access to $295,000,000 which includes $150,000,000 in term loans under the Successor Term Loan Facility and up to $145,000,000 under the Successor Revolving Credit Facility (including a $10,000,000 swingline loan). As of September 30, 2019, $123,500,000 is available for borrowing under the Successor Revolving Credit Facility, subject to certain financial covenants.

        The maturity date of loans made under the Successor Credit Facilities is July 3, 2024, subject to a springing maturity of March 29, 2024, or earlier, depending on any repayment, refinancing or changes in the maturity date of the Successor Takeback Term Loan. Interest on loans made under the Successor Credit Facilities accrues at an interest rate per year equal to the LIBOR rate (with a floor of 1.5%) plus 5.0% or base rate (with a floor of 4.5%) plus 4.0%, dependent upon the type of borrowing requested by the Company. There is a commitment fee of 0.75% on unused portions of the Successor Revolving Credit Facility.

        The Successor Credit Facilities, subject to certain exceptions, are guaranteed by each of the Company's existing and future domestic subsidiaries and are secured by substantially all the assets of the Company and such subsidiary guarantors. See note 14, Consolidating Guarantor Financial Information for further information. The Successor Credit Facilities contain customary representations, warranties, covenants and events of default and related remedies.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(6) Debt (Continued)

        The terms of the Successor Takeback Loan Facility and the Successor Credit Facilities provide for certain financial and nonfinancial covenants. As of September 30, 2019, the Company was in compliance with all required covenants under these financing arrangements.

  Predecessor Senior Notes

        The Predecessor Senior Notes totaled $585,000,000 in principal, were scheduled to mature on April 1, 2020 and bore interest at 9.125% per annum. Interest payments were due semi-annually on April 1 and October 1 of each year. On the Effective Date, by operation of the Plan, the Company cancelled all outstanding obligations under the Predecessor Senior Notes and exchanged the Predecessor Senior Notes, at the option of each Noteholder, (A) cash in an amount equal to 2.5% of the principal and accrued but unpaid interest due under the Senior Notes held by such Noteholder or (B) to the extent that such Noteholder elects not to receive cash, its pro rata share of 18.0% of the Common Stock to be issued and outstanding as of the Effective Date. See note 2, Emergence from Bankruptcy for further information.

  Predecessor Ascent Intercompany Loan

        On February 29, 2016, the Company retired the existing intercompany loan with an outstanding principal amount of $100,000,000 and executed and delivered a Promissory Note to Ascent Capital in a principal amount of $12,000,000 (the "Ascent Intercompany Loan"), with the $88,000,000 remaining principal being treated as a capital contribution. The entire principal amount under the Ascent Intercompany Loan would have been due on October 1, 2020. The Ascent Intercompany Loan bore interest at a rate equal to 12.5% per annum, payable semi-annually in cash in arrears on January 12 and July 12 of each year. Borrowings under the Ascent Intercompany Loan constituted unsecured obligations of the Company and were not guaranteed by any of the Company's subsidiaries.

        In January 2019, the Company repaid $9,750,000 of the Ascent Intercompany Loan and $2,250,000 was contributed to our stated capital.

  Predecessor Credit Facility

        The Predecessor Credit Facility term loan had an outstanding prepetition principal balance of $1,072,500,000 and was scheduled to mature on September 30, 2022. The Credit Facility term loan required quarterly interest payments and quarterly principal payments of $2,750,000. The Credit Facility term loan bore interest at LIBOR plus 5.5%, subject to a LIBOR floor of 1.0%. On the Effective Date, by operation of the Plan, the Company cancelled all outstanding obligations under the Predecessor Credit Facility and exchanged the outstanding principal balance for (A) $150,000,000 in cash, (B) $100,000,000 in shares of Common Stock and (C) new term loans under an $822,500,000 takeback term loan facility (the Successor Takeback Loan Facility discussed above). See note 2, Emergence from Bankruptcy and note 9, Stockholder's Equity for further information.

        The Predecessor Credit Facility revolver had a prepetition principal amount outstanding of $181,400,000 and an aggregate of $1,000,000 available under two standby letters of credit issued and was scheduled to mature on September 30, 2021. The Credit Facility revolver typically bore interest at LIBOR plus 4.0%, subject to a LIBOR floor of 1.0%. There was a commitment fee of 0.5% on unused portions of the Predecessor Credit Facility revolver. In conjunction with negotiations around certain defaults under the Predecessor Credit Facility in the first quarter of 2019, the Predecessor Credit

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(6) Debt (Continued)

Facility revolver lenders allowed us to continue to borrow under the revolving credit facility for up to $195,000,000 at an alternate base rate plus 3.0% and the Predecessor Credit Facility term loan lenders allowed the term loan to renew with interest due on an alternate base rate plus 4.5%. Additionally, for the period of April 24, 2019 through May 20, 2019, an additional 2.0% default interest rate was accrued and paid on the Predecessor Credit Facility term loan and revolver. On July 3, 2019, with approval from the Bankruptcy Court, the Predecessor Credit Facility revolver principal and interest was repaid in full with proceeds from the Predecessor DIP Facility. On the Effective Date, the Predecessor DIP Facility was replaced with the Successor Credit Facilities (as discussed above). See note 2, Emergence from Bankruptcy for further information.

        In order to reduce the financial risk related to changes in interest rates associated with the floating rate term loan under the Credit Facility term loan, the Company had entered into interest rate swap agreements with terms similar to the Credit Facility term loan (all outstanding interest rate swap agreements are collectively referred to as the "Swaps"). Prior to December of 2018, all of the Swaps were designated as effective hedges of the Company's variable rate debt and qualified for hedge accounting. However, in December of 2018, given the potential for changes in the Company's future expected interest payments that the Swap hedged, all of the Swaps no longer qualified as a cash flow hedge and were de-designated as such. In April of 2019, all of the outstanding Swaps were settled and terminated with their respective counterparties. See note 7, Derivatives for further disclosures related to the settlement of these derivative instruments.

        As of September 30, 2019, principal payments scheduled to be made on the Company's debt obligations are as follows (amounts in thousands):

Remainder of 2019	$2,056
2020	8,225
2021	8,225
2022	8,225
2023	8,225
2024	959,044
Thereafter	—

Total debt principal payments	$994,000

(7) Derivatives

        Historically, the Company utilized Swaps to reduce the interest rate risk inherent in the Company's variable rate Credit Facility term loan. The valuation of these instruments was determined using widely accepted valuation techniques, including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflected the contractual terms of the derivatives, including the period to maturity, and used observable market-based inputs, including interest rate curves and implied volatility. The Company incorporated credit valuation adjustments to appropriately reflect the respective counterparty's nonperformance risk in the fair value measurements. See note 8, Fair Value Measurements for additional information about the credit valuation adjustments.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(7) Derivatives (Continued)

        Prior to December of 2018, all of the Swaps were designated and qualified as cash flow hedging instruments, with the effective portion of the Swaps' change in fair value recorded in Accumulated other comprehensive income (loss). However, in December of 2018, given the potential for changes in the Company's future expected interest payments that these Swaps hedged, all of the Swaps no longer qualified as a cash flow hedge and were de-designated as such. Before the de-designation, changes in the fair value of the Swaps were recognized in Accumulated other comprehensive income (loss) and were reclassified to Interest expense when the hedged interest payments on the underlying debt were recognized. After the de-designation, changes in the fair value of the Swaps are recognized in Unrealized loss on derivative financial instruments on the condensed consolidated statements of operations and comprehensive income (loss). For the period from January 1, 2019 through August 31, 2019, the Company recorded an Unrealized loss on derivative financial instruments of $4,577,000. On April 30, 2019, the various counterparties and the Company agreed to settle and terminate all of the outstanding swap agreements, which required us to pay $8,767,000 in termination amount to certain counterparties and required a certain counterparty to pay $6,540,000 in termination amount to us, resulting in a Realized net loss on derivative financial instruments of $2,227,000. There are no derivatives outstanding as of September 30, 2019.

        Amounts recognized in Accumulated other comprehensive income (loss) as of the de-designation date were to be amortized to Interest expense on the condensed consolidated statements of operations and comprehensive income (loss) over the remaining term of the hedged forecasted transactions of the Swaps which were 3 month LIBOR interest payments. The remaining amount recognized in Accumulated other comprehensive income (loss) was evaluated to have no fair value upon the application of fresh start accounting pursuant to the Plan. The carrying value of this amount was expensed to Gain on restructuring and reorganization, net in the Predecessor period.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(7) Derivatives (Continued)

        The impact of the derivatives designated as cash flow hedges on the condensed consolidated financial statements is depicted below (amounts in thousands):

	Successor Company	Predecessor Company

	Period from September 1, 2019 through September 30, 2019	Period from July 1, 2019 through August 31, 2019
			Three Months Ended September 30, 2018

Effective portion of gain recognized in Accumulated other comprehensive income (loss)	$—	$—	3,165
Effective portion of loss reclassified from Accumulated other comprehensive income (loss) into Net income (loss)(a)	—	—	(104)

(a)
Amounts are included in Interest expense in the unaudited condensed consolidated statements of operations and comprehensive income (loss).

	Successor Company	Predecessor Company

	Period from September 1, 2019 through September 30, 2019	Period from January 1, 2019 through August 31, 2019
			Nine Months Ended September 30, 2018

Effective portion of gain recognized in Accumulated other comprehensive income (loss)	$—	$—	21,929
Effective portion of loss reclassified from Accumulated other comprehensive income (loss) into Net income (loss)(a)	—	(940)	(1,267)

(a)
Amounts are included in Interest expense in the unaudited condensed consolidated statements of operations and comprehensive income (loss).

(8) Fair Value Measurements

        According to the FASB ASC Topic 820, Fair Value Measurement, fair value is defined as the amount that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants and requires that assets and liabilities carried at fair value are classified and disclosed in the following three categories:

  •
  Level 1—Quoted prices for identical instruments in active markets.

  •
  Level 2—Quoted prices for similar instruments in active or inactive markets and valuations derived from models where all significant inputs are observable in active markets.

  •
  Level 3—Valuations derived from valuation techniques in which one or more significant inputs are unobservable in any market.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(8) Fair Value Measurements (Continued)

        The following summarizes the fair value level of assets and liabilities that are measured on a recurring basis at September 30, 2019 and December 31, 2018 (amounts in thousands):

	Level 1	Level 2	Level 3	Total
September 30, 2019 (Successor)
Interest rate swap agreements—assets(a)	$—	—	—	—
Interest rate swap agreements—liabilities(a)	—	—	—	—

Total	$—	—	—	—

December 31, 2018 (Predecessor)
Interest rate swap agreements—assets(a)	$—	10,552	—	10,552
Interest rate swap agreements—liabilities(a)	—	(6,039)	—	(6,039)

Total	$—	4,513	—	4,513

(a)
Swap asset values are included in non-current Other assets and Swap liability values are included in non-current Derivative financial instruments on the condensed consolidated balance sheets.

        The Company has determined that the significant inputs used to value the Swaps fall within Level 2 of the fair value hierarchy. As a result, the Company has determined that its derivative valuations are classified in Level 2 of the fair value hierarchy.

        Carrying values and fair values of financial instruments that are not carried at fair value are as follows (amounts in thousands):

	Successor Company	Predecessor Company
	September 30, 2019	December 31, 2018
Long term debt, including current portion:
Carrying value	994,000	1,816,450
Fair value(a)	925,660	1,218,606

(a)
The fair value is based on market quotations from third party financial institutions and is classified as Level 2 in the hierarchy.

        The Company's other financial instruments, including cash and cash equivalents, restricted cash, accounts receivable and accounts payable are carried at cost, which approximates their fair value because of their short-term maturity.

(9) Stockholder's Equity

        Pursuant to the Company's certificate of incorporation adopted in accordance with the Plan, the Company is authorized to issue an aggregate of 50,000,000 shares of stock consisting of: (i) 45,000,000 shares of Common Stock and (ii) 5,000,000 shares of Preferred Stock.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(9) Stockholder's Equity (Continued)

  Successor Common Stock

        Holders of Common Stock are entitled to one vote for each share held. Common Stock will vote as a single class on all matters on which stockholders are entitled to vote, except as otherwise provided in the certificate of incorporation or as required by law. Generally, all matters to be voted on by stockholders, other than the election of directors, must be approved by a majority of the Common Stock, then-issued and outstanding. Subject to the rights of the holders of any series of Preferred Stock to elect directors under certain circumstances, directors shall be elected by a plurality of the voting power present in person or represented by proxy and entitled to vote generally in the election of directors. No stockholder shall be entitled to exercise the right of cumulative voting.

        In connection with the Company's emergence from Chapter 11 and in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 1145 of the Bankruptcy Code, the Company issued a total of 22,500,000 shares of Common Stock on August 30, 2019.

        As of September 30, 2019, the Company had 22,500,000 issued and outstanding shares of Common Stock.

  Successor Preferred Stock

        The board of directors of the Company has the authority, without action by its stockholders, to designate and issue preferred stock of the Company in one or more series and to designate the rights, powers, preferences and privileges of each series and any qualifications, limitations or restrictions thereof, which may be greater or less than the rights of the Common Stock. As of September 30, 2019, no shares of preferred stock were issued.

  Predecessor Accumulated Other Comprehensive Income (Loss)

        The following table provides a summary of the changes in Accumulated other comprehensive income (loss) for the period from January 1, 2019 through August 31, 2019 (amounts in thousands):

Predecessor Company
Accumulated Other Comprehensive Income (Loss)
Balance at December 31, 2018	$7,608
Reclassifications of unrealized loss on derivatives into Net loss, net of income tax of $0(a)	(468)

Balance at March 31, 2019	$7,140
Reclassifications of unrealized loss on derivatives into Net loss, net of income tax of $0(a)	(472)

Balance at June 30, 2019	$6,668
Fresh start adjustment(b)	(6,668)

Balance at August 31, 2019	$—

(a)
Amounts reclassified into Net loss are included in Interest expense on the condensed consolidated statements of operations. See note 7, Derivatives for further information.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(9) Stockholder's Equity (Continued)

(b)
The remaining amount recognized in Accumulated other comprehensive income (loss) was evaluated to have no fair value upon the application of fresh start accounting pursuant to the Plan. See note 3, Fresh Start Accounting for further information.

        The following table provides a summary of the changes in Accumulated other comprehensive income (loss) for the nine months ended September 30, 2018 (amounts in thousands):

Predecessor Company
Accumulated Other Comprehensive Income (Loss)
Balance at December 31, 2017	$(7,375)
Impact of adoption of ASU 2017-12	605

Adjusted balance at January 1, 2018	(6,770)
Unrealized gain on derivatives recognized through Accumulated other comprehensive income (loss), net of income tax of $0	13,668
Reclassifications of unrealized loss on derivatives into Net loss, net of income tax of $0(a)	738

Net period Other comprehensive income	14,406

Balance at March 31, 2018	$7,636
Unrealized gain on derivatives recognized through Accumulated other comprehensive income (loss), net of income tax of $0	5,096
Reclassifications of unrealized loss on derivatives into Net loss, net of income tax of $0(a)	425

Net period Other comprehensive income	5,521

Balance at June 30, 2018	$13,157
Unrealized gain on derivatives recognized through Accumulated other comprehensive income (loss), net of income tax of $0	3,165
Reclassifications of unrealized loss on derivatives into Net loss, net of income tax of $0(a)	104

Net period Other comprehensive income	3,269

Balance at September 30, 2018	$16,426

(a)
Amounts reclassified into Net loss are included in Interest expense on the condensed consolidated statements of operations.

(10) Basic and Diluted Earnings Per Common Share

        Basic earnings per common share ("EPS") is computed by dividing net income by the weighted average number of shares of Common Stock outstanding for the period. Diluted EPS is computed by dividing net income by the sum of the weighted average number of shares of Common Stock outstanding and the effect of dilutive securities. For the period from September 1, 2019 through September 30, 2019, there were no anti-dilutive securities outstanding. The weighted average number of

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(10) Basic and Diluted Earnings Per Common Share (Continued)

basic and diluted shares of Common Stock was 22,500,000 for the period from September 1, 2019 through September 30, 2019.

(11) Commitments, Contingencies and Other Liabilities

        The Company was named as a defendant in multiple putative class actions consolidated in U.S. District Court (Northern District of West Virginia) on behalf of purported class(es) for persons who claim to have received telemarketing calls in violation of various state and federal laws. The actions were brought by plaintiffs seeking monetary damages on behalf of all plaintiffs who received telemarketing calls made by a Monitronics Authorized Dealer, or any Authorized Dealer's lead generator or sub-dealer. In the second quarter of 2017, the Company and the plaintiffs agreed to settle this litigation for $28,000,000 ("the Settlement Amount"). In the third quarter of 2017, the Company paid $5,000,000 of the Settlement Amount pursuant to the settlement agreement with the plaintiffs. In the third quarter of 2018, the Company paid the remaining $23,000,000 of the Settlement Amount. The Company recovered a portion of the Settlement Amount under its insurance policies held with multiple carriers. In the fourth quarter of 2018, we settled our claims against two such carriers in which those carriers paid us an aggregate of $12,500,000. In April of 2019, Monitronics settled a claim against one such carrier in which that carrier paid the Company $4,800,000.

        In addition to the above, the Company is also involved in litigation and similar claims incidental to the conduct of its business, including from time to time, contractual disputes, claims related to alleged security system failures and claims related to alleged violations of the U.S. Telephone Consumer Protection Act. Matters that are probable of unfavorable outcome to the Company and which can be reasonably estimated are accrued. Such accruals are based on information known about the matters, management's estimate of the outcomes of such matters and experience in contesting, litigating and settling similar matters. In management's opinion, none of the pending actions are likely to have a material adverse impact on the Company's financial position or results of operations. The Company accrues and expenses legal fees related to loss contingency matters as incurred.

(12) Revenue Recognition

  Disaggregation of Revenue

        Revenue is disaggregated by source of revenue as follows (in thousands):

	Successor Company	Predecessor Company
	Period from September 1, 2019 through September 30, 2019	Period from July 1, 2019 through August 31, 2019	Three Months Ended September 30, 2018
Alarm monitoring revenue	$33,594	$78,608	125,004
Product and installation revenue	2,224	4,993	11,360
Other revenue	471	988	792

Total Net revenue	$36,289	$84,589	137,156

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(12) Revenue Recognition (Continued)

	Successor Company	Predecessor Company
	Period from September 1, 2019 through September 30, 2019	Period from January 1, 2019 through August 31, 2019	Nine Months Ended September 30, 2018
Alarm monitoring revenue	$33,594	$319,172	374,689
Product and installation revenue	2,224	19,111	28,984
Other revenue	471	4,003	2,249

Total Net revenue	$36,289	$342,286	405,922

  Contract Balances

        The following table provides information about receivables, contract assets and contract liabilities from contracts with customers (in thousands):

	Successor Company	Predecessor Company
	September 30, 2019	December 31, 2018
Trade receivables, net	$12,105	13,121
Contract assets, net—current portion(a)	10,952	13,452
Contract assets, net—long-term portion(b)	12,600	16,154
Deferred revenue	13,309	13,060

(a)
Amount is included in Prepaid and other current assets in the unaudited condensed consolidated balance sheets.

(b)
Amount is included in Other assets in the unaudited condensed consolidated balance sheets.

(13) Leases

        The Company primarily leases buildings and equipment. The Company determines if a contract is a lease at the inception of the arrangement. The Company reviews all options to extend, terminate, or purchase its right of use assets at the inception of the lease and accounts for these options when they are reasonably certain of being exercised. Certain real estate leases contain lease and non-lease components, which are accounted for separately.

        Leases with an initial term of 12 months or less are not recorded on the condensed consolidated balance sheet. Lease expense for these leases is recognized on a straight-line basis over the lease term.

        All of the Company's leases are currently determined to be operating leases.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(13) Leases (Continued)

  Components of Lease Expense

        The components of lease expense were as follows (in thousands):

	Successor Company	Predecessor Company
	Period from September 1, 2019 through September 30,	Period from July 1, 2019 through August 31,
Operating lease cost(a)	$34	$70
Operating lease cost(b)	320	624

Total operating lease cost	$354	$694

(a)
Amount is included in Cost of services in the unaudited condensed consolidated statements of operations.

(b)
Amount is included in Selling, general and administrative, including stock-based and long-term incentive compensation in the unaudited condensed consolidated statements of operations.

	Successor Company	Predecessor Company
	Period from September 1, 2019 through September 30,	Period from January 1, 2019 through August 31,
Operating lease cost(a)	$34	$321
Operating lease cost(b)	320	2,595

Total operating lease cost	$354	$2,916

(a)
Amount is included in Cost of services in the unaudited condensed consolidated statements of operations.

(b)
Amount is included in Selling, general and administrative, including stock-based and long-term incentive compensation in the unaudited condensed consolidated statements of operations.

  Remaining Lease Term and Discount Rate

        The following table presents the weighted-average remaining lease term and the weighted-average discount rate:

As of September 30, 2019
Weighted-average remaining lease term for operating leases (in years)	9.9
Weighted-average discount rate for operating leases	11.8%

        All of the Company's lease contracts do not provide a readily determinable implicit rate. For these contracts, the Company's estimated incremental borrowing rate is based on information available either upon adoption of ASU 2016-02 or at the inception of the lease.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(13) Leases (Continued)

  Supplemental Cash Flow Information

        The following is the supplemental cash flow information associated with the Company's leases (in thousands):

	Successor Company	Predecessor Company
	Period from September 1, 2019 through September 30, 2019	Period from January 1, 2019 through August 31, 2019
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from operating leases	$345	$2,804

  Maturities of Lease Liabilities

        As of September 30, 2019, maturities of lease liabilities were as follows:

Remainder of 2019	$758
2020	3,980
2021	3,195
2022	3,069
2023	3,087
Thereafter	20,329

Total lease payments	$34,418
Less: Interest	(14,653)

Total lease obligations	$19,765

  Disclosures Related to Periods Prior to Adoption of ASU 2016-02

        The Company adopted ASU 2016-02 using a modified retrospective method at January 1, 2019 as described in note 4, Recent Accounting Pronouncements. As required, the following disclosure is provided for periods prior to adoption. Minimum lease commitments as of December 31, 2018 that have initial or remaining noncancelable lease terms in excess of one year are as follows (in thousands):

Year Ended December 31:
2019	$4,628
2020	4,207
2021	3,093
2022	3,068
2023	3,087
Thereafter	20,329

Minimum lease commitments	$38,412

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(14) Consolidating Guarantor Financial Information

        Monitronics (the "Parent Issuer") entered into the Successor Takeback Loan Facility and the Successor Credit Facilities and both are guaranteed by all of the Company's existing domestic subsidiaries. Consolidating guarantor financial information has not been presented in this Form 10-Q as substantially all of the Company's operations are now conducted by the Parent Issuer entity. The Company believes that disclosing such information would not provide investors with any additional information that would be material in evaluating the sufficiency of the guarantees.

Report of Independent Registered Public Accounting Firm

To the Stockholder and Board of Directors
Monitronics International, Inc.:

Opinion on the Consolidated Financial Statements

        We have audited the accompanying consolidated balance sheets of Monitronics International, Inc. and subsidiaries (the Company) as of December 31, 2018 and 2017, the related consolidated statements of operations and comprehensive income (loss), cash flows, and stockholder's (deficit) equity for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

Going Concern

        The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has substantial indebtedness classified within current liabilities that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Change in Accounting Principle

        As discussed in Note 5 to the consolidated financial statements, the Company has changed its method of accounting for revenue transactions with customers due to the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, as amended.

Basis for Opinion

        These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

        We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

        Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

        We have served as the Company's auditor since 2011.

Dallas, Texas
April 1, 2019

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

Amounts in thousands, except share amounts

	As of December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$2,188	3,302
Restricted cash	189	—
Trade receivables, net of allowance for doubtful accounts of $3,759 in 2018 and $4,162 in 2017	13,121	12,645
Prepaid and other current assets	28,178	10,668

Total current assets	43,676	26,615
Property and equipment, net of accumulated depreciation of $40,531 in 2018 and $37,643 in 2017	36,539	32,789
Subscriber accounts, net of accumulated amortization of $1,621,242 in 2018 and $1,439,164 in 2017	1,195,463	1,302,028
Dealer network and other intangible assets, net of accumulated amortization of $0 in 2018 and $42,806 in 2017	—	6,994
Goodwill	—	563,549
Deferred income tax asset, net	783	—
Other assets, net	29,307	9,340

Total assets	$1,305,768	1,941,315

Liabilities and Stockholder's (Deficit) Equity
Current liabilities:
Accounts payable	$12,099	11,073
Other accrued liabilities	31,085	53,484
Deferred revenue	13,060	13,871
Holdback liability	11,513	9,309
Current portion of long-term debt	1,816,450	11,000

Total current liabilities	1,884,207	98,737
Non-current liabilities:
Long-term debt	—	1,707,297
Long-term holdback liability	1,770	2,658
Derivative financial instruments	6,039	13,491
Deferred income tax liability, net	—	13,304
Other liabilities	2,727	3,092

Total liabilities	1,894,743	1,838,579
Commitments and contingencies
Stockholder's (deficit) equity:
Common stock, $.01 par value. 1,000 shares authorized, issued and outstanding both at December 31, 2018 and December 31, 2017	—	—
Additional paid-in capital	439,711	444,330
Accumulated deficit	(1,036,294)	(334,219)
Accumulated other comprehensive loss, net	7,608	(7,375)

Total stockholder's (deficit) equity	(588,975)	102,736

Total liabilities and stockholder's (deficit) equity	$1,305,768	1,941,315

See accompanying notes to consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Income (Loss)

Amounts in thousands

	Year Ended December 31,
	2018	2017	2016
Net revenue	$540,358	553,455	570,372
Operating expenses:
Cost of services	128,939	119,193	115,236
Selling, general and administrative, including stock-based and long-term incentive compensation	118,940	155,902	114,152
Radio conversion costs	—	450	18,422
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	211,639	236,788	246,753
Depreciation	11,434	8,818	8,160
Loss on goodwill impairment	563,549	—	—

	1,034,501	521,151	502,723

Operating income (loss)	(494,143)	32,304	67,649
Other expense, net:
Interest expense	180,770	145,492	127,308
Unrealized loss on derivative financial instruments	3,151	—	—
Refinancing expense	12,238	—	9,500

	196,159	145,492	136,808

Loss before income taxes	(690,302)	(113,188)	(69,159)
Income tax expense (benefit)	(11,552)	(1,893)	7,148

Net loss	(678,750)	(111,295)	(76,307)

Other comprehensive income (loss):
Unrealized gain on derivative contracts, net	14,378	1,582	4,589

Total other comprehensive income, net of tax	14,378	1,582	4,589

Comprehensive loss	$(664,372)	(109,713)	(71,718)

See accompanying notes to consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Amounts in thousands

	Year Ended December 31,
	2018	2017	2016
Cash flows from operating activities:
Net loss	$(678,750)	(111,295)	(76,307)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of subscriber accounts, dealer network and other intangible assets	211,639	236,788	246,753
Depreciation	11,434	8,818	8,160
Stock-based and long-term incentive compensation	310	3,183	2,598
Deferred income tax expense (benefit)	(14,087)	(4,026)	4,140
Non-cash legal settlement reserve (related insurance recovery)	(2,750)	23,000	—
Amortization of debt discount and deferred debt costs	33,452	6,819	6,936
Refinancing expense	12,238	—	9,500
Unrealized loss on derivative financial instruments	3,151	—	—
Bad debt expense	12,300	11,014	10,785
Loss on goodwill impairment	563,549	—	—
Other non-cash activity, net	24	(4,291)	(4,595)
Changes in assets and liabilities:
Trade receivables	(12,776)	(9,790)	(11,032)
Prepaid expenses and other assets	(11,046)	(2,160)	446
Subscriber accounts—deferred contract costs	(5,418)	(3,064)	(2,947)
Payables and other liabilities	(18,767)	(4,792)	(3,910)

Net cash provided by operating activities	104,503	150,204	190,527

Cash flows from investing activities:
Capital expenditures	(14,903)	(14,393)	(9,178)
Cost of subscriber accounts acquired	(140,450)	(142,909)	(201,381)

Net cash used in investing activities	(155,353)	(157,302)	(210,559)

Cash flows from financing activities:
Proceeds from long-term debt	248,800	187,950	1,280,700
Payments on long-term debt	(184,100)	(175,250)	(1,238,059)
Payments of financing costs	(9,682)	—	(16,946)
Value of shares withheld for share-based compensation	(93)	(477)	(121)
Dividend paid to Ascent Capital	(5,000)	(5,000)	(5,000)

Net cash provided by financing activities	49,925	7,223	20,574

Net increase (decrease) in cash, cash equivalents and restricted cash	(925)	125	542
Cash, cash equivalents and restricted cash at beginning of period	3,302	3,177	2,635

Cash, cash equivalents and restricted cash at end of period	$2,377	3,302	3,177

Supplemental cash flow information:
State taxes paid, net	$2,569	2,713	2,645
Interest paid	147,632	138,339	123,763
Accrued capital expenditures	552	272	558

See accompanying notes to consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholder's (Deficit) Equity

Amounts in thousands, except share amounts

	Common Stock				Accumulated Other Comprehensive Income (Loss)
			Additional Paid-in Capital	Accumulated Deficit		Total Stockholder's Equity
	Shares	Amount
Balance at December 31, 2015	1,000	$—	361,228	(146,617)	(13,546)	$201,065
Net loss	—	—	—	(76,307)	—	(76,307)
Other comprehensive income	—	—	—	—	4,589	4,589
Contributions from Ascent Capital	—	—	88,000	—	—	88,000
Dividend paid to Ascent Capital	—	—	(5,000)	—	—	(5,000)
Stock-based compensation	—	—	2,719	—	—	2,719
Value of shares withheld for minimum tax liability	—	—	(121)	—	—	(121)

Balance at December 31, 2016	1,000	$—	446,826	(222,924)	(8,957)	$214,945
Net loss	—	—	—	(111,295)	—	(111,295)
Other comprehensive income	—	—	—	—	1,582	1,582
Dividend paid to Ascent Capital	—	—	(5,000)	—	—	(5,000)
Stock-based compensation	—	—	2,981	—	—	2,981
Value of shares withheld for minimum tax liability	—	—	(477)	—	—	(477)

Balance at December 31, 2017	1,000	$—	444,330	(334,219)	(7,375)	$102,736
Impact of adoption of Topic 606	—	—	—	(22,720)	—	(22,720)
Impact of adoption of ASU 2017-12	—	—	—	(605)	605	—

Adjusted balance at January 1, 2018	1,000	$—	444,330	(357,544)	(6,770)	$80,016
Net loss	—	—	—	(678,750)	—	(678,750)
Other comprehensive income	—	—	—	—	14,378	14,378
Dividend paid to Ascent Capital	—	—	(5,000)	—	—	(5,000)
Stock-based compensation	—	—	474	—	—	474
Value of shares withheld for minimum tax liability	—	—	(93)	—	—	(93)

Balance at December 31, 2018	1,000	$—	439,711	(1,036,294)	7,608	$(588,975)

See accompanying notes to consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(1) Basis of Presentation

        Monitronics International, Inc. and its subsidiaries (collectively, "Brinks Home SecurityTM" or the "Company") are wholly owned subsidiaries of Ascent Capital Group, Inc. ("Ascent Capital"). On December 17, 2010, Ascent Capital acquired 100% of the outstanding capital stock of the Company through the merger of Mono Lake Merger Sub, Inc. ("Merger Sub"), a direct wholly owned subsidiary of Ascent Capital established to consummate the merger, with and into the Company, with the Company as the surviving corporation in the merger (the "Monitronics Acquisition"). On August 16, 2013, Brinks Home Security acquired all of the equity interests of Security Networks LLC ("Security Networks") and certain affiliated entities (the "Security Networks Acquisition"). On February 23, 2015, Brinks Home Security acquired LiveWatch Security, LLC ("LiveWatch"), a Do-It-Yourself ("DIY") home security firm, offering professionally monitored security services through a direct-to-consumer sales channel (the "LiveWatch Acquisition").

        Brinks Home Security provides residential customers and commercial client accounts with monitored home and business security systems, as well as interactive and home automation services, in the United States, Canada and Puerto Rico. Brinks Home Security customers are obtained through our direct-to-consumer sales channel (the "Direct to Consumer Channel") or our exclusive authorized dealer network (the "Dealer Channel"), which provides product and installation services, as well as support to customers. Our Direct to Consumer Channel offers both DIY and professional installation security solutions.

        The rollout of the Brinks Home Security brand in the second quarter of 2018 included the integration of our business model under a single brand. As part of the integration, we reorganized our business from two reportable segments, "MONI" and "LiveWatch," to one reportable segment, Brinks Home Security. Following the integration, the Company's chief operating decision maker reviews internal financial information on a consolidated basis. The change in reportable segments had no impact on our previously reported historical consolidated financial statements.

        The consolidated financial statements contained in this Annual Report have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") for all periods presented.

        The Company adopted Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers, as amended, (Topic 606) ("Topic 606") using the modified retrospective approach on January 1, 2018, at which time it became effective for the Company. The Company recognized the cumulative effect of initially applying the new revenue standard as an adjustment to the opening balance of retained earnings.

        The Company adopted ASU 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities ("ASU 2017-12") which amends the hedge accounting rules to align risk management activities and financial reporting by simplifying the application of hedge accounting guidance. The guidance expands the ability to hedge nonfinancial and financial risk components and eliminates the requirement to separately measure and report hedge ineffectiveness. Additionally, certain hedge effectiveness assessment requirements may be accomplished qualitatively instead of quantitatively. The Company early adopted ASU 2017-12 effective January 1, 2018, and as such, an opening equity adjustment of $605,000 was recognized that reduced Accumulated deficit, offset by a gain in Accumulated other comprehensive income (loss). This adjustment primarily relates to the derecognition of the cumulative ineffectiveness recorded on the Company's interest rate swap derivative instruments, as well as adjustments to cumulative dedesignation adjustments. The Company does not

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(1) Basis of Presentation (Continued)

expect this adoption to have a material impact on its financial position, results of operations or cash flows on an ongoing basis.

        The Company early adopted ASU 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment ("ASU 2017-04"). Prior to the adoption of ASU 2017-04, the fair value of the reporting unit was compared with the carrying value of the reporting unit (identified as "Step 1"). If the fair value of the reporting unit was lower than its carrying amount, then the implied fair value of goodwill was calculated. If the implied fair value of goodwill was lower than the carrying value of goodwill, an impairment was recognized (identified as "Step 2"). ASU 2017-04 eliminated Step 2 from the impairment test; therefore, a goodwill impairment is recognized as the difference of the fair value and the carrying value of the reporting unit.

        The comparative information has not been restated and continues to be reported under the accounting standards in effect during those periods. See note 5, Revenue Recognition and note 7, Goodwill in the notes to the consolidated financial statements for further discussion.

(2) Going Concern

        The Company has substantial indebtedness at December 31, 2018, including $585,000,000 principal of senior notes, maturing on April 1, 2020 (the "Senior Notes"), and an existing credit facility with a term loan in principal of $1,075,250,000 as of December 31, 2018, maturing September 30, 2022, and a revolving credit facility with an outstanding balance of $144,200,000 as of December 31, 2018, maturing September 30, 2021 (the term loan and the revolver, together, the "Credit Facility"). The maturity date for each of the term loan and the revolving credit facility under the Credit Facility is subject to a springing maturity 181 days prior to the scheduled maturity date of the Senior Notes, or October 3, 2019, if we are unable to refinance the Senior Notes by that date. Since we have not refinanced the Senior Notes and the springing maturity date of October 3, 2019 occurs in a period less than twelve months after the issuance date of these consolidated financial statements, management has concluded there is substantial doubt regarding the Company's ability to continue as a going concern within one year from the issuance date of these consolidated financial statements.

        We have engaged financial and legal advisors to assist us in considering potential alternatives to address the issues described above. As of the issuance date of these consolidated financial statements, we have not refinanced the Senior Notes and there can be no assurance that any refinancing, or an alternative restructuring of its outstanding indebtedness will be possible on acceptable terms, if at all. We may not be able to come to an agreement with respect to the outstanding indebtedness that is acceptable to all of our stakeholders. Our failure to refinance the Senior Notes or to reach an agreement with our stakeholders on the terms of a restructuring would have a material adverse effect on our liquidity, financial condition and results of operations and may result in us filing a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in order to implement a restructuring plan.

        Based on the factors above, the Company has received a going concern qualification in connection with the external audit report of this Annual Report on Form 10-K for the year ended December 31, 2018, which constitutes a default under Brinks Home Security's Credit Facility. Any default under the Credit Facility may, upon the passage of time, mature into an event of default. At any time after the occurrence of an event of default under the Credit Facility, the lenders thereunder may, among other options, declare any amounts outstanding under the Credit Facility immediately due and payable and

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(2) Going Concern (Continued)

the revolving loan lenders thereunder may terminate any commitment to make further loans under the revolving credit facility under the Credit Facility. Any such acceleration may constitute an event of default under the indenture governing the Senior Notes. Further, in connection with management's negotiations with its creditors, the Company did not make its Senior Notes interest payment due on April 1, 2019. The indenture governing the Senior Notes provides for a 30-day cure period on past due interest payments. If an event of default occurs and is continuing thereunder, the holders of the Senior Notes may declare the aggregate principal amount of the Senior Notes and any accrued interest on the Senior Notes to be immediately due and payable.

        The Company has obtained a waiver from the Credit Facility revolving loan lenders and a forbearance from the Credit Facility term lenders, in each case with respect to the default in connection with the going concern qualification contained in Brinks Home Security's external audit report of their Annual Report on Form 10-K for the year ended December 31, 2018 (the "Going Concern Default"), and in each case through April 30, 2019, subject to the terms and conditions of the waiver and forbearance. The waiver obtained from the Credit Facility revolving loan lenders allows the Company to continue to borrow under the revolving credit facility under the Credit Facility for up to $195,000,000 at an alternate base rate plus 3.00%. The forbearance obtained from the Credit Facility term lenders states that the term loan lenders will not exercise remedies with respect to an event of default that may mature from the Going Concern Default. The Going Concern Default and any such event of default under the Credit Facility term loan would continue absent a waiver from the term loan lenders. To the extent any waiver or forbearance under the Credit Facility expires, any acceleration as a result of an event of default under the Credit Facility would trigger an event of default under the indenture governing the Senior Notes. To the extent an event of default under such indenture occurs, the Company would seek to obtain a waiver or forbearance from the bondholders thereunder.

        The Company's consolidated financial statements as of December 31, 2018 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

(3) Summary of Significant Accounting Policies

Consolidation Principles

        The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries over which the Company exercises control. All intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

        The Company considers investments with original purchased maturities of three months or less when acquired to be cash equivalents.

Restricted Cash

        Restricted cash is cash that is restricted for a specific purpose and cannot be included in the cash and cash equivalents account.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(3) Summary of Significant Accounting Policies (Continued)

Trade Receivables

        Trade receivables consist primarily of amounts due from subscribers for recurring monthly monitoring services over a wide geographical base. The Company performs extensive credit evaluations on the portfolios of subscriber accounts prior to acquisition and requires no collateral on the accounts that are acquired. The Company has established an allowance for doubtful accounts for estimated losses resulting from the inability of subscribers to make required payments. Factors such as historical-loss experience, recoveries and economic conditions are considered in determining the sufficiency of the allowance to cover potential losses. The allowance for doubtful accounts as of December 31, 2018 and 2017 was $3,759,000 and $4,162,000, respectively.

        A summary of activity in the allowance for doubtful accounts is as follows (amounts in thousands):

	Balance Beginning of Year	Charged to Expense	Write-Offs and Other	Balance End of Year
2018	$4,162	12,300	(12,703)	3,759
2017	$3,043	11,014	(9,895)	4,162
2016	$2,762	10,785	(10,504)	3,043

Concentration of Credit Risk

        Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of trade accounts receivable. The Company performs extensive credit evaluations on the portfolios of subscriber accounts prior to acquisition and requires no collateral on the subscriber accounts that are acquired. Concentrations of credit risk with respect to trade accounts receivable are generally limited due to the large number of subscribers comprising the Company's customer base.

Fair Value of Financial Instruments

        Fair values of cash equivalents, current accounts receivable and current accounts payable approximate the carrying amounts because of their short-term nature. The Company's debt instruments are recorded at amortized cost on the consolidated balance sheet. See note 11, Fair Value Measurements, for further fair value information on the Company's debt instruments.

Inventories

        Inventories consist of security system components and parts and are stated at the lower of cost (using the weighted average costing method) or net realizable value. Inventory is included in Prepaid and other current assets on the consolidated balance sheets and was $4,868,000 and $3,495,000 at December 31, 2018 and 2017, respectively.

Property and Equipment

        Property and equipment are carried at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of their

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(3) Summary of Significant Accounting Policies (Continued)

estimated useful lives or the term of the underlying lease. Estimated useful lives by class of asset are as follows:

Leasehold improvements	15 years or lease term, if shorter
Computer systems and software	3 - 5 years
Furniture and fixtures	5 - 7 years

        Management reviews the realizability of its property and equipment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In evaluating the value and future benefits of long-term assets, their carrying value is compared to management's best estimate of undiscounted future cash flows over the remaining economic life. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying value of the assets exceeds the estimated fair value of the assets. If necessary, the Company would use both the income approach and market approach to estimate fair value.

Subscriber Accounts

        Subscriber accounts primarily relate to the cost of acquiring monitoring service contracts from independent dealers. The subscriber accounts acquired in the Company's business acquisitions were recorded at fair value under the acquisition method of accounting. All other acquired subscriber accounts are recorded at cost. All direct and incremental costs, including bonus incentives related to account activation in the Direct to Consumer Channel, associated with the creation of subscriber accounts, are capitalized. Upon adoption of Topic 606, all costs on new subscriber contracts obtained in connection with a subscriber move ("Moves Costs") are expensed, whereas prior to adoption, certain Moves Costs were capitalized on the balance sheet.

        The costs of subscriber accounts acquired in the Company's business acquisitions, as well as certain accounts acquired in bulk purchases, are amortized using the 14-year 235% declining balance method. The costs of all other subscriber accounts are amortized using the 15-year 220% declining balance method, beginning in the month following the date of acquisition. The amortization methods were selected to provide an approximate matching of the amortization of the subscriber accounts intangible asset to estimated future subscriber revenues based on the projected lives of individual subscriber contracts. Amortization of subscriber accounts was $204,130,000, $226,697,000 and $236,673,000 for the fiscal years ended December 31, 2018, 2017 and 2016 respectively.

        Based on subscriber accounts held at December 31, 2018, estimated amortization of subscriber accounts in the succeeding five fiscal years ending December 31 is as follows (amounts in thousands):

2019	$185,338
2020	$161,949
2021	$143,426
2022	$130,246
2023	$121,634

        The Company has processes and controls in place, including the review of key performance indicators, to assist management in identifying events or circumstances that indicate the Subscriber Accounts Asset may not be recoverable. If an indicator that the asset may not be recoverable exists, management tests the Subscriber Accounts Asset for impairment. For purposes of recognition and

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(3) Summary of Significant Accounting Policies (Continued)

measurement of an impairment loss, the Company views subscriber accounts as a single pool, for each of the Dealer Channel and the Direct to Consumer Channel, because of the assets' homogeneous characteristics, and the pool of subscriber accounts is the lowest level for which identifiable cash flows are largely independent of the cash flows of the other assets and liabilities. If such assets are considered to be impaired, the impairment loss to be recognized is measured as the amount by which the carrying value of the assets exceeds the estimated fair value, as determined using the income approach.

Dealer Network and Other Intangible Assets

        Dealer network was an intangible asset that related to the dealer relationships that were acquired as part of the Security Networks Acquisition. Other intangible assets consisted of non-compete agreements signed by the seller of Security Networks and certain key Security Networks executives. These intangible assets were amortized on a straight-line basis over their estimated useful lives of 5 years. These intangible assets were fully amortized during 2018. The LiveWatch trade mark asset was initially to be amortized over 10 years. Upon the rollout of the Brinks Home Security brand in the second quarter of 2018, it was determined that the LiveWatch trade mark asset had no remaining useful life and the remaining asset balance was amortized. Amortization of dealer network and other intangible assets was $6,994,000, $9,830,000 and $9,830,000 for the fiscal years ended December 31, 2018, 2017 and 2016, respectively.

Goodwill

        The Company accounts for its goodwill pursuant to the provisions of Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 350, Intangibles—Goodwill and Other ("FASB ASC Topic 350"). In accordance with FASB ASC Topic 350, goodwill is not amortized, but rather tested for impairment at least annually, or earlier if an event occurs, or circumstances change, that indicate the fair value of a reporting unit may be below its carrying amount.

        The Company assesses the recoverability of the carrying value of goodwill during the fourth quarter of its fiscal year, based on October 31 financial information, or whenever events or changes in circumstances indicate that the carrying amount of the goodwill of a reporting unit may not be fully recoverable. In early June 2018, the reportable segments known as MONI and LiveWatch were combined and presented as Brinks Home Security. As a result of the change in reportable segments, goodwill assigned to these former reporting units was reallocated and combined under the Brinks Home Security reporting unit. Recoverability is measured at the reporting unit level based on the provisions of FASB ASC Topic 350.

        To the extent necessary, recoverability of goodwill at a reporting unit level is measured using a discounted cash flow model incorporating discount rates commensurate with the risks involved, which is classified as a Level 3 measurement under FASB ASC Topic 820, Fair Value Measurements and Disclosures. The key assumptions used in the discounted cash flow valuation model include discount rates, growth rates, cash flow projections and terminal value rates. Discount rates, growth rates and cash flow projections are the most sensitive and susceptible to change as they require significant management judgment. An impairment charge is recognized for the amount by which the carrying amount exceeds the reporting unit's fair value.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(3) Summary of Significant Accounting Policies (Continued)

Deferred Financing Costs

        Deferred financing costs are recorded as a reduction to long-term debt when the related debt is issued or when revolving credit lines increase the borrowing capacity of the Company. Deferred financing costs are amortized over the term of the related debt using the effective interest method.

Holdback Liability

        The Company typically withholds payment of a designated percentage of the acquisition cost when it acquires subscriber accounts from dealers. The withheld funds are recorded as a liability until the guarantee period provided by the dealer has expired. The holdback is used as a reserve to cover any terminated subscriber accounts that are not replaced by the dealer during the guarantee period. At the end of the guarantee period, the dealer is responsible for any deficit or is paid the balance of the holdback.

Derivative Financial Instruments

        The Company uses derivative financial instruments to manage exposure to movement in interest rates. The use of these financial instruments modifies the exposure of these risks with the intention of reducing the risk or cost. The Company does not use derivatives for speculative or trading purposes. The Company recognizes the fair value of all derivative instruments as either assets or liabilities at fair value on the consolidated balance sheets. Fair value is based on market quotes for similar instruments with the same duration. For derivative instruments that qualify for hedge accounting under the provisions of FASB ASC Topic 815, Derivatives and Hedging, unrealized gains and losses on the derivative instruments are reported in Accumulated other comprehensive income (loss), to the extent the hedges are effective, until the underlying transactions are recognized in earnings. Derivative instruments that do not qualify for hedge accounting are marked to market at the end of each accounting period with the change in fair value recorded in earnings.

Revenue Recognition

        Revenue is generated from security alarm monitoring and related services provided by the Company. See note 5, Revenue Recognition, for the accounting policy under Topic 606 for periods commencing January 1, 2018.

Income Taxes

        The Company accounts for income taxes under FASB ASC Topic 740, Income Taxes ("FASB ASC Topic 740"), which prescribes an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's consolidated financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than proposed changes in the tax law or rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(3) Summary of Significant Accounting Policies (Continued)

        FASB ASC Topic 740 specifies the accounting for uncertainty in income taxes recognized in a company's consolidated financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In instances where the Company has taken or expects to take a tax position in its tax return and the Company believes it is more likely than not that such tax position will be upheld by the relevant taxing authority, the Company records the benefits of such tax position in its consolidated financial statements.

Share-Based Compensation

        The Company accounts for share-based awards pursuant to FASB ASC Topic 718, Compensation-Stock Compensation ("FASB ASC Topic 718"), which requires companies to measure the cost of employee services received in exchange for an award of equity instruments (such as stock options and restricted stock) based on the grant-date fair value of the award, and to recognize that cost over the period during which the employee is required to provide service (usually the vesting period of the award). Forfeitures of awards are recognized as they occur.

        The grant-date fair value of the Ascent Capital stock options granted to the Company's employees was calculated using the Black-Scholes model. The expected term of the awards was calculated using the simplified method included in FASB ASC Topic 718. The volatility used in the calculation is based on the historical volatility of Ascent Capital and peer companies while the risk-free rate is based on Treasury Bonds with a term similar to that of the subject options. A dividend rate of zero was utilized for all granted stock options.

Estimates

        The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, assumptions and judgments that affect the reported amounts of revenue and expenses for each reporting period. The significant estimates made in preparation of the Company's consolidated financial statements primarily relate to valuation of subscriber accounts, deferred tax assets and goodwill. These estimates are based on management's best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors and adjusts them when facts and circumstances change. As the effects of future events cannot be determined with any certainty, actual results could differ from the estimates upon which the carrying values were based.

(4) Recent Accounting Pronouncements

        In February 2016, the Financial Accounting Standards Board (the "FASB") issued ASU 2016-02, Leases (Topic 842) ("ASU 2016-02"). ASU 2016-02 requires the lessee to recognize assets and liabilities for leases with lease terms of more than twelve months. For leases with a term of twelve months or less, the Company is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. Recognition, measurement and presentation of expenses will depend on classification as a finance or operating lease. ASU 2016-02 requires a lessee of a finance lease to recognize interest expense and amortization expense of the associated asset. A lessee of an operating lease recognizes lease expense on a straight line basis over the lease term. ASU 2016-02 is effective for annual and interim reporting periods beginning after December 15, 2018. ASU 2018-10,

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(4) Recent Accounting Pronouncements (Continued)

Codification Improvements to Topic 842, Leases, clarifies certain aspects of ASU 2016-12 and the two updates will be adopted concurrently. ASU 2016-02 requires leases to be recognized and measured at the beginning of the earliest period presented using a modified retrospective approach upon adoption. However, ASU 2018-11, Leases (Topic 842): Targeted Improvements provides an alternative transition method by which leases are recognized at the date of adoption and a cumulative-effect adjustment to the opening balance of retained earnings is recognized in the period of adoption. We plan to adopt using this alternative and are currently evaluating the impact that these standards will have on our financial position, results of operations and cash flows.

(5) Revenue Recognition

        Topic 606 amends and supersedes FASB Accounting Standards Codification ("ASC") Topic 605, Revenue Recognition ("Topic 605"). The core principle of Topic 606 is that revenue will be recognized when the transfer of promised goods or services to customers is made in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

  Accounting Policy for Periods Commencing January 1, 2018

        The Company offers its subscribers professional alarm monitoring services, as well as interactive and home automation services, through equipment at the subscriber's site that communicates with the Company's alarm monitoring station and interfaces with other equipment at the site and third party technology companies for interactive and home automation services. These services are typically provided under alarm monitoring agreements ("AMAs") between the Company and the subscriber. The equipment at the site is either obtained independently from the Company's network of third party Authorized Dealers or directly from the Company, via our Direct to Consumer Channel. The Company also offers equipment sales and installation services and, to our existing subscribers, maintenance services on existing alarm equipment. Additionally, the Company collects fees for contract monitoring, which are services provided to other security alarm companies for monitoring their accounts on a wholesale basis and other fees from subscribers for late fee or insufficient fund charges.

        Revenue under subscriber AMAs is allocated to alarm monitoring revenue and, if applicable, product and installation revenue based on the stand alone selling prices ("SSP") of each performance obligation as a percentage of the total SSP of all performance obligations. Allocated alarm monitoring revenue is recognized as the monthly service is provided. Allocated product and installation revenue is recognized when the product sale is complete or shipped and the installation service is provided, typically at inception of the AMA. Product and installation revenue is not applicable to AMA's acquired from Authorized Dealers in their initial term. Any cash not received from the subscriber at the time of product sale and installation is recognized as a contract asset at inception of the AMA and is subsequently amortized over the subscriber contract term as a reduction of the amounts billed for professional alarm monitoring, interactive and home automation services. If a subscriber cancels the AMA within the negotiated term, any existing contract asset is determined to be impaired and is immediately expensed in full to Selling, general and administrative expense on the condensed consolidated statement of operations.

        Maintenance services are billed and recognized as revenue when the services are completed in the home and agreed to by the subscriber under the subscriber AMA. Contract monitoring fees are recognized as alarm monitoring revenue as the monitoring service is provided. Other fees are

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(5) Revenue Recognition (Continued)

recognized as other revenue when billed to the subscriber which coincides with the timing of when the services are provided.

  Disaggregation of Revenue

        Revenue is disaggregated by source of revenue as follows (in thousands):

	Year Ended December 31,
	2018	2017	2016
Alarm monitoring revenue	$498,236	537,399	552,590
Product and installation revenue	38,455	12,308	13,264
Other revenue	3,667	3,748	4,518

Total Net revenue	$540,358	553,455	570,372

  Contract Balances

        The following table provides information about receivables, contract assets and contract liabilities from contracts with customers (in thousands):

	December 31, 2018	At adoption
Trade receivables, net	$13,121	12,645
Contract assets, net—current portion(a)	13,452	14,197
Contract assets, net—long-term portion(b)	16,154	10,377
Deferred revenue	13,060	12,892

(a)
Amount is included in Prepaid and other current assets in the consolidated balance sheets.

(b)
Amount is included in Other assets in the consolidated balance sheets.

  Changes in Accounting Policies

        The Company adopted Topic 606, effective January 1, 2018, using the modified retrospective transition method. Under the modified retrospective transition method, the Company evaluated active AMAs on the adoption date as if each AMA had been accounted for under Topic 606 from its inception. Some revenue related to AMAs originated through our Direct to Consumer Channel or through extensions that would have been recognized in future periods under Topic 605 were recast under Topic 606 as if revenue had been accelerated and recognized in prior periods, as it was allocated to product and installation performance obligations. A contract asset was recorded as of the adoption date for any cash that has yet to be collected on the accelerated revenue. As this transition method requires that the Company not adjust historical reported revenue amounts, the accelerated revenue that would have been recognized under this method prior to the adoption date was recorded as an adjustment to opening retained earnings and, thus, will not be recognized as revenue in future periods as previously required under Topic 605. Therefore, the comparative information has not been adjusted and continues to be reported under Topic 605.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(5) Revenue Recognition (Continued)

        Under Topic 605, revenue provided under the AMA was recognized as the services were provided, based on the recurring monthly revenue amount billed for each month under contract. Product, installation and service revenue generally was recognized as billed and incurred. Under Topic 606, the Company concluded that certain product and installation services sold or provided to our customers at AMA inception are capable of being distinct and are distinct within the context of the contract. As such, when the Company initiates an AMA with a customer directly and provides equipment and installation services, each component is considered a performance obligation that must have revenue allocated accordingly. The allocation is based on the SSP of each performance obligation as a percentage of the total SSP of all performance obligations multiplied by the total consideration, or cash, expected to be received over the contract term. These AMAs may relate to new customers originated by the Company through our Direct to Consumer Channel or existing customers who agree to new contract terms through customer service offerings. For AMAs with multiple performance obligations, management notes that a certain amount of the revenue billed on a recurring monthly basis is recognized earlier under Topic 606 than it was recognized under Topic 605, as a portion of that revenue is allocated to the equipment sale and installation, which is satisfied upon delivery of the product and performance of the installation services at AMA inception.

        Revenue on AMAs originated through the Authorized Dealer program are not impacted by Topic 606 in their initial term, as the customer contracts for the equipment sale and installation separately with the Authorized Dealer prior to the Company purchasing the AMA from the Authorized Dealer. Revenue on these customers is recognized as the service is provided based on the recurring monthly revenue amount billed for each month of the AMA. Maintenance service revenue for repair of existing alarm equipment at the subscribers' premises will continue to be billed and recognized based on their SSP at the time the Company performs the services.

        Topic 606 also requires the deferral of incremental costs of obtaining a contract with a customer. Certain direct and incremental costs were capitalized under Topic 605, including on new AMAs obtained in connection with Moves Costs. Under Topic 606, Moves Costs are expensed as incurred to accompany the allocated revenue recognized upon product and installation performance obligations recognized at the AMA inception. There are no other significant changes in contract costs that are capitalized or the period over which they are expensed.

  Impacts on Consolidated Financial Statements

        The significant effects of adopting Topic 606 are changes to Prepaid and other current assets, Subscriber accounts, net, Other assets, net, Net revenue, Cost of services, Selling, general and administrative and Amortization of subscriber accounts for the period beginning January 1, 2018 for AMAs initiated by the Company with the customer directly with multiple performance obligations, as a portion of that revenue is allocated to the equipment sale and installation, which is satisfied upon delivery of the product and performance of the installation services at AMA inception.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(5) Revenue Recognition (Continued)

        The following tables summarize the impacts of adopting Topic 606 on the Company's consolidated financial statements as of and for the year ended December 31, 2018 (in thousands):

  i.    Consolidated balance sheets

	Impact of changes in accounting policies
	As reported December 31, 2018	Adjustments	Balances without adoption of Topic 606
Assets
Current assets:
Cash and cash equivalents	$2,188	—	2,188
Restricted cash	189	—	189
Trade receivables, net of allowance for doubtful accounts	13,121	—	13,121
Prepaid and other current assets	28,178	(13,452)	14,726

Total current assets	43,676	(13,452)	30,224
Property and equipment, net of accumulated depreciation	36,539	—	36,539
Subscriber accounts and deferred contract acquisition costs, net of accumulated amortization	1,195,463	45,970	1,241,433
Deferred income tax asset, net	783	—	783
Other assets, net	29,307	(16,154)	13,153

Total assets	$1,305,768	16,364	1,322,132

Liabilities and Stockholders' (Deficit) Equity
Current liabilities:
Accounts payable	$12,099	—	12,099
Other accrued liabilities	31,085	—	31,085
Deferred revenue	13,060	1,347	14,407
Holdback liability	11,513	—	11,513
Current portion of long-term debt	1,816,450	—	1,816,450

Total current liabilities	1,884,207	1,347	1,885,554
Non-current liabilities:
Long-term debt	—	—	—
Long-term holdback liability	1,770	—	1,770
Derivative financial instruments	6,039	—	6,039
Other liabilities	2,727	—	2,727

Total liabilities	1,894,743	1,347	1,896,090
Commitments and contingencies
Stockholders' (deficit) equity:
Common stock	—	—	—
Additional paid-in capital	439,711	—	439,711
Accumulated deficit	(1,036,294)	15,017	(1,021,277)
Accumulated other comprehensive income, net	7,608	—	7,608

Total stockholders' (deficit) equity	(588,975)	15,017	(573,958)

Total liabilities and stockholders' (deficit) equity	$1,305,768	16,364	1,322,132

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(5) Revenue Recognition (Continued)

  ii.    Consolidated statements of operations and comprehensive income (loss)

	Impact of changes in accounting policies
	As reported year ended December 31, 2018	Adjustments	Balances without adoption of Topic 606
Net revenue	$540,358	(8,149)	532,209
Operating expenses:
Cost of services	128,939	(6,263)	122,676
Selling, general and administrative, including stock-based and long-term incentive compensation	118,940	(1,670)	117,270
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	211,639	7,487	219,126
Depreciation	11,434	—	11,434
Loss on goodwill impairment	563,549	—	563,549

	1,034,501	(446)	1,034,055

Operating loss	(494,143)	(7,703)	(501,846)
Other expense, net:
Interest expense	180,770	—	180,770
Unrealized loss on derivative financial instruments	3,151	—	3,151
Refinancing expense	12,238	—	12,238

	196,159	—	196,159

Loss before income taxes	(690,302)	(7,703)	(698,005)
Income tax expense	(11,552)	—	(11,552)

Net loss	(678,750)	(7,703)	(686,453)

Other comprehensive income (loss):
Unrealized gain on derivative contracts, net	14,378	—	14,378

Total other comprehensive income, net of tax	14,378	—	14,378

Comprehensive loss	$(664,372)	(7,703)	(672,075)

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(5) Revenue Recognition (Continued)

  iii.    Consolidated statements of cash flows

	Impact of changes in accounting policies
	As reported year ended December 31, 2018	Adjustments	Balances without adoption of Topic 606
Cash flows from operating activities:
Net loss	$(678,750)	(7,703)	(686,453)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	211,639	7,487	219,126
Depreciation	11,434	—	11,434
Stock-based and long-term incentive compensation	310	—	310
Deferred income tax expense	(14,087)	—	(14,087)
Non-cash legal settlement reserve (related insurance recovery)	(2,750)	—	(2,750)
Amortization of debt discount and deferred debt costs	33,452	—	33,452
Refinancing expense	12,238	—	12,238
Unrealized loss on derivative financial instruments	3,151	—	3,151
Bad debt expense	12,300	—	12,300
Goodwill impairment	563,549	—	563,549
Other non-cash activity, net	24	—	24
Changes in assets and liabilities:
Trade receivables	(12,776)	—	(12,776)
Prepaid expenses and other assets	(11,046)	6,379	(4,667)
Subscriber accounts—deferred contract acquisition costs	(5,418)	89	(5,329)
Payables and other liabilities	(18,767)	(581)	(19,348)

Net cash provided by operating activities	104,503	5,671	110,174

Cash flows from investing activities:
Capital expenditures	(14,903)	—	(14,903)
Cost of subscriber accounts acquired	(140,450)	(5,671)	(146,121)

Net cash used in investing activities	(155,353)	(5,671)	(161,024)

Cash flows from financing activities:
Proceeds from long-term debt	248,800	—	248,800
Payments on long-term debt	(184,100)	—	(184,100)
Payments of financing costs	(9,682)	—	(9,682)
Value of shares withheld for share-based compensation	(93)	—	(93)
Dividend to Ascent Capital	(5,000)	—	(5,000)

Net cash provided by financing activities	49,925	—	49,925

Net decrease in cash, cash equivalents and restricted cash	(925)	—	(925)
Cash, cash equivalents and restricted cash at beginning of period	3,302	—	3,302

Cash, cash equivalents and restricted cash at end of period	$2,377	—	2,377

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(6) Property and Equipment

        Property and equipment consist of the following (amounts in thousands):

	As of December 31,
	2018	2017
Property and equipment, net:
Leasehold improvements	$771	$1,592
Computer systems and software	73,283	65,985
Furniture and fixtures	3,016	2,855

	77,070	70,432
Accumulated depreciation	(40,531)	(37,643)

	$36,539	$32,789

        Depreciation expense for property and equipment was $11,434,000, $8,818,000 and $8,160,000 for the years ended December 31, 2018, 2017 and 2016, respectively.

(7) Goodwill

        The following table provides the activity and balances of goodwill by reporting unit (amounts in thousands):

	MONI	LiveWatch	Brinks Home Security	Total
Balance at December 31, 2016	$527,502	$36,047	$—	$563,549
Period activity	—	—	—	—

Balance at December 31, 2017	$527,502	$36,047	$—	$563,549
Goodwill impairment	(214,400)	—	—	(214,400)
Reporting unit reallocation	(313,102)	(36,047)	349,149	—
Goodwill impairment	—	—	(349,149)	(349,149)

Balance at December 31, 2018	$—	$—	$—	$—

        The Company accounts for its goodwill pursuant to the provisions of FASB ASC Topic 350, Intangibles—Goodwill and Other ("FASB ASC Topic 350"). In accordance with FASB ASC Topic 350, goodwill is not amortized, but rather tested for impairment annually, or earlier if an event occurs, or circumstances change, that indicate the fair value of a reporting unit may be below its carrying amount.

        As of May 31, 2018, the Company determined that a triggering event had occurred due to a sustained decrease in Ascent Capital's share price. In response to the triggering event, the Company performed a quantitative impairment test for both the MONI and LiveWatch reporting units. Fair value was determined using a combination of an income-based approach (using a discount rate of 8.50%) and a market-based approach for the MONI reporting unit and an income-based approach (using a discount rate of 8.50%) for the LiveWatch reporting unit. Based on the analysis, the fair value of the LiveWatch reporting unit substantially exceeded its carrying value, while the carrying amount of the MONI reporting unit exceeded its estimated fair value, which indicated an impairment at the MONI reporting unit.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(7) Goodwill (Continued)

        The Company early adopted ASU 2017-04, which eliminated Step 2 from the goodwill impairment test, and as such, an impairment charge is recognized for the amount by which the carrying amount exceeds the reporting unit's fair value. Applying this methodology, we recorded an impairment charge of $214,400,000 for the MONI reporting unit during the three months ended June 30, 2018. Factors leading to this impairment are primarily the experience of overall lower account acquisition in recent periods. Using this information, we adjusted the growth outlook for this reporting unit, which resulted in reductions in future cash flows and a lower fair value calculation under the income-based approach. Additionally, decreases in observable market share prices for comparable companies in the quarter reduced the fair value calculated under the market-based approach.

        In early June 2018, the reportable segments known as MONI and LiveWatch were combined and presented as Brinks Home Security. Refer to Note 1, Basis of Presentation, for further discussion on the change in reportable segments. As a result of the change in reportable segments, goodwill assigned to these former reporting units of $313,102,000 and $36,047,000, for MONI and LiveWatch, respectively, have been reallocated and combined as of June 30, 2018 under the Brinks Home Security reporting unit.

        In connection with the Company's annual goodwill impairment assessment, in which the Company performed a quantitative test in the fourth quarter of its fiscal year, based on October 31 balances, the carrying amount of the Brinks Home Security reporting unit exceeded its estimated fair value. Fair value was determined using an income-based approach (using a discount rate of 8.50%) for the Brinks Home Security reporting unit. Since the carrying amount exceeded the reporting unit's fair value, we recorded an additional impairment charge of $349,149,000, the amount of the remaining carrying value of goodwill. This impairment is primarily attributable to projected decreasing cash flows resulting from a declining customer base. The Company's projections were revised based on recent historical trends as well as other various outlook considerations, which resulted in reductions in future cash flows and enterprise valuation.

(8) Other Accrued Liabilities

        Other accrued liabilities consisted of the following (amounts in thousands):

	December 31, 2018	December 31, 2017
Accrued payroll and related liabilities	$4,459	$3,458
Interest payable	14,446	14,835
Income taxes payable	2,742	2,839
Legal settlement reserve(a)	—	23,000
Other	9,438	9,352

Total Other accrued liabilities	$31,085	$53,484

(a)
See note 16, Commitments, Contingencies and Other Liabilities, for further information.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(9) Long-Term Debt

        Long-term debt consisted of the following (amounts in thousands):

	December 31, 2018	December 31, 2017
9.125% Senior Notes due April 1, 2020 with an effective rate of 9.5%	$585,000	$580,026
Promissory Note to Ascent Capital due October 1, 2020 with an effective rate of 12.5%	12,000	12,000
Term loan, matures September 30, 2022, LIBOR plus 5.50%, subject to a LIBOR floor of 1.00%, with an effective rate of 8.3%	1,075,250	1,059,598
$295 million revolving credit facility, matures September 30, 2021, LIBOR plus 4.00%, subject to a LIBOR floor of 1.00%, with an effective rate of 4.8%	144,200	66,673

	1,816,450	1,718,297
Less current portion of long-term debt	(1,816,450)	(11,000)

Long-term debt	$—	$1,707,297

  Senior Notes

        The Senior Notes total $585,000,000 in principal, mature on April 1, 2020, and bear interest at 9.125% per annum. Interest payments are due semi-annually on April 1 and October 1 of each year. Ascent Capital has not guaranteed any of the Company's obligations under the Senior Notes.

        Potential Credit Facility covenant breaches in 2019, which may include the acceleration of the maturity of the Credit Facility term loan and the Credit Facility revolver (as described below), would be an event of default under the Senior Notes. If an event of default occurs and is continuing, the holders of the Senior Notes could declare the aggregate principal amount of the Senior Notes and any accrued interest on the Senior Notes to be due and payable immediately. As such, the outstanding debt of the Senior Notes as of December 31, 2018 has been classified as Current portion of long-term debt in the consolidated balance sheets.

        Included in the amortization of deferred financing costs related to the Senior Notes for the year ended December 31, 2018 is accelerated amortization of $2,870,000, which was accelerated as the Company was not able to obtain a permanent waiver of the Going Concern Default under the Credit Facility as of the issuance date of these consolidated financial statements.

        The Senior Notes are guaranteed by all of the Company's existing domestic subsidiaries. See note 18, Consolidating Guarantor Financial Information for further information.

  Ascent Intercompany Loan

        On February 29, 2016, the Company retired the existing intercompany loan with an outstanding principal amount of $100,000,000 and executed and delivered a Promissory Note to Ascent Capital in a principal amount of $12,000,000 (the "Ascent Intercompany Loan"), with the $88,000,000 remaining principal being treated as a capital contribution. The entire principal amount under the Ascent Intercompany Loan is due on October 1, 2020. The Company may prepay any portion of the balance of the Ascent Intercompany Loan at any time from time to time without fee, premium or penalty (subject to certain financial covenants associated with the Company's other indebtedness). Any unpaid balance

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(9) Long-Term Debt (Continued)

of the Ascent Intercompany Loan bears interest at a rate equal to 12.5% per annum, payable semi-annually in cash in arrears on January 12 and July 12 of each year. Borrowings under the Ascent Intercompany Loan constitute unsecured obligations of the Company and are not guaranteed by any of the Company's subsidiaries.

        In January 2019, the Company subsequently repaid $9,750,000 of the Ascent Intercompany Loan and $2,250,000 was contributed to our stated capital and, as such, the outstanding principal balance has been classified as Current portion of long-term debt in the consolidated balance sheets.

  Credit Facility

        On September 30, 2016, the Company entered into an amendment ("Amendment No. 6") with the lenders of its existing senior secured credit agreement dated March 23, 2012, and as amended and restated on April 9, 2015, February 17, 2015, August 16, 2013, March 25, 2013, and November 7, 2012 (the "Existing Credit Agreement"). Amendment No. 6 provided for, among other things, the issuance of a $1,100,000,000 senior secured term loan at a 1.5% discount and a new $295,000,000 super priority revolver (the Existing Credit Agreement together with Amendment No. 6, the "Credit Facility").

        As of December 31, 2018, the Credit Facility term loan has a principal amount of $1,075,250,000 maturing on September 30, 2022. The term loan requires quarterly interest payments and quarterly principal payments of $2,750,000. The term loan bears interest at LIBOR plus 5.5%, subject to a LIBOR floor of 1.0%. The Credit Facility revolver has a principal amount outstanding of $144,200,000 and a $600,000 standby letter of credit issued as of December 31, 2018, maturing on September 30, 2021. The Credit Facility revolver bears interest at LIBOR plus 4.0%, subject to a LIBOR floor of 1.0%. There is a commitment fee of 0.5% on unused portions of the Credit Facility revolver. As of December 31, 2018, subject to the recently obtained waiver by Credit Facility revolving lenders, $50,200,000 is available for borrowing under the Credit Facility revolver.

        The maturity date for each of the term loan and the revolving credit facility under the Credit Facility is subject to a springing maturity 181 days prior to the scheduled maturity date of the Senior Notes, or October 3, 2019 (the "Springing Maturity"), if the Company is unable to refinance the Senior Notes by that date.

        The springing maturity date occurs less then twelve months from the balance sheet date of these consolidated financial statements and the Company has not refinanced the Senior Notes as of the issuance date of these consolidated financial statements. As such, the outstanding debt of the Credit Facility term loan and the Credit Facility revolver as of December 31, 2018 has been classified as Current portion of long-term debt in the consolidated balance sheets.

        Included in the amortization of deferred financing costs and debt discount related to the Credit Facility for the year ended December 31, 2018 is accelerated amortization of $23,215,000, which was accelerated as the Company was not able to obtain a permanent waiver of the Going Concern Default under the Credit Facility as of the issuance date of these consolidated financial statements.

        The Credit Facility is secured by a pledge of all of the outstanding stock of the Company and all of its existing subsidiaries and is guaranteed by all of the Company's existing domestic subsidiaries. Ascent Capital has not guaranteed any of the Company's obligations under the Credit Facility.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(9) Long-Term Debt (Continued)

        In order to reduce the financial risk related to changes in interest rates associated with the floating rate term loan under the Credit Facility term loan, the Company has entered into interest rate swap agreements with terms similar to the Credit Facility term loan (all outstanding interest rate swap agreements are collectively referred to as the "Swaps"). The Swaps have been designated as effective hedges of the Company's variable rate debt and qualify for hedge accounting. As a result of these interest rate swaps, the Company's effective weighted average interest rate (excluding the impacts of non-cash amortization of deferred debt costs and discounts) on the borrowings under the Credit Facility term loan was 8.08% as of December 31, 2018. See note 10, Derivatives, for further disclosures related to these derivative instruments.

        The terms of the Senior Notes and the Credit Facility provide for certain financial and nonfinancial covenants. Excluding consideration of the Going Concern Default, as of December 31, 2018, the Company was in compliance with all required covenants under these financing arrangements. See note 2, Going Concern, for further disclosures related to the Going Concern Default.

        As of December 31, 2018, principal payments scheduled to be made on the Company's debt obligations, assuming certain accelerated maturities due to potential events of default and subsequent transactions, are as follows (amounts in thousands):

2019	$1,816,450
2020	—
2021	—
2022	—
2023	—
Thereafter	—

Total principal payments	1,816,450
Less:
Unamortized discounts, premium and deferred debt costs, net	—

Total debt on consolidated balance sheet	$1,816,450

(10) Derivatives

        The Company utilizes Swaps to reduce the interest rate risk inherent in the Company's variable rate Credit Facility term loan. The valuation of these instruments is determined using widely accepted valuation techniques, including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatility. The Company incorporates credit valuation adjustments to appropriately reflect the respective counterparty's nonperformance risk in the fair value measurements. See note 11, Fair Value Measurements, for additional information about the credit valuation adjustments.

        At December 31, 2018, derivative financial instruments included two Swaps with an aggregate fair value of $10,552,000 that constituted an asset of the Company and two Swaps with an aggregate fair value of $6,039,000 that constituted a liability to the Company. At December 31, 2017, derivative financial instruments included two Swaps with a fair value of $7,058,000 that constituted an asset of the Company and six Swaps with an aggregate fair value of $13,817,000 that constituted a liability to the

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(10) Derivatives (Continued)

Company. Depending on the maturity date of the Swap and the balance sheet date, Swap asset values are included in Prepaid and other current assets or non-current Other assets, net and Swap liability values are included in current Other accrued liabilities or non-current Derivative financial instruments on the consolidated balance sheets. As of December 31, 2018 and 2017, no amounts were offset for certain derivatives' fair value that were recognized under a master netting agreement with the same counterparty.

        The objective of the Swap derivative instruments was to reduce the risk associated with the Company's term loan variable interest rates. In effect, the Swap derivative instruments convert variable interest rates into fixed interest rates on the Company's term loan borrowings.

        All of the Swaps were designated and qualified as cash flow hedging instruments, with the effective portion of the Swaps' change in fair value recorded in Accumulated other comprehensive income (loss). However, in December of 2018, given the potential for changes in the Company's future expected interest payments that these Swaps hedged, all of the Swaps no longer qualified as a cash flow hedge and were dedesignated as such. Before the dedesignation, changes in the fair value of the Swaps were recognized in Accumulated other comprehensive income (loss) and were reclassified to Interest expense when the hedged interest payments on the underlying debt were recognized. After the dedesignation, changes in the fair value of the Swaps are recognized in Unrealized loss on derivative financial instruments on the consolidated statements of operations and comprehensive income (loss). For the year ended December 31, 2018, the Company recorded an Unrealized loss on derivative financial instruments of $3,151,000. Amounts recognized in Accumulated other comprehensive income (loss) as of the dedesignation date will be amortized to Interest expense on the consolidated statements of operations and comprehensive income (loss) over the remaining contractual term of the Swaps. Amounts in Accumulated other comprehensive income (loss) expected to be recognized in Interest expense in the coming 12 months total approximately $1,890,000.

        As of December 31, 2018, the Swaps' outstanding notional balances, effective dates, maturity dates and interest rates paid and received are noted below:

Notional	Effective Date	Maturity Date	Fixed Rate Paid	Variable Rate Received
$189,506,107	March 23, 2018	April 9, 2022	3.110%	3 mo. USD-LIBOR-BBA, subject to a 1.00% floor
247,500,000	March 23, 2018	April 9, 2022	3.110%	3 mo. USD-LIBOR-BBA, subject to a 1.00% floor
49,500,000	March 23, 2018	April 9, 2022	2.504%	3 mo. USD-LIBOR-BBA, subject to a 1.00% floor
373,230,000	March 23, 2018	September 30, 2022	1.833%	3 mo. USD-LIBOR-BBA, subject to a 1.00% floor

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(10) Derivatives (Continued)

        The impact of the derivatives designated as cash flow hedges on the consolidated financial statements is depicted below (amounts in thousands):

	Year Ended December 31,
	2018	2017	2016
Effective portion of gain (loss) recognized in Accumulated other comprehensive income (loss)	$12,882	(3,842)	(2,673)
Effective portion of loss reclassified from Accumulated other comprehensive income (loss) into Net loss(a)	$(1,496)	(5,424)	(7,262)
Ineffective portion of amount of gain recognized into Net loss on interest rate swaps(a)	$—	88	423

(a)
Amounts are included in Interest expense in the consolidated statements of operations and comprehensive income (loss). Upon the adoption of ASU 2017-12 on January 1, 2018, ineffectiveness is no longer measured or recognized.

(11) Fair Value Measurements

        According to the FASB ASC Topic 820, Fair Value Measurements, fair value is defined as the amount that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants and requires that assets and liabilities carried at fair value are classified and disclosed in the following three categories:

  •
  Level 1—Quoted prices for identical instruments in active markets.

  •
  Level 2—Quoted prices for similar instruments in active or inactive markets and valuations derived from models where all significant inputs are observable in active markets.

  •
  Level 3—Valuations derived from valuation techniques in which one or more significant inputs are unobservable in any market.

        The following summarizes the fair value level of assets and liabilities that are measured on a recurring basis at December 31, 2018 and 2017 (amounts in thousands):

	Level 1	Level 2	Level 3	Total
December 31, 2018
Interest rate swap agreements—assets(a)	$—	10,552	—	10,552
Interest rate swap agreements—liabilities(a)	—	(6,039)	—	(6,039)

Total	$—	4,513	—	4,513

December 31, 2017
Interest rate swap agreement—asset(a)	$—	7,058	—	7,058
Interest rate swap agreements—liabilities(a)	—	(13,817)	—	(13,817)

Total	$—	(6,759)	—	(6,759)

(a)
Depending on the maturity date of the Swap and the balance sheet date, Swap asset values are included in Prepaid and other current assets or non-current Other assets, net and Swap liability values are included in current Other accrued liabilities or non-current Derivative financial instruments on the consolidated balance sheets.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(11) Fair Value Measurements (Continued)

        The Company has determined that the significant inputs used to value the Swaps fall within Level 2 of the fair value hierarchy. As a result, the Company has determined that its derivative valuations are classified in Level 2 of the fair value hierarchy. There were no transfers between Level 2 and Level 3 during the years ended December 31, 2018, 2017 and 2016.

        Carrying values and fair values of financial instruments that are not carried at fair value are as follows (amounts in thousands):

	December 31, 2018	December 31, 2017
Long term debt, including current portion:
Carrying value	$1,816,450	1,718,297
Fair value(a)	1,218,606	1,645,616

(a)
The fair value is based on market quotations from third party financial institutions and is classified as Level 2 in the hierarchy.

        The Company's other financial instruments, including cash and cash equivalents, accounts receivable and accounts payable are carried at cost, which approximates their fair value because of their short-term maturity.

(12) Income Taxes

        The Company's Income tax expense (benefit) is as follows (amounts in thousands):

	Year Ended December 31,
	2018	2017	2016
Current:
Federal	$—	(426)	—
State	2,535	2,559	3,008

	2,535	2,133	3,008

Deferred:
Federal	(12,892)	(4,593)	4,000
State	(1,195)	567	140

	(14,087)	(4,026)	4,140

Total Income tax expense (benefit)	$(11,552)	(1,893)	7,148

        On December 22, 2017, new tax reform legislation that significantly reforms the Internal Revenue Code of 1986, as amended, was enacted (the "2017 Tax Act"). The 2017 Tax Act includes numerous changes to existing tax law, including a permanent reduction in the federal corporate income tax rate from 35% to 21%. The rate reduction is effective for the Company as of January 1, 2018.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(12) Income Taxes (Continued)

        Total Income tax expense (benefit) differs from the amounts computed by applying the U.S. federal income tax rate of 21% for 2018 and 35% for 2017 and 2016 as a result of the following (amounts in thousands):

	Year Ended December 31,
	2018	2017	2016
Computed expected tax benefit	$(144,963)	(39,616)	(24,206)
Change in valuation allowance affecting income tax expense	52,916	39,499	26,892
Goodwill impairment not resulting in tax impact	78,869	—	—
Other expense (income) not resulting in tax impact	568	1,211	(1,585)
Tax amortization of indefinite-lived assets	—	4,001	4,000
2017 Federal tax reform enactment	—	(9,020)	—
State and local income taxes, net of federal income taxes	1,058	2,032	2,047

Total Income tax expense (benefit)	$(11,552)	(1,893)	7,148

        Components of deferred tax assets and liabilities as of December 31, 2018 and 2017 are as follows (amounts in thousands):

	As of December 31,
	2018	2017
Accounts receivable reserves	$1,205	1,357
Accrued liabilities	3,564	10,639
Net operating loss carryforwards	175,569	153,683
Derivative financial instruments	1,770	1,705
Other deferred tax assets	1,911	2,558
Valuation allowance	(129,012)	(86,281)

Total deferred tax assets	55,007	83,661

Intangible assets	(52,161)	(94,962)
Property, plant and equipment	(2,063)	(2,003)

Total deferred tax liabilities	(54,224)	(96,965)

Net deferred tax assets / (liabilities)	$783	(13,304)

        For the year ended December 31, 2018, the valuation allowance increased by $42,731,000. The change in the valuation allowance is primarily attributable to the impact of the full impairment of Brinks Home Security's goodwill in 2018, which contributed to the $52,916,000 increase in valuation allowance related to current year computed federal income tax benefit. This increase was offset by a decrease of $5,945,000 related to an anticipated 481(a) adjustment for a change in accounting method upon the adoption of Topic 606 for the 2018 federal tax return and other changes in deferred tax assets.

        At December 31, 2018, the Company has $698,952,000 and $222,874,000 in NOLs for federal and state tax purposes, respectively. The federal net operating losses recognized through December 31, 2017 of $676,746,000 expire at various times from 2024 through 2037. The state net operating loss carryforwards will expire through 2037. Approximately $129,521,000 of the Company's net operating

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(12) Income Taxes (Continued)

losses are subject to Internal Revenue Code Section 382 limitations. The Company has $426,000 of alternative minimum tax ("AMT") credits which will be refunded upon filing the 2018 through 2021 federal tax returns. The Company also has $783,000 of state credits that will expire through 2026.

        As of December 31, 2018, the 2015 to 2018 tax years remain open to examination by the IRS and the 2014 to 2018 tax years remain open to examination by certain state tax authorities.

        A reconciliation of the beginning and ending amount of uncertain tax positions, which is recorded in other long term liabilities, is as follows (amounts in thousands):

	Year Ended December 31,
	2018	2017	2016
As of the beginning of the year	$204	208	193
Increases for tax positions of current years	7	—	15
Reductions for tax positions of prior years	(6)	(4)	—

As of the end of the year	$205	204	208

        When the tax law requires interest to be paid on an underpayment of income taxes, the Company recognizes interest expense from the first period the interest would begin accruing according to the relevant tax law. Any accrual of interest and penalties related to underpayment of income taxes on uncertain tax positions is included in Income tax expense in the accompanying consolidated statements of operations. As of December 31, 2018, accrued interest and penalties related to uncertain tax positions were approximately $143,000. The Company does not expect a significant change in uncertain tax positions in the next twelve months.

(13) Stock-based and Long-Term Compensation

        During 2018, 2017 and 2016, certain employees of Brinks Home Security were granted stock-based awards of Ascent Capital Series A Common Stock under Ascent Capital's 2008 Incentive Plan and Ascent Capital's 2015 Omnibus Incentive Plan.

  Stock Options

        Ascent Capital awards non-qualified stock options for Ascent Capital Series A Common Stock to the Company's executives and certain employees. The exercise price is typically granted as the closing share price for Ascent Capital Series A Common Stock as of the grant date. The awards generally have a life of five to seven years and vest over two to four years. The grant-date fair value of the Ascent Capital stock options granted to Brinks Home Security's employees was calculated using the Black-Scholes model. There were no options granted in 2018, 2017 and 2016.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(13) Stock-based and Long-Term Compensation (Continued)

        The following table presents the number and weighted average exercise price ("WAEP") of outstanding options to purchase Ascent Capital Series A Common Stock granted to certain Brinks Home Security employees:

	Series A Common Stock Options	WAEP
Outstanding at January 1, 2018	27,705	$52.26
Granted	—	$—
Exercised	—	$—
Forfeited	(13,105)	$54.24
Expired	—	$—

Outstanding at December 31, 2018	14,600	$50.47

Exercisable at December 31, 2018	14,600	$50.47

        There was no intrinsic value for both outstanding stock option awards and exercisable stock option awards at December 31, 2018. The weighted average remaining contractual life of both outstanding and exercisable awards at December 31, 2018 was 0.5 years.

        As of December 31, 2018, there was no compensation cost related to unvested stock option awards to be recognized in the consolidated statements of operations over the next twelve months.

  Restricted Stock Awards and Restricted Stock Units

        Ascent Capital makes awards of restricted stock for its common stock to the Company's executives and certain employees. Substantially all of these awards have been for Ascent Capital Series A Common Stock. The fair values for the restricted stock awards and restricted stock units are the closing price of Ascent Capital Series A Common Stock on the applicable dates of grants.

        Upon the grant of a restricted stock award, the recipient receives a stock certificate for the number of restricted shares granted. The stock cannot be transferred or sold until the vesting criteria have been met. Upon the grant of a restricted stock unit award, the recipient receives the right to receive a number of shares at vesting and, as such, shares of stock are not issued until the vesting criteria have been met. The awards generally vest over two to five years.

        The following table presents the number and weighted average fair value ("WAFV") of unvested restricted stock awards granted to certain Brinks Home Security employees:

	Series A Restricted Stock Awards	WAFV
Outstanding at January 1, 2018	35,473	$19.13
Granted	—	$—
Vested	(20,450)	$22.02
Canceled	—	$—

Outstanding at December 31, 2018	15,023	$15.20

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(13) Stock-based and Long-Term Compensation (Continued)

        There were no outstanding Series B restricted stock awards as of December 31, 2018.

        The following table presents the number and WAFV of unvested restricted stock units granted to certain Brinks Home Security employees:

	Series A Restricted Stock Units	WAFV
Outstanding at January 1, 2018	223,177	$17.93
Granted	407,609	$3.68
Vested	(70,834)	$25.60
Canceled	(72,463)	$13.80

Outstanding at December 31, 2018	487,489	$5.52

        As of December 31, 2018, the total compensation cost related to unvested restricted stock and stock unit awards was approximately $917,000. Such amount will be recognized in the consolidated statements of operations over a period of approximately 2.3 years.

  Cash Incentive Plan

        In 2017 and 2018, the Company made awards to certain employees under its 2017 Cash Incentive Plan (the "2017 Plan"). The 2017 Plan provides the terms and conditions for the grant of, and payment with respect to, phantom units granted to certain officers and other key personnel of the Company. The value of a single phantom unit ("phantom unit value") is tied to the value of Ascent Capital Series A Common Stock. The 2017 Plan is administered by a committee (the "committee") whose members are designated by the Compensation Committee of Ascent Capital's Board of Directors. Grants are determined by the committee, with the first grant occurring on January 1, 2017 and a second grant occurring on January 1, 2018. There were 307,697 phantom units granted as of December 31, 2018. The phantom units vest annually over a three year period beginning on the grant date and are payable in cash at each vesting date. The Company records a liability and a charge to expense based on the phantom unit value and percent vested at each reporting period. As of December 31, 2018, $39,000 was accrued for the estimated vested value of the phantom awards.

(14) Stockholder's Equity

  Common Stock

        Pursuant to the Monitronics Acquisition, the Company deauthorized all shares of Class A and Class B common stock upon its merger with Merger Sub on December 17, 2010. The existing entity has one thousand shares of common stock issued and outstanding to Ascent Capital as of December 31, 2010. There have been no changes to the common stock issued and outstanding since the Monitronics Acquisition.

  Accumulated Other Comprehensive Income (Loss)

        Accumulated other comprehensive income (loss) included in the consolidated balance sheets and consolidated statement of stockholder's equity reflect the aggregate fair market value adjustments to the Swaps.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(14) Stockholder's Equity (Continued)

        The following table provides a summary of the changes in Accumulated other comprehensive income (loss) for the periods presented (amounts in thousands):

Accumulated Other Comprehensive Income (Loss)
Balance at December 31, 2015	$(13,546)
Unrealized loss on derivatives recognized through Accumulated other comprehensive income (loss), net of income tax of $0(a)	(2,673)
Reclassifications of unrealized loss on derivatives into net income, net of income tax of $0(b)	7,262

Net current period other comprehensive income (loss)	4,589

Balance at December 31, 2016	$(8,957)
Unrealized loss on derivatives recognized through Accumulated other comprehensive income (loss), net of income tax of $0(a)	(3,842)
Reclassifications of unrealized loss on derivatives into Net loss, net of income tax of $0(b)	5,424

Net current period other comprehensive income	1,582

Balance at December 31, 2017	$(7,375)
Impact of adoption of ASU 2017-12	605

Adjusted balance at January 1, 2018	$(6,770)
Unrealized gain on derivatives recognized through Accumulated other comprehensive income (loss), net of income tax of $0(a)	12,882
Reclassifications of unrealized loss on derivatives into Net loss, net of income tax of $0(b)	1,496

Net current period other comprehensive income	14,378

Balance at December 31, 2018	$7,608

(a)
No income taxes were recorded on the unrealized gain / (loss) on derivative instrument amounts for 2018, 2017 and 2016 because the Company is subject to a full valuation allowance.

(b)
Amounts reclassified into Net loss are included in Interest expense on the consolidated statement of operations. See note 10, Derivatives, for further information.

(15) Employee Benefit Plans

        The Company offers a 401(k) defined contribution plan covering its full-time employees. The plan is funded by employee and employer contributions. Total 401(k) plan expense for the years ended December 31, 2018, 2017 and 2016 was $172,000, $179,000 and $110,000, respectively.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(16) Commitments, Contingencies and Other Liabilities

  Contractual Obligations

        Future minimum lease payments under scheduled operating leases, which are primarily for buildings and equipment, having initial or remaining noncancelable terms in excess of one year are as follows (in thousands):

Year Ended December 31:
2019	$4,628
2020	4,207
2021	3,093
2022	3,068
2023	3,087
Thereafter	20,329

Minimum lease commitments	$38,412

        Rent expense for noncancelable operating leases for real property and equipment was $4,018,000, $3,798,000 and $3,768,000 for the years ended December 31, 2018, 2017 and 2016, respectively. Various lease arrangements contain options to extend terms and are subject to escalation clauses.

  Legal

        The Company was named as a defendant in multiple putative class actions consolidated in U.S. District Court (Northern District of West Virginia) on behalf of purported class(es) or persons who claim to have received telemarketing calls in violation of various state and federal laws. The actions were brought by plaintiffs seeking monetary damages on behalf of all plaintiffs who received telemarketing calls made by a Brinks Home Security Authorized Dealer, or any Authorized Dealer's lead generator or sub-dealer. In the second quarter of 2017, the Company and the plaintiffs agreed to settle this litigation for $28,000,000 ("the Settlement Amount"). In the third quarter of 2017, the Company paid $5,000,000 of the Settlement Amount pursuant to the settlement agreement with the plaintiffs. In the third quarter of 2018, the Company paid the remaining $23,000,000 of the Settlement Amount. The Company recovered a portion of the Settlement Amount under its insurance policies held with multiple carriers. In the fourth quarter of 2018, the Company settled its claims against two such carriers in which those carriers agreed to pay the Company an aggregate of $12,500,000.

        In addition to the above, the Company is also involved in litigation and similar claims incidental to the conduct of its business, including from time to time, contractual disputes, claims related to alleged security system failures and claims related to alleged violations of the U.S. Telephone Consumer Protection Act. Matters that are probable of unfavorable outcome to the Company and which can be reasonably estimated are accrued. Such accruals are based on information known about the matters, management's estimate of the outcomes of such matters and experience in contesting, litigating and settling similar matters. In management's opinion, none of the pending actions are likely to have a material adverse impact on the Company's financial position or results of operations. The Company accrues and expenses legal fees related to loss contingency matters as incurred.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(17) Quarterly Financial Information (Unaudited—see accompanying accountants' report)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
	(Amounts in thousands)
2018:
Net revenue	$133,753	135,013	137,156	134,436
Operating income (loss)	$12,012	(201,845)	12,280	(316,590)
Net loss	$(26,207)	(241,792)	(33,840)	(376,911)
2017:
Net revenue	$141,200	140,498	138,211	133,546
Operating income (loss)	$16,609	(11,848)	12,896	14,647
Net loss	$(21,013)	(50,104)	(25,536)	(14,642)

(18) Consolidating Guarantor Financial Information

        The Senior Notes were issued by Brinks Home Security (the "Parent Issuer") and are fully and unconditionally guaranteed, on a joint and several basis, by all of the Company's existing domestic subsidiaries ("Subsidiary Guarantors"). Ascent Capital has not guaranteed any of the Company's

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(18) Consolidating Guarantor Financial Information (Continued)

obligations under the Senior Notes. The condensed consolidating financial information for the Parent Issuer, the Subsidiary Guarantors and the non-guarantors are as follows:

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidating Balance Sheet
Amounts in thousands

	As of December 31, 2018
	Parent Issuer	Subsidiary Guarantors	Non-Guarantors	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$1,697	491	—	—	2,188
Restricted cash	189	—	—	—	189
Trade receivables, net	12,362	759	—	—	13,121
Prepaid and other current assets	118,119	4,042	—	(93,983)	28,178

Total current assets	132,367	5,292	—	(93,983)	43,676
Property and equipment, net	34,960	1,579	—	—	36,539
Subscriber accounts, net	1,160,698	34,765	—	—	1,195,463
Deferred income tax asset, net	783	—	—	—	783
Other assets, net	29,270	37	—	—	29,307

Total assets	$1,358,078	41,673	—	(93,983)	1,305,768

Liabilities and Stockholder's (Deficit) Equity
Current liabilities:
Accounts payable	$11,110	989	—	—	12,099
Other accrued liabilities	29,016	96,052	—	(93,983)	31,085
Deferred revenue	11,357	1,703	—	—	13,060
Holdback liability	11,342	171	—	—	11,513
Current portion of long-term debt	1,816,450	—	—	—	1,816,450

Total current liabilities	1,879,275	98,915	—	(93,983)	1,884,207
Non-current liabilities:
Long-term debt	—	—	—	—	—
Long-term holdback instruments	1,770	—	—	—	1,770
Derivative financial instruments	6,039	—	—	—	6,039
Other liabilities	59,969	—	—	(57,242)	2,727

Total liabilities	1,947,053	98,915	—	(151,225)	1,894,743

Total stockholder's (deficit) equity	(588,975)	(57,242)	—	57,242	(588,975)

Total liabilities and stockholder's (deficit) equity	$1,358,078	41,673	—	(93,983)	1,305,768

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(18) Consolidating Guarantor Financial Information (Continued)

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidating Balance Sheet
Amounts in thousands

	As of December 31, 2017
	Parent Issuer	Subsidiary Guarantors	Non-Guarantors	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$2,705	597	—	—	3,302
Trade receivables, net	12,082	563	—	—	12,645
Prepaid and other current assets	74,613	2,396	—	(66,341)	10,668

Total current assets	89,400	3,556	—	(66,341)	26,615
Investment in subsidiaries	4,554	—	—	(4,554)	—
Property and equipment, net	30,727	2,062	—	—	32,789
Subscriber accounts, net	1,265,519	36,509	—	—	1,302,028
Dealer network and other intangible assets, net	6,063	931	—	—	6,994
Goodwill	527,191	36,358	—	—	563,549
Other assets, net	9,311	29	—	—	9,340

Total assets	$1,932,765	79,445	—	(70,895)	1,941,315

Liabilities and Stockholder's Equity
Current liabilities:
Accounts payable	$9,705	1,368	—	—	11,073
Other accrued liabilities	50,448	69,377	—	(66,341)	53,484
Deferred revenue	12,332	1,539	—	—	13,871
Holdback liability	9,035	274	—	—	9,309
Current portion of long-term debt	11,000	—	—	—	11,000

Total current liabilities	92,520	72,558	—	(66,341)	98,737
Non-current liabilities:
Long-term debt	1,707,297	—	—	—	1,707,297
Long-term holdback instruments	2,658	—	—	—	2,658
Derivative financial instruments	13,491	—	—	—	13,491
Deferred income tax liability, net	11,684	1,620	—	—	13,304
Other liabilities	2,379	713	—	—	3,092

Total liabilities	1,830,029	74,891	—	(66,341)	1,838,579

Total stockholder's equity	102,736	4,554	—	(4,554)	102,736

Total liabilities and stockholder's equity	$1,932,765	79,445	—	(70,895)	1,941,315

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(18) Consolidating Guarantor Financial Information (Continued)

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidating Statement of Operations and Comprehensive Income (Loss)
Amounts in thousands

	Year Ended December 31, 2018
	Parent Issuer	Subsidiary Guarantors	Non-Guarantors	Eliminations	Consolidated
Net revenue	$500,152	40,206	—	—	540,358
Operating expenses:
Cost of services	109,201	19,738	—	—	128,939
Selling, general and administrative, including stock-based and long-term incentive compensation	79,696	39,244	—	—	118,940
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	204,662	6,977	—	—	211,639
Depreciation	10,371	1,063	—	—	11,434
Loss on goodwill impairment	527,191	36,358	—	—	563,549

	931,121	103,380	—	—	1,034,501

Operating loss	(430,969)	(63,174)	—	—	(494,143)
Other expense:
Equity in loss of subsidiaries	61,711	—	—	(61,711)	—
Interest expense	180,770	—	—	—	180,770
Unrealized loss on derivative financial instruments	3,151	—	—	—	3,151
Refinancing expense	12,238	—	—	—	12,238

	257,870	—	—	(61,711)	196,159

Loss before income taxes	(688,839)	(63,174)	—	61,711	(690,302)
Income tax expense	(10,089)	(1,463)	—	—	(11,552)

Net loss	(678,750)	(61,711)	—	61,711	(678,750)

Other comprehensive income (loss):
Unrealized gain on derivative contracts	14,378	—	—	—	14,378

Total other comprehensive income	14,378	—	—	—	14,378

Comprehensive loss	$(664,372)	(61,711)	—	61,711	(664,372)

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(18) Consolidating Guarantor Financial Information (Continued)

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidating Statement of Operations and Comprehensive Income (Loss)
Amounts in thousands

	Year Ended December 31, 2017
	Parent Issuer	Subsidiary Guarantors	Non-Guarantors	Eliminations	Consolidated
Net revenue	$519,293	34,162	—	—	553,455
Operating expenses:
Cost of services	104,103	15,090	—	—	119,193
Selling, general and administrative, including stock-based and long-term incentive compensation	126,201	29,701	—	—	155,902
Radio conversion costs	391	59	—	—	450
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	230,313	6,475	—	—	236,788
Depreciation	8,101	717	—	—	8,818

	469,109	52,042	—	—	521,151

Operating income (loss)	50,184	(17,880)	—	—	32,304
Other expense:
Equity in loss of subsidiaries	17,978	—	—	(17,978)	—
Interest expense	145,487	5	—	—	145,492

	163,465	5	—	(17,978)	145,492

Loss before income taxes	(113,281)	(17,885)	—	17,978	(113,188)
Income tax expense (benefit)	(1,986)	93	—	—	(1,893)

Net loss	(111,295)	(17,978)	—	17,978	(111,295)

Other comprehensive income (loss):
Unrealized gain on derivative contracts	1,582	—	—	—	1,582

Total other comprehensive income	1,582	—	—	—	1,582

Comprehensive loss	$(109,713)	(17,978)	—	17,978	(109,713)

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(18) Consolidating Guarantor Financial Information (Continued)

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidating Statement of Operations and Comprehensive Income (Loss)
Amounts in thousands

	Year Ended December 31, 2016
	Parent Issuer	Subsidiary Guarantors	Non-Guarantors	Eliminations	Consolidated
Net revenue	$543,181	27,191	—	—	570,372
Operating expenses:
Cost of services	101,940	13,296	—	—	115,236
Selling, general and administrative, including stock-based and long-term incentive compensation	86,670	27,482	—	—	114,152
Radio conversion costs	18,204	218	—	—	18,422
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	240,568	6,185	—	—	246,753
Depreciation	7,784	376	—	—	8,160

	455,166	47,557	—	—	502,723

Operating income (loss)	88,015	(20,366)	—	—	67,649
Other expense:
Equity in loss of subsidiaries	21,387	—	—	(21,387)	—
Interest expense	127,290	18	—	—	127,308
Refinancing expense	9,500	—	—	—	9,500

	158,177	18	—	(21,387)	136,808

Loss before income taxes	(70,162)	(20,384)	—	21,387	(69,159)
Income tax expense	6,145	1,003	—	—	7,148

Net loss	(76,307)	(21,387)	—	21,387	(76,307)

Other comprehensive income (loss):
Unrealized gain on derivative contracts	4,589	—	—	—	4,589

Total other comprehensive income	4,589	—	—	—	4,589

Comprehensive loss	$(71,718)	(21,387)	—	21,387	(71,718)

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(18) Consolidating Guarantor Financial Information (Continued)

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidating Statements of Cash Flows
Amounts in thousands

	Year Ended December 31, 2018
	Parent Issuer	Subsidiary Guarantors	Non- Guarantors	Eliminations	Consolidated
Net cash provided by operating activities	$102,569	1,934	—	—	104,503
Investing activities:
Capital expenditures	(14,327)	(576)	—	—	(14,903)
Cost of subscriber accounts acquired	(138,986)	(1,464)	—	—	(140,450)

Net cash used in investing activities	(153,313)	(2,040)	—	—	(155,353)

Financing activities:
Proceeds from long-term debt	248,800	—	—	—	248,800
Payments on long-term debt	(184,100)	—	—	—	(184,100)
Payments of financing costs	(9,682)	—	—	—	(9,682)
Value of shares withheld for share-based compensation	(93)	—	—	—	(93)
Dividend to Ascent Capital	(5,000)	—	—	—	(5,000)

Net cash provided by financing activities	49,925	—	—	—	49,925

Net decrease in cash, cash equivalents and restricted cash	(819)	(106)	—	—	(925)
Cash, cash equivalents and restricted cash at beginning of period	2,705	597	—	—	3,302

Cash, cash equivalents and restricted cash at end of period	$1,886	491	—	—	2,377

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(18) Consolidating Guarantor Financial Information (Continued)

	Year Ended December 31, 2017
	Parent Issuer	Subsidiary Guarantors	Non- Guarantors	Eliminations	Consolidated
Net cash provided by operating activities	$147,350	2,854	—	—	150,204
Investing activities:
Capital expenditures	(13,213)	(1,180)	—	—	(14,393)
Cost of subscriber accounts acquired	(140,394)	(2,515)	—	—	(142,909)

Net cash used in investing activities	(153,607)	(3,695)	—	—	(157,302)

Financing activities:
Proceeds from long-term debt	187,950	—	—	—	187,950
Payments on long-term debt	(175,250)	—	—	—	(175,250)
Value of shares withheld for share-based compensation	(477)	—	—	—	(477)
Dividend to Ascent Capital	(5,000)	—	—	—	(5,000)

Net cash provided by financing activities	7,223	—	—	—	7,223

Net increase (decrease) in cash, cash equivalents and restricted cash	966	(841)	—	—	125
Cash, cash equivalents and restricted cash at beginning of period	1,739	1,438	—	—	3,177

Cash, cash equivalents and restricted cash at end of period	$2,705	597	—	—	3,302

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(18) Consolidating Guarantor Financial Information (Continued)

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidating Statements of Cash Flows
Amounts in thousands

	Year Ended December 31, 2016
	Parent Issuer	Subsidiary Guarantors	Non- Guarantors	Eliminations	Consolidated
Net cash provided by operating activities	$181,384	9,143	—	—	190,527
Investing activities:
Capital expenditures	(7,997)	(1,181)	—	—	(9,178)
Cost of subscriber accounts acquired	(193,790)	(7,591)	—	—	(201,381)

Net cash used in investing activities	(201,787)	(8,772)	—	—	(210,559)

Financing activities:
Proceeds from long-term debt	1,280,700	—	—	—	1,280,700
Payments on long-term debt	(1,238,059)	—	—	—	(1,238,059)
Refinance costs	(16,946)	—	—	—	(16,946)
Value of shares withheld for share-based compensation	(121)	—	—	—	(121)
Dividend to Ascent Capital	(5,000)	—	—	—	(5,000)

Net cash provided by financing activities	20,574	—	—	—	20,574

Net increase in cash, cash equivalents and restricted cash	171	371	—	—	542
Cash, cash equivalents and restricted cash at beginning of period	1,568	1,067	—	—	2,635

Cash, cash equivalents and restricted cash at end of period	$1,739	1,438	—	—	3,177

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

        The following table sets forth an itemized statement of the amounts of all expenses payable by us in connection with the registration of the common stock offered hereby. With the exception of the SEC Registration Fee, the amounts set forth below are estimates.

SEC Registration Fee	$25,580.69
Accountants' fees and expenses	$15,000.00
Legal fees and expenses	$125,000.00
Printing and engraving expenses	$25,000.00
Miscellaneous	$5,000.00

Total	$195,580.69

Item 14.    Indemnification of Directors and Officers

        Section 145(a) of Delaware General Corporation Law ("DGCL") provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

        Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by Section 145 of the DGCL. Section 145(e) of the DGCL further provides that such expenses (including attorneys' fees) incurred by former directors and officers or other employees or agents of the corporation may be so paid upon such terms and conditions as the corporation deems appropriate.

        Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

        The Registrant's bylaws provide that the Registrant will indemnify and hold harmless, to the fullest extent permitted by the DGCL, any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was one of the Registrant's directors or officers or is or was serving at the Registrant's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Registrant's certificate of incorporation further provides for the advancement of expenses to each of its officers and directors.

        The Registrant's certificate of incorporation provides that, to the fullest extent permitted by the DGCL, the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit.

        The Registrant also maintains a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not the Registrant would have the power to indemnify such person against such liability under the DGCL or the provisions of the Registrant's certificate of incorporation.

        The Registrant has also entered into indemnification agreements with each of the Registrant's directors and executive officers. These agreements provide that the Registrant will indemnify each of its directors and such officers to the fullest extent permitted by law and by the Registrant's certificate of incorporation or bylaws.

Item 15.    Recent Sales of Unregistered Securities

        On the Effective Date, all existing shares of common stock of the Company were canceled, and the Company issued 22,500,000 shares of common stock. Pursuant to the Plan the Company made the following distributions of common stock on the Effective Date:

  •
  1,309,757 shares of common stock to former shareholders of Ascent common stock, which were registered on a Form S-4 filed with the SEC; and

  •
  21,190,243 shares of common stock to the former noteholders of the Company who elected to receive common stock in exchange for their notes, holders of the Company's former term loan and participants in the Rights Offering (defined below) (such shares, the "Rights Offering Shares")

        On the Effective Date, the Company completed an offering of rights to purchase shares of common stock (the "Rights Offering") backstopped by certain holders of the Company's noteholders (the "Backstop Parties") which generated approximately $200,000,000 of gross proceeds.

        Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under the Plan from registration under Section 5 of the Securities Act and state laws if certain requirements are satisfied. The resale of the shares of common stock issued pursuant to the second bullet points above, except for 6,916,897 Rights Offering Shares issued to the Backstop Parties, is also exempt from registration under Section 5 of the Securities Act pursuant to Section 1145(a)(1) of the Bankruptcy Code.

        The 6,916,897 Rights Offering Shares issued to the Backstop Parties were issued and sold pursuant to an exemption from the registration requirements of the Securities Act under Section 4(a)(2) thereunder. These shares of common stock issued to the Backstop Parties have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The Rights Offering Shares are being registered hereunder.

Item 16.    Exhibits and Financial Statement Schedules

  (a)
  Exhibits. Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated by reference into this item.

Item 17.    Undertakings

        The undersigned Registrant hereby undertakes:

  (a)
  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  (b)
  that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (c)
  that, for purposes of determining liability under the Securities Act to any purchaser:

  (i)
  If the Registrant is relying on Rule 430B:

  (A)
  each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

  (B)
  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

  (ii)
  if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number		Description
2.1		Joint Partial Prepackaged Plan of Reorganization of Monitronics International, Inc. and its Affiliated Debtors, dated June 3, 2019 (incorporated by reference to Exhibit 2.1 to Monitronics' Current Report on Form 8-K filed with the SEC on August 13, 2019).

2.2		Amended Plan Supplement of Monitronics International, Inc. and its Affiliated Debtors, dated September 3, 2019 (incorporated by reference to Exhibit 2.1 to Monitronics' Current Report on Form 8-K filed with the SEC on September 4, 2019).

2.3		Agreement and Plan of Merger, dated as of May 24, 2019, by and between Ascent and Monitronics International, Inc. (incorporated by reference to Exhibit 2.1 to Monitronics' Current Report on Form 8-K filed with the SEC on May 31, 2019).

3.1		Certificate of Formation of Monitronics International, Inc. dated August 30, 2019 (incorporated by reference to Exhibit 3.1 to Monitronics' Current Report on Form 8-K filed with the SEC on September 4, 2019).

3.2		Bylaws of Monitronics International, Inc. dated August 30, 2019 (incorporated by reference to Exhibit 3.1 to Monitronics' Current Report on Form 8-K filed with the SEC on September 4, 2019).

5.1	*	Opinion of Latham & Watkins LLP.

10.1		Senior Secured Credit Agreement dated as of August 30, 2019, among Monitronics International, Inc., the guarantors party thereto, Encina Private Credit SPV, LLC as administrative agent, swingline lender and L/C issuer, KKR Capital Markets LLC as lead arranger and bookrunner, KKR Credit Advisors (US) LLC as structuring advisor and the lenders party thereto (incorporated by reference to Exhibit 10.1 to Monitronics' Current Report on Form 8-K filed with the SEC on September 4, 2019).

10.2		Loan Agreement dated as of August 30, 2019, among Monitronics International, Inc., the guarantors party thereto, Cortland Capital Market Services LLC as administrative agent and the lenders party thereto. (incorporated by reference to Exhibit 10.2 to Monitronics' Current Report on Form 8-K filed with the SEC on September 4, 2019).

10.3		Registration Rights Agreement dated as of August 30, 2019, among Monitronics International, Inc. and the holders party thereto. (incorporated by reference to Exhibit 10.3 to Monitronics' Current Report on Form 8-K filed with the SEC on September 4, 2019).

10.4		Form of Indemnification Agreement between Monitronics International, Inc. and the directors of Monitronics International, Inc. (incorporated by reference to Exhibit 2.1 to Monitronics' Current Report on Form 8-K filed with the SEC on September 4, 2019).

10.5		Employment Agreement, dated August 25, 2015, by and between Ascent and Jeffrey R. Gardner (incorporated by reference to Exhibit 10.4 to Ascent's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015 filed with the SEC on November 9, 2015).

10.6		Employment Agreement, dated July 14, 2017, by and between Ascent and Fred A. Graffam (incorporated by reference to Exhibit 10.2 to Ascent's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017 filed with the SEC on November 2, 2017).

10.7		Amended and Restated Employment Agreement, dated April 2, 2018, between Ascent and William E. Niles (incorporated by reference to Exhibit 10.1 to Ascent's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, filed with the SEC on August 3, 2018

21.1	*	List of Subsidiaries of Monitronics International, Inc.

Exhibit Number		Description
23.1	*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1).

23.2	*	Consent of KPMG LLP.

24.1	*	Power of Attorney (included on signature pages of this registration statement).

101.INS		XBRL Instance Document.*

101.SCH		XBRL Taxonomy Extension Schema Document.*

101.CAL		XBRL Taxonomy Extension Calculation Linkbase Document.*

101.DEF		XBRL Taxonomy Extension Definition Linkbase Document.*

101.LAB		XBRL Taxonomy Extension Label Linkbase Document.*

101.PRE		XBRL Taxonomy Extension Presentation Linkbase Document.*

*
Filed herewith

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned on December 17, 2019.

Monitronics International, Inc.
By:	/s/ JEFFERY R. GARDNER
	Name:	Jeffery R. Gardner
	Title:	Chief Executive Officer and Director

        Each person whose signature appears below hereby constitutes and appoints William E. Niles and Fred A. Graffam as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 17, 2019

Signature	Title

/s/ JEFFERY R. GARDNER Jeffery R. Gardner	Chief Executive Officer and Director (Principal Executive Officer)
/s/ FRED A. GRAFFAM Fred A. Graffam	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ PATRICK J. BARTELS, JR Patrick J. Bartels, Jr	Director
/s/ STEPHEN ESCUDIER Stephen Escudier	Director
/s/ MITCHELL GROSSINGER ETESS Mitchell Grossinger Etess	Director
/s/ MICHAEL KNEELAND Michael Kneeland	Director

Signature	Title

/s/ MICHAEL MEYERS Michael Meyers	Director
/s/ DICK SEGER Dick Seger	Director